As filed with the Securities and Exchange Commission on June 18, 2008

Registration No.  333-131001

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

 POST-EFFECTIVE AMENDMENT NO. 2
TO
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

 GIANT MOTORSPORTS, INC.
(Exact name of registrant as specified in its charter)

Nevada	5900	33-1025552
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Number)	(I.R.S. Employer Identification No.)

13134 State Route 62 Salem, Ohio 44460 (440) 439-9480	Gregory A. Haehn, President and COO 13134 State Route 62 Salem, Ohio 44460 (440) 439-9480

(Address, Including Zip Code and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)	(Name, Address, Including Zip Code and Telephone Number, Including Area Code, of Agent for Service)

With copies of all correspondence to:
Scott M. Miller, Esq.
Feldman Weinstein & Smith LLP
420 Lexington Avenue, Suite 2620
New York, NY 10170
(212) 869-7000

Approximate date of commencement of proposed sale to the public:    From time to time after this Registration Statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check One):

Large Accelerated filer ☐          Accelerated filer ☐
Non-accelerated filer (Do not check if a smaller reporting company) ☐  Smaller reporting company ☑

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated June 18, 2008

PROSPECTUS

26,356,000 SHARES OF COMMON STOCK

AND

WARRANTS TO PURCHASE 6,314,000 SHARES OF COMMON STOCK

OF

GIANT MOTORSPORTS, INC.

The persons listed in this prospectus under "Selling Shareholders" may offer and sell from time to time up to an aggregate of 13,728,000 shares of our common stock issuable upon (i) the conversion of our Series A convertible preferred stock ("Series A Shares"); (ii) the exercise of warrants granted by us in connection with the purchase of the Series A Shares (the "Series A Warrants"); and (iii) the exercise of certain other warrants issued by us (the "Other Warrants"). Certain of these Selling Shareholders also may offer and sell, from time to time, up to an aggregate of an additional 12,628,000 shares of common stock which may be issued to them (i) as dividends on the Series A Shares in lieu of cash dividends and (ii) pursuant to certain price anti-dilution adjustments applicable to the Series A Shares and the Series A Warrants. This prospectus also includes the offer and sale of the Series A Warrants. Information on the Selling Shareholders, and the times and manner in which they may offer and sell shares of our common stock and/or the Series A Warrants, is provided under "Selling Shareholders" and "Plan of Distribution" in this prospectus.

We will not receive any proceeds from the sale of the common stock or the Series A Warrants by the Selling Shareholders, although we may receive proceeds from the purchase of the shares of common stock underlying the Series A Warrants and the Other Warrants. We will bear the costs and expenses of registering the common stock and Series A Warrants offered by the Selling Shareholders. Selling commissions, brokerage fees, and applicable transfer taxes are payable by the Selling Shareholders.

Our common stock is listed on the Over-The-Counter Bulletin Board ("OTCBB") under the symbol "GMOS." On June 16, 2008, the closing price for our common stock on the OTCBB was $0.17 per share. No trading market currently exists for the Series A Warrants.

BEFORE PURCHASING ANY OF THE SECURITIES COVERED BY THIS PROSPECTUS, CAREFULLY READ AND CONSIDER THE RISK FACTORS INCLUDED IN THE SECTION ENTITLED "RISK FACTORS" BEGINNING ON PAGE 5. YOU SHOULD BE PREPARED TO ACCEPT ANY AND ALL OF THE RISKS ASSOCIATED WITH PURCHASING THE SECURITIES, INCLUDING A LOSS OF ALL OF YOUR INVESTMENT.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is ________ ____, 2008

You should rely only on the information contained in this prospectus. We have not authorized any other person to provide you with information different from that contained in this prospectus. The information contained in this prospectus is complete and accurate only as of the date on the front cover page of this prospectus, regardless of the time of delivery of this prospectus or the sale of any common stock or warrants. The prospectus is not an offer to sell, nor is it an offer to buy, our common stock or Series A Warrants in any jurisdiction in which the offer or sale is not permitted.

We have not taken any action to permit a public offering of our shares of common stock or Series A Warrants outside of the United States or to permit the possession or distribution of this prospectus outside of the United States. Persons outside of the United States who came into possession of this prospectus must inform themselves about and observe any restrictions relating to the offering of the shares of common stock or warrants and the distribution of this prospectus outside of the United States.

ii

PROSPECTUS SUMMARY

The following summary is qualified in its entirety by the more detailed information and financial statements and related notes thereto appearing elsewhere in this prospectus.

The Company

Background

We were incorporated as American Busing Corporation under the laws of the State of Nevada on August 5, 2002. On January 16, 2004, we acquired all of the issued and outstanding shares of W.W. Cycles, Inc., the corporate entity that conducts business under the name "Andrews Cycles" ("W.W. Cycles"), from Gregory A. Haehn and Russell A. Haehn, our current officers and directors, and one other employee of W.W. Cycles, in exchange for our issuance of an aggregate of 7,850,000 shares of our common stock, which resulted in W.W. Cycles' becoming our wholly-owned subsidiary. On that same date, our two current officers and directors also purchased an additional 150,000 shares of our common stock from a then shareholder of the Company for an aggregate purchase price of $178,750. Simultaneously with the closing of this acquisition, the then sole director and officer of the Company resigned as a director and officer and was replaced by our current officers and directors. Russell A. Haehn became the Chairman, Chief Executive Officer, Secretary and a Director of the Company and Gregory A. Haehn became the President, Chief Operating Officer, Treasurer and a Director of the Company, which are the same positions in which they currently serve. We changed our name from American Busing Corporation to Giant Motorsports, Inc., effective as of April 5, 2004. We currently conduct all of our "Andrews Cycles" business through our W.W. Cycles subsidiary. On April 30, 2004, we acquired substantially all of the assets of King's Motorsports, Inc. (the "Chicago Cycles Assets"), the corporate entity that conducted business under the name Chicago Cycle Center ("King's Motorsports"). We paid King’s Motorsports a total of $2,925,000 for the Chicago Cycles Assets as follows:

•	$1,250,000 on the date of closing; and

•	$1,675,000 through the issuance to King's Motorsports of a 6% $1,675,000 aggregate principal amount note (the "King's Note").

 Our Business

Giant Motorsports, Inc. ("us," "our," "we," the "Company" or "Giant") through our two wholly-owned subsidiaries, owns and operates two retail power sports superstores in the Midwestern United States. Our core brands include Suzuki, Yamaha, Honda, Ducati, Kawasaki and Polaris. Our superstores operate in Salem, Ohio and Skokie, Illinois under the names "Andrews Cycles" and "Chicago Cycles," respectively. It is our plan to maximize the operating and financial performance of our dealerships by achieving certain efficiencies both at the store and corporate levels. We believe this will enhance internal growth and profitability. We have begun, and plan to continue to centralize certain of our administrative functions including accounting, finance, insurance, employee benefits, strategic planning, marketing, purchasing and management information systems (MIS). We believe that by acquiring additional dealerships that complement our existing business, we can consolidate these functions, and we will be able to reduce overall expenses, simplify dealership management, create economies of scale with leveraged buying power and provide a level of expertise that would otherwise be unavailable to each dealership individually.

Our executive offices are located at 13134 State Route 62, Salem, Ohio 44460 and our telephone number is (440) 439-9480.

The Offering

Up to 13,728,000 shares of our common stock which may be issued upon (1) the conversion of our shares of Series A convertible preferred stock ("Series A Shares") and exercise of warrants issued in our September 2005 private placement ("Series A Warrants"); (2) (i) the exercise of warrants for an aggregate of 1,000,000 shares of our common stock, originally issued to Moneta Capital, LLC on January 20, 2004, in consideration for corporate finance and financial advisory services provided to the Company relating to the acquisition of our subsidiary, W.W. Cycles, and our continuing business immediately after the acquisition and (ii) the exercise of a warrant for 100,000 shares of our common stock issued on April 20, 2004, in connection with a bridge loan in the principal amount of $500,000 provided by HSK Funding, Inc. to the Company, the net proceeds of which were used for working and operating capital (collectively, the "Other Warrants"), are being offered and sold by the Selling Shareholders. In addition, the Series A Warrants are also being offered and sold by the Selling Shareholders. We will not receive any of the proceeds from the sale of these shares or the Series A Warrants, although we will, however, receive the net proceeds from the exercise of the Series A Warrants and the Other Warrants. Such shares of common stock include (1) 5,740,000 shares of our common stock issuable upon the conversion of our Series A Shares and 5,740,000 shares of our common stock which may be purchased upon the exercise of Series A Warrants, at an initial exercise price of $.50 per share, all of which shares of preferred stock and warrants were sold in a private placement to accredited investors in September 2005 (the "September 2005 Private Placement") and (2) 574,000 shares of our common stock issuable upon the conversion of our Series A Shares and 574,000 shares of our common stock which may be purchased upon the exercise of Series A Warrants, at an initial exercise price of $.50 per share, which are issuable to the placement agent in the September 2005 Private Placement upon its exercise of an option. Additionally, these shares of common stock also include the shares issuable upon the exercise of the Other Warrants. This prospectus also covers the offer and sale of the Series A Warrants and the Series A Warrants issuable to the placement agent upon exercise of its option.

Up to an additional 12,628,000 shares of our common stock also may be issued to the holders of Series A Shares as dividends, in lieu of the payment of cash dividends, and pursuant to certain price anti-dilution provisions applicable to the Series A Shares and Series A Warrants, all of which, to the extent issued, also are being offered under this prospectus. As of the date of this prospectus, we have issued an aggregate of 1,564,816 shares of common stock in lieu of payment of cash dividends on the Series A Shares.

The 26,356,000 shares of common stock being registered on behalf of the Selling Shareholders named in this prospectus was equal to approximately 252% of the 10,445,000 shares of common stock outstanding on February 13, 2006, which was the date of the initial prospectus, and is equal to approximately 204% of the 12,948,316 shares of common stock currently outstanding. As of June 16, 2008, the Selling Shareholders would be able to sell an aggregate of approximately 15,458,197 shares of common stock, assuming (i) the conversion of 2,450 Series A Shares into 4,900,000 shares of common stock and the sale of such shares; (ii) the sale of (A) 938,500 shares of common stock issued pursuant to the prior conversion of 420 Series A Shares and (B) the sale of 1,564,816 shares of common stock issued in lieu of cash dividends on the Series A Shares less (C) 640,875 shares of common stock previously sold by the Selling Shareholders; (iii) the exercise of all of the Series A Warrants and Other Warrants, and (iv) the full exercise of the purchase option by the placement agent in the September 2005 Private Placement; provided, however , that such aggregate amount does not reflect certain limitations on the conversion of Series A Shares and Series A Warrants applicable to maintain beneficial ownership of certain of the Selling Shareholders to less than 5% of the total number of shares of common stock issued and outstanding.

The conversion rate applicable to the conversion of the Series A Shares and the exercise price of the Series A Warrants (until the Series A Warrants are listed on the OTC Bulletin Board) are subject to full price anti-dilution, in the event we, subject to certain exceptions, issue additional shares of common stock or securities convertible into shares of common stock, at an effective price less than the then current conversion rate or warrant exercise price ($0.50 on the date of this prospectus). As of the date of this prospectus the conversion rate and the warrant exercise price have not been changed by any such additional issuances. The following table sets forth examples of this anti-dilution upon the issuance of additional shares of common stock at an effective price of (i) $0.375 per share (25% less than the current conversion and exercise prices); (ii) $0.25 per share (50% less than the current conversion rate and warrant exercise price); and $0.125 per share (75% less than the current conversion rate and warrant exercise price).

	Total Number of Common Shares into which Convertible or Exercisable	Total Number of Shares upon issuance of Additional Stock at $0.375 per share	Total Number of Shares upon issuance of Additional Stock at $0.25 per share	Total Number of Shares upon issuance of Additional Stock at $0.175 per share

Series A Shares	4,900,000	7,300,000	10,948,000	21,896,000

Series A Warrants	6,314,000	8,400,000	12,628,000	25,256,000

Total	11,214,000	15,700,000	23,576,000	47,152,000

The above table reflects (i) the conversion of Series A Shares and exercise of Series A Warrants outstanding as of June 16, 2008 and (ii) the conversion of Series A Shares and exercise of Series A Warrants issuable to the placement agent pursuant to the purchase option. As of June 16, 2008 a total of 420 Series A Shares have been converted into 938,500 shares of common stock. None of the Series A Warrants have been exercised to date and the purchase option also has not been exercised.

Plan of Distribution

Sales of common stock and/or the Series A Warrants may be made by or for the account of the Selling Shareholders in the over-the-counter market or on any exchange on which our common stock and the Series A Warrants, respectively, may be listed at the time of sale. Shares of common stock and Series A Warrants may also be sold in block transactions or private transactions or otherwise, through brokers or dealers. Brokers or dealers may be paid commissions or receive sales discounts in connection with such sales. The Selling Shareholders must pay their own commissions and absorb the discounts. Brokers or dealers used by the Selling Shareholders will be underwriters under the Securities Act of 1933. In addition, any Selling Shareholders affiliated with a broker/dealer will be underwriters under the Securities Act with respect to the common stock and/or the Series A Warrants offered hereby. In lieu of making sales through the use of this prospectus, the Selling Shareholders may also make sales of the shares of common stock and/or the Series A Warrants covered by this prospectus pursuant to Rule 144 under the Securities Act.

SUMMARY FINANCIAL INFORMATION

The following tables summarize consolidated financial data regarding our business and should be read together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and the related notes included in this prospectus. The summary consolidated financial information for the years ended December 31, 2007 and 2006 have been derived from our audited consolidated financial statements. The consolidated financial information for the three months ended March 31, 2007 and 2006 have been derived from our unaudited consolidated financial statements. All monetary amounts are expressed in U.S. Dollars unless otherwise indicated.

	Three Months Ended March 31,		Year Ended December 31,
	2008 (Unaudited)	2007 (Unaudited)	2007	2006
Consolidated Statements of Income
Sales	$18,832,426	$20,034,116	$95,699,650	$97,637,103
Operating Expenses	2,948,908	2,792,780	12,190,626	13,294,060
Net Income (Loss) attributable to Common Stockholders	(629,001)	(566,436)	581,157	(454,724)
Basic Earnings (Loss) per share	(0.05)	(0.05)	0.05	(0.04)
Diluted Earnings (Loss) per share	(0.05)	(0.05)	0.02	(0.04)
Weighted Average Shares Outstanding
- Basic	12,621,504	11,936,889	12,225,073	11,090,020
- Diluted	12,621,504	11,936,889	28,904,647	11,090,020

	As of March 31,		As of December 31,
	2008 (Unaudited)	2007 (Unaudited)	2007	2006
Balance Sheet Data
Cash and cash equivalents	$483,351	$817,595	$919,784	$156,530
Accounts receivable, net	3,727,613	3,580,012	3,421,107	3,803,718
Inventories	24,242,500	20,656,889	25,626,033	21,267,135
Deferred tax assets	280,000	361,000	22,000	113,900
Prepaid expenses	14,078	33,831	28,069	10,131
Fixed Assets, net	1,559,015	1,904,693	1,666,828	2,004,274
Total other Assets	1,734,550	1,729,950	1,734,550	1,729,950
Total Assets	32,041,107	29,098,852	33,418,371	29,085,638
Total Liabilities	28,178,795	25,936,936	29,016,278	25,449,989
Total Stockholders’ Equity	3,862,312	3,161,916	4,402,093	3,635,649

RISK FACTORS

You should carefully review and consider the following risks as well as all other information contained in this prospectus, including our consolidated financial statements and the notes to those statements, before you decide to purchase any of our securities. As a result of any of these risks, the value of our common stock and/or Series A Warrants could decline, and you could lose all or a portion of your investment. To the extent any of the information contained in this prospectus constitutes forward-looking information, the risk factors set forth below are cautionary statements identifying important factors that could cause our actual results for various financial reporting periods to differ materially from those expressed in any forward-looking statements made by or on behalf of Giant Motorsports, Inc. and could materially adversely affect our financial condition, results of operations or cash flows.

RISKS RELATED TO OUR BUSINESS

Our business is subject to the influence of the manufacturers of motorcycles and the other power sports equipment we sell.

Each of our retail motorcycle and power sports dealerships operates pursuant to dealership agreements between each applicable motorcycle, all terrain vehicle, scooter and personal watercraft manufacturer (or authorized distributor thereof) and the subsidiaries of the Company that operate such dealerships, and we are dependent to a significant extent on our relationship with such manufacturers. Manufacturers exercise a great degree of control over dealerships, and the dealership agreements provide for termination or non-renewal for a variety of causes. Actions taken by manufacturers to exploit their superior bargaining position could have a material adverse effect on our business. Furthermore, many of our dealership agreements require prior manufacturer approval with respect to acquisitions of other motorcycle and/or power sports dealerships, and a manufacturer may deny our application to make an acquisition or seek to impose further restrictions on us as a condition to granting approval of an acquisition.

We are dependent on the Manufacturers of the products we sell.

The success of each of our dealerships is, in large part, dependent upon the overall success of the applicable manufacturers of our motorcycles and other power sports products. Accordingly, our success is linked to the financial condition, management, marketing, production and distribution capabilities of these manufacturers. Events such as labor strikes, that may adversely affect a manufacturer, may also adversely affect our business. Similarly, the delivery of motorcycles or other power sports products from manufacturers later than scheduled, which may occur particularly during periods of new product introductions, can lead to reduced sales during such periods. Furthermore, any event that causes adverse publicity involving these manufacturers may have an adverse effect on our business regardless of whether such event directly involves any of our dealerships.

Risks associated with our ability to manage expansion as a result of acquisitions.

The growth of our business depends in large part on our ability to manage expansion, control costs in our operations and consolidate dealership acquisitions into existing operations. This strategy will entail reviewing and potentially reorganizing acquired dealership operations, corporate infrastructure and systems and financial controls. Unforeseen expenses, difficulties, complications and delays frequently encountered in connection with the rapid expansion of operations could inhibit our growth and adversely affect our financial condition, results of operations or cash flow.

Risks associated with our inability to identify suitable acquisition candidates.

There can be no assurance that we will be able to identify acquisition candidates that would result in the most successful combinations or that we will be able to consummate acquisitions on acceptable terms. The magnitude, timing and nature of future acquisitions will depend upon various factors, including the availability of suitable acquisition candidates, the negotiation of acceptable terms, our financial capabilities, the availability of skilled employees to manage the acquired companies and general economic and business conditions. In particular, the increasing competition among potential acquirers has resulted in higher prices being paid for attractive targets. If we are unable to acquire other motorcycle and power sports dealerships on acceptable terms we would be unable to realize our business plan, which could adversely affect our future business prospects.

We may not be able to obtain required approvals from manufacturers for prospective acquisitions.

The growth of our business through the acquisition of other motorcycle and power sports dealerships will depend on our ability to obtain the requisite manufacturer approvals. There can be no assurance that manufacturers will grant such approvals. While we are not aware of any manufacturers that limit the number of dealerships that may be held by any one company, or the number of dealerships that may be held in any geographic market, we believe that it is currently the policy of some manufacturers to restrict any company from holding contiguous dealerships (i.e. ownership of two dealerships without the existence of an unaffiliated dealership located geographically in between such two dealerships). We believe that our Andrews Cycles and Chicago Cycles distributorships currently are two of the largest volume dealers of power sports products in the Midwestern United States. If we continue to increase our market share for the sales of such products, manufacturers may become more likely to enforce these contiguous ownership restrictions against us. If we are unable to obtain any such required approvals from manufacturers, it could be difficult for us to realize our business plan, which could adversely affect our future business prospects.

Manufacturers may impose additional restrictions on our business as a condition of granting approvals for any of our proposed acquisitions.

In connection with any future acquisitions, one or more manufacturers may seek to impose further restrictions on us relating to their approval of an acquisition. For example, manufacturers may condition such approvals upon our agreement to implement certain measures at our existing dealerships, to provide certain additional training to employees and to achieve higher customer satisfaction ratings. If such goals are not attained, we may be precluded from acquiring, whether directly from such manufacturers or through acquisitions, additional dealerships, and it may lead such manufacturers to conclude that they have a basis pursuant to which they may seek to terminate or refuse to renew our existing dealerships with those manufacturers. Furthermore, factors outside our control may cause a manufacturer to reject our application to make acquisitions. Any of these actions by manufacturers could adversely affect our financial condition, results of operations or cash flows.

We may be unable to obtain financing for the acquisitions that are available to us.

Although we do not currently have any plans to raise additional financing through the sale of any of our securities, we may, in the future, attempt to obtain financing for acquisition opportunities through a combination of loans and equity investments from commercial sources, seller debt financing, issuance of our equity securities as part of the purchase price, and other sources. Commercial sources will tend to come from investment funds, private equity funds, and other non-traditional sources, usually at a very high borrowing cost. Use of our equity securities could result in material dilution to our existing shareholders. There can be no assurance that we will be able to obtain adequate financing for any acquisition, or that, if available, such financing will be on favorable terms.

Dependence on Floor Plan Financing.

We are dependent to a significant extent on our ability to finance the purchase of inventory, which in the motorcycle and power sports retail industries involves significant sums of money in the form of floor plan financing. As of March 31, 2008, we had $23,354,779 of floor plan notes payable. Substantially all the assets of our dealerships are pledged to secure such indebtedness, which may impede our ability to borrow from other sources. We currently have floor plan facilities with a variety of lenders, including primarily GE Commercial Distribution Finance Corporation, Fifth Third Bank, Kawasaki Motors Finance Company, and American Honda Finance. Several of such lenders are associated with manufacturers with whom we have dealership agreements. Consequently, deterioration of our relationship with a manufacturer could adversely affect our relationship with the affiliated floor plan lender and vice versa.

We have substantial outstanding indebtedness.

As of March 31, 2008, based upon our financial statements, our outstanding indebtedness to third parties, including the $23,354,779 of floor plan notes payable under our floor plan financing arrangements was approximately $28,165,295. As of March 31, 2008, approximately $555,600 of our outstanding indebtedness to third parties was represented by debt incurred by us, in connection with the acquisition of Chicago Cycles, which reflected the remaining outstanding amount of the $1,250,000 we borrowed from the Fifth Third Bank, pursuant to a Term Note dated March 12, 2004, to fund the initial $1,250,000 payment for such acquisition. The original loan from Fifth Third Bank matured on May 31, 2004, and we converted the entire $1,250,000 principal amount of this loan to a six (6) year term loan, which bears interest at the rate of prime plus one percent (6.25% at March 31, 2008) and is secured by a first priority lien on all of our assets, including the assets acquired from Chicago Cycles.

The motorcycle and power sports industries are subject to cyclical movements in the economy.

Sales of motorcycles/power sports products historically have been cyclical, fluctuating with general economic cycles. During economic downturns, this industry tends to experience similar periods of decline and recession as the general economy. We believe that the industry is influenced by general economic conditions and particularly by consumer confidence, the level of personal discretionary spending, interest rates and credit availability. We believe that the downturn within the industry in 2007 was attributable to the following factors: (i) higher interest rates and decreased access to credit, as consumers faced more stringent requirements in order to obtain financing for motorcycle purchases; (ii) rising food and energy costs, leaving consumers with less of their income for discretionary spending; and (iii) overall fears of unemployment. There can be no assurance that the industry will not experience sustained periods of declining sales in the future, and that such decline in sales would not continue to have a material adverse effect on our operations.

Our business experiences seasonal trends.

Our business is seasonal, with a disproportionate amount of our sales occurring in the second and third fiscal quarters. This is particularly the case, as our existing dealerships are in Chicago and Ohio, both of which experience extremely cold winter seasons. In the event that we acquire future dealerships in regions with more temperate climates all year round (e.g. Southern Florida or Southern California), those dealerships may experience less seasonality in sales, although there can be no assurances given that such dealerships would not experience similar seasonal fluctuations.

We are dependent on foreign manufacturers, particularly from Japan, for our products.

A significant portion of the motorcycle and other power sports products sold by us, as well as the components and accessories for these products are of foreign origin - primarily from Japan. Accordingly, we are subject to the import and export restrictions of various jurisdictions and are dependent to some extent upon general economic conditions in and political relations with these foreign countries, particularly Japan. In the event of a severe downturn in the Japanese economy or problems in political or economic relations between the U.S. and Japan, such as, for example, disputes relating to import duties, subsidies, etc., our business could be materially adversely affected.

The retail motorcycle/power sports business is highly competitive.

The motorcycle/power sports retailing industry is highly competitive with respect to price, service, location and selection. There are an estimated 4,000 retail stores throughout the United States. We compete with numerous dealerships in each of our market segments, many of which are large and have significant financial and marketing resources. We also compete with private market buyers and sellers of used motorcycles and other power sports products, dealers that sell used motorcycles and other power sports products, service center chains and independent shops for service and repair business. Some of these businesses are capable of operating on smaller gross margins than those on which we are capable of operating because they have lower overhead and sales costs. Our inability to compete with these other businesses could have a material adverse effect on our operations.

Our business is subject to environmental regulations.

Our business is subject to federal, state and local laws, ordinances and regulations which establish various health and environmental quality standards, and liability related thereto, and provide penalties for violations of those standards. Under certain laws and regulations, a current or previous owner or operator of real property may be liable for the costs of removal and remediation of hazardous or toxic substances or wastes on, under, in or emanating from such property. Such laws typically impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances or wastes. Certain laws, ordinances and regulations may impose liability on an owner or operator of real property where on-site contamination discharges into waters of the state, including groundwater. Under certain other laws, generators of hazardous or toxic substances or wastes that send such substances or wastes to disposal, recycling or treatment facilities may be liable for remediation of contamination at such facilities. Other laws, ordinances and regulations govern the generation, handling, storage, transportation and disposal of hazardous and toxic substances or wastes, the operation and removal of underground storage tanks, the discharge of pollutants into surface waters and sewers, emissions of certain potentially harmful substances into the air and employee health and safety.

Business operations subject to such laws, ordinances and regulations include the use, handling and contracting for recycling or disposal of hazardous or toxic substances or wastes, including environmentally sensitive materials such as motor oil, waste motor oil and filters, transmission fluid, antifreeze, refrigerants, waste paint and lacquer thinner, batteries, solvents, lubricants, degreasing agents, gasoline and diesel fuels. Our business is also subject to other laws, ordinances and regulations as the result of the past or present existence of underground storage tanks at our properties. Certain laws and regulations, including those governing air emissions and underground storage tanks, have been amended so as to require compliance with new or more stringent standards as of future dates. We cannot predict what other environmental legislation or regulations will be enacted in the future, how existing or future laws or regulations will be administered or interpreted or what environmental conditions may be found to exist in the future. Compliance with new or more stringent laws or regulations, stricter interpretation of existing laws or the future discovery of environmental conditions may require additional expenditures on our part, some of which may be material.

We are heavily dependent on our management.

Our success depends to a large degree upon the skills of our senior management team and current key employees at our subsidiaries. The Company depends particularly upon the following key executives: Gregory A. Haehn, who is our President, Chief Operating Officer and a director, and Russell A. Haehn, who is our Chief Executive Officer and Chairman of the board of directors. In addition, we rely on the management skills of Philip A. Andrews, the general manager of our Andrews Cycles business conducted by our W.W. Cycles subsidiary in Salem, Ohio, and we also rely on Paul Katsiadas, the general manager of our Chicago Cycle business conducted by our Chicago Cycles, Inc. subsidiary in Chicago, Illinois.

We maintain Key man life insurance on the life of Russell A. Haehn in an amount of $2,000,000, with the beneficiary being our W.W. Cycles subsidiary. In addition, we maintain Key man life insurance on the life of Gregory A. Haehn in an amount of $1,000,000, with the beneficiary being the Company.

RISKS RELATED TO OUR SECURITIES

We do not expect to pay dividends.

Except for dividends that we are required to pay on our Series A Shares (which dividends may be paid in cash or shares of our common stock, in our sole discretion), we do not currently anticipate paying any cash dividends on any of our capital stock in the foreseeable future. Furthermore, for the foreseeable future, we intend to retain profits, if any, to fund our planned growth and expansion. In the event that we desire to pay dividends on any shares of our capital stock, in the future (other than on the Series A Shares), we are required to obtain the separate approval of the holders of the Series A Shares in order to declare and pay any such dividends. See "Risk Factors - Holders of our Series A Shares have special approval rights on certain matters requiring approval of our board of directors and/or shareholders."

Control by Management.

Subject to the requirement for us to obtain the separate approval of the holders of our Series A Shares with respect to certain matters, our officers and directors may be able to influence matters requiring shareholders approval because they own a majority of our outstanding shares of voting stock. Our executive officers and directors beneficially own in the aggregate 9,020,000 shares of common stock (including options to purchase 1,500,000 shares of common stock at an exercise price of $1.25 per share), or approximately 62.4% of our outstanding shares of common stock. Because our Series A Shares are entitled to vote along with our common stock on all matters presented to our shareholders for approval, our executive officers and directors actually own approximately 46.7% of our outstanding shares of voting stock (giving effect to the voting rights of the 2,450 Series A Shares outstanding at a rate of 2,000 votes for each such preferred share outstanding, and assuming exercise of all options held by such executive officers and directors). This concentration of ownership provides such persons with the ability, except with respect to those matters upon which the holders of the Series A Shares have a separate right of approval, to control and influence all corporate decisions and policies of shareholder voting matters, including, without limitation, the removal of directors. Additionally, except with respect to those matters upon which the holders of the Series A Shares have a separate right of approval, these persons would be able to approve any proposed amendment to our charter, a merger proposal, a proposed sale of assets or other major corporate transaction or a non-negotiated takeover attempt. This concentration of ownership may discourage a potential acquirer from making an offer to buy us, which, in turn, could adversely affect the market price of our common stock and warrants.

Holders of our Series A Shares have special approval rights on certain matters requiring approval of our board of directors and/or shareholders.

Under the provisions of our certificate of designation designating the rights, preferences and privileges of our Series A Shares, the vote or consent of the holders of at least a majority of our outstanding Series A Shares, voting separately as a class, is required for the approval of certain matters including (i) any alteration or repeal of our articles of incorporation or certificate of designation that adversely affects the rights, preferences or privileges of the Series A Shares, including to create, authorize or issue any series or shares of senior stock or parity stock or to increase the amount of authorized capital stock of any such class; (ii) the creation, authorization or issuance of any series or shares of capital stock convertible into common stock which is on parity with or senior to the Series A Shares in terms of liquidation, dividends or otherwise; (iii) any merger, consolidation or entering into a business combination or similar transaction, other than if (1) we are the surviving entity and (2) our shareholders prior to such transaction continue to hold a majority of our capital stock following the transaction; (iv) the incurrence or permission to exist any inventory or equipment indebtedness or liens relating thereto, except that we are permitted to borrow in connection with institutional financing of inventory and equipment and mortgage financing in connection with acquisitions of real estate; (v) (1) the declaration or payment of any dividends on any of our capital stock (other than the Series A Shares), (2) the purchase, redemption or retirement for value, of any of our capital stock (other than the Series A Shares) or (3) the distribution of our assets, capital stock, warrants, rights, options, indebtedness or obligations to our shareholders; (vi) the sale, transfer or disposal of a material portion of our assets, unless the sale is not of all or substantially all of our assets and is approved by a majority or our independent and disinterested directors; and (vii) entering into any transactions, or agreement or amending or modifying any existing agreement, with any officers, directors or our principal shareholders, or any of their affiliates, which transaction, agreement amendment or modification is not approved by a majority of our independent and disinterested directors.

As a result of the foregoing rights granted to the holders of the Series A Shares, as long as we have any Series A Shares outstanding, we will not be able to (i) effect certain financing through the issuance of securities on parity with or senior to the Series A Shares or (ii) enter into certain merger transactions with other businesses or conduct certain other transactions, without the approval of the holders of a majority of the outstanding Series A Shares. In the event that the interests of the holders of the Series A Shares are not aligned with the interests of our other shareholders, it is likely that the holders of the Series A Shares will act in their own best interests, which could be to the detriment of our other shareholders with respect to any matters for which their approval is required. In addition, these special approval rights may discourage a potential acquiror from making an offer to buy us, which, in turn, could adversely affect the market price of our common stock and warrants.

Trading in our common stock is limited and the price of our common stock may be subject to substantial volatility.

Our common stock is traded on the Over the Counter Bulletin Board, and therefore the trading volume is more limited and sporadic than if our common stock were traded on NASDAQ or a national securities exchange such as the American Stock Exchange. Additionally, the price of our common stock may be volatile as a result of a number of factors, including, but not limited to, the following:

•	quarterly variations in our operating results;

•	large purchases or sales of common stock;

•	actual or anticipated announcements of new products or services by us or competitors;

•	acquisitions of new dealerships;

•	investor perception of our business prospects or the motorcycle/power sports industry in general;

•	general conditions in the markets in which we compete; and

•	economic and financial conditions.

If outstanding Series A Shares, options and warrants are exercised or converted, the value of those shares of common stock outstanding just prior to the conversion will be diluted.

As of June 16, 2008, there were outstanding Series A Shares convertible into a total of 4,900,000 shares of our common stock and options and warrants to purchase 8,340,000 shares of common stock, with exercise prices ranging from $0.40 to $2.25 per share. If the holders exercise a significant number of these securities at any one time, the market price of the common stock could fall. In the event that the anti-dilution provisions contained in the Series A Shares and the Series A Warrants are triggered, and we also issue additional shares of our common stock as dividends on the Series A Shares so that all or a significant portion of our outstanding common stock becomes available for resale, this could cause an even greater reduction in the market price of our common stock. The value of the common stock held by other shareholders will be diluted. The holders of the options and warrants have the opportunity to profit if the market price for the common stock exceeds the exercise price of their respective securities, without assuming the risk of ownership. If the market price of the common stock does not rise above the exercise price of these securities, then they will expire without exercise. The holders of these options and warrants may also exercise their securities if we are able to raise capital privately or from the public on terms more favorable than those provided in these securities. We cannot predict exactly if, or when, such a financing will be needed or obtained. Furthermore, we cannot predict whether any such financing will be available on acceptable terms, or at all.

“Penny stock” regulations may impose certain restrictions on the marketability of our securities.

The Securities and Exchange Commission has adopted regulations which generally define a “penny stock” to be any equity security that has a price of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions (including the issuer of the securities having net tangible assets (i.e. total assets less intangible assets and liabilities) in excess of $2,000,000 or average revenue of at least $6,000,000 for the last three years). As a result, our common stock could be subject to these rules that impose additional sales practice requirements on broker-dealers who sell our securities to persons other than established customers and accredited investors (generally persons with a net worth in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with their spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a “penny stock,” unless exempt, the rules require the delivery, prior to the transaction, of a risk disclosure document mandated by the Securities and Exchange Commission relating to the “penny stock” market. The broker-dealer must also disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market. Finally, monthly statements must be sent disclosing recent price information for the “penny stock” held in the account and information on the limited market in “penny stocks.” Consequently, although the “penny stock” rules do not currently apply to our securities, if these rules do become applicable in the future, this may restrict the ability of broker-dealers to sell our securities.

A NOTE ABOUT FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements such as statements relating to our financial condition, results of operations, plans, objectives, future performance and business operations. These statements relate to expectations concerning matters that are not historical fact. Accordingly, statements that are based on management's projections, estimates, assumptions, and judgments are forward-looking statements. These forward-looking statements are typically identified by words or phrases such as "believes," "expects," "anticipates," "plans," "estimates," "approximately," "intend," and other similar words and phrases, or future or conditional verbs such as "should," "would," "could," and "may." These forward-looking statements are based largely on our current expectations, assumptions, estimates, judgments, and projections about our business and our industry, and they involve inherent risks and uncertainties. Although we believe our expectations are based on reasonable assumptions, judgments, and estimates, forward-looking statements involve known and unknown risks, uncertainties, contingencies, and other factors that could cause our or our industry's actual results, level of activity, performance or achievement to differ materially from those discussed in or implied by any forward-looking statements made by or on behalf of Giant Motorsports, Inc. and could cause our financial condition, results of operations, or cash flows to be materially adversely affected. In evaluating these statements, some of the factors that you should consider include those described under "Risk Factors" and elsewhere in this prospectus or incorporated herein by reference.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the common stock or Series A Warrants offered by this prospectus. The Selling Shareholders will receive all of the proceeds.

We, however, will receive funds upon any exercise of the Series A Warrants and Other Warrants held by the Selling Shareholders. If any of such warrants are exercised, we will receive the exercise price for the warrants. If the Series A Warrants are exercised, in full, we would realize proceeds, before expenses (including a 5% warrant solicitation fee payable to HCFP/Brenner Securities LLC for all warrant exercises solicited by it) in the amount of $3,157,000. If the Other Warrants are exercised, in full, we would realize proceeds, before expenses, in the amount of $1,225,000. Any funds received upon exercise of the Series A Warrants and/or the Other Warrants would, in all likelihood, first be applied to the repayment of any outstanding debt then due and payable and then for operating capital for our business. At this time our management has not determined any specific allocations for proceeds allocable to our operations, but we will use the proceeds, on an as needed basis, as such proceeds become available. In the event that at such time we have sufficient funds from cash flow from our operations to satisfy all of our working capital requirements, we may also consider prepaying a portion of our outstanding indebtedness to the extent that management determines such prepayments to be in our best interests. There can be no assurance that any of the Series A Warrants or the Other Warrants will be exercised.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our common stock is traded in the over-the-counter market on the Nasdaq OTC Bulletin Board under the symbol "GMOS." The following table shows the price range of the Company's common stock for each quarter ended during the last two fiscal years and for the last completed fiscal quarter.

	BID		ASK
Quarter Ended	High	Low	High	Low

3/31/06	.94	.90	.75	.62
6/30/06	.63	.45	.62	.35
9/30/06	.63	.38	.60	.38
12/31/06	.60	.17	.60	.17
3/31/07	.16	.16	.24	.24
6/30/07	.30	.30	.33	.33
9/30/07	.25	.25	.40	.40
12/31/07	.28	.25	.29	.29
3/31/08	.23	.23	.23	.23

Holders

Our common stock is issued in registered form. Olde Monmouth Stock Transfer Co., Inc., 200 Memorial Parkway, Atlantic Highlands, New Jersey 07716 (Telephone: 732-872-2727; Facsimile: 732-872-2728) is the registrar and transfer agent for our common stock. On June 16, 2008, the shareholders' list of our common stock showed 35 registered shareholders (which includes shares held in street or nominee names) and 12,948,316 shares outstanding. We believe that on June 16, 2008, there were approximately 170 beneficial owners of our common stock.

On June 16, 2008, there were 14 registered holders of Series A Warrants exercisable for an aggregate of up to 5,740,000 shares of common stock. We do not currently have a warrant agent for the Series A Warrants, but are required to engage a warrant agent for our Series A Warrants when the they are first listed. We have agreed to also engage Olde Monmouth Stock Transfer Co., Inc. as our warrant agent when the Series A Warrants are listed.

Dividends

We have never paid any cash dividends, and, except for dividends we are required to pay on our Series A Shares, which dividends are payable in cash or shares of our common stock, as determined in our sole discretion, we do not anticipate any stock or cash dividends on any of our securities in the foreseeable future. Dividends paid, to date, on our Series A Shares have all been paid in shares of our common stock. We have issued an aggregate of 1,564,816 shares of common stock as dividends on the Series A Shares.

SELECTED CONSOLIDATED FINANCIAL DATA

The selected consolidated financial data presented below should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated financial statements and the notes thereto included elsewhere in this prospectus. Our statement of operations data for the years ended December 31, 2007, 2006, 2005, 2004 and 2003 (restated) and our balance sheet data as of December 31, 2007, 2006, 2005, 2004 and 2003 (restated) have been derived from our audited consolidated financial statements.

	2003	2004	2005	2006	2007
Net Sales (1)	$45,217,270	$77,615,237	$103,117,471	$97,637,103	$95,699,650
Income from Continuing Operations	852,831	2,168,256	631,526	1,117,702	2,396,404
Income from Continuing Operations Per Share	0.11	0.21	0.06	0.10	0.19
Total Assets	14,303,028	24,017,727	25,832,117	29,085,638	33,418,371
Long-term Debt Obligations	547,073	2,636,027	1,498,479	1,513,665	796,510
Preferred Stock	—	—	2,870	2,450	2,450
Cash Dividends Declared per Common	—	—	—	—	—

(1)   (1) Does not include revenues from finance, insurance and extended service contracts, which represent less than 3% of total revenues.

SUPPLEMENTARY FINANCIAL INFORMATION

Selected Quarterly Consolidated Financial Data

The following tables set forth unaudited quarterly operating results for fiscal 2006 and 2007 and the first quarter of 2008 in dollars and as a percentage of net revenue. This information has been prepared on a basis consistent with the audited consolidated financial statements included elsewhere herein and, in the opinion of management, contains all adjustments consisting only of normal recurring adjustments, necessary for a fair presentation thereof. These unaudited quarterly results should be read in conjunction with the consolidated financial statements and notes thereto appearing elsewhere in this prospectus. The operating results for any quarter are not necessarily indicative of results for any future period. The sum of the quarterly earnings per share may not total annual amounts reported in the consolidated financial statements as a result of the fluctuation in the amount of weighted average common shares used in the calculation of basic and diluted loss per share.

Quarter ending:	Total Revenues	Gross Profit	Net Income (Loss)	Earnings (Loss) per share

3/31/2006	18,389,637	2,547,420	(1,067,874)	(0.11)
6/30/2006	39,370,426	5,999,793	1,143,956	0.11
9/30/2006	24,866,822	3,717,076	(248,673)	(0.02)
12/31/2006	18,124,901	2,147,473	(282,133)	(0.02)
3/31/2007	20,905,904	2,477,268	(566,436)	(0.05)
6/30/2007	35,307,143	6,207,384	1,387,934	0.11
9/30/2007	23,098,906	3,854,961	458,093	0.04
12/31/2007	19,384,739	2,047,417	(698,434)	(0.06)
3/31/2008	19,286,899	2,382,400	(629,001)	(0.05)

SELLING SHAREHOLDERS

The following table supplements and amends information in our prospectus, dated June 1, 2007, relating to the offer and sale from time to time by the Selling Shareholders of the securities described therein. These include shares of common stock which were acquired or may be acquired by the Selling Shareholders pursuant to their exercise of their Series A Shares purchased by them in our September 2005 Private Placement, and the Series A Warrants issued under that placement. These shares also include shares of our common stock beneficially owned by HCFP/Brenner Securities LLC, a registered broker/dealer, which were acquired or may be acquired by it through the exercise of an option granted to it, as part of its compensation for services rendered in connection with the September 2005 Private Placement, and its subsequent conversion of the Series A Shares and exercise of the Series A Warrants underlying its option. All of the Series A Warrants held by the Selling Shareholders, including those held by the placement agent, expire in September 2010. These shares also include an additional 1,100,000 shares of common stock which may be issued upon exercise of the Other Warrants. Other Warrants for an aggregate of 1,000,000 shares of common stock will expire in January 2010 and for 100,000 shares will expire in April 2009. Additionally, we also agreed to register the Series A Warrants issued to the Selling Shareholders, and those issuable to the placement agent upon its exercise of its option, which may be exercised for a total of 6,314,000 shares of our common stock. The shares of common stock beneficially owned by each of the Selling Shareholders and the Series A Warrants are being registered to permit public secondary trading of these shares and Series A Warrants, and the Selling Shareholders may offer these shares and Series A Warrants for resale from time to time. See "Plan of Distribution."

The shares being offered by the Selling Shareholders as set forth in the table below include, for those holding Series A Shares and Series A Warrants, their pro rata portion of an aggregate maximum of 12,628,000 shares (reduced by 1,564,816 shares (the number of shares of common stock issued, to date, in lieu of cash dividends on the Series A Shares) that have been reserved for issuance in the event) (i) any exercise-price anti-dilution adjustments (which are applicable to the (1) Series A Shares and (2) the Series A Warrants prior to the listing of such Warrants, if ever, on the OTC Bulletin Board) are required to be made and/or (ii) payment of dividends on the Series A Shares are made in shares of common stock. These additional shares are referred to below as "reserve shares."

The following table sets forth the names of the Selling Shareholders, the number of shares of common stock, Series A Warrants owned beneficially by each Selling Shareholder as of June 16, 2008 and the number of shares of common stock and Series A Warrants that may be offered pursuant to this prospectus. Except as may be identified in the footnotes to the table, none of the Selling Shareholders has, or within the past three years has had, any position, office or material relationship with us or any of our predecessors or affiliates. The table has been prepared based upon information furnished to us by the transfer agent for our shares of common stock and our internal records with respect to the Series A Shares.

The Selling Shareholders may decide to sell all, some, or none of the shares of common stock and/or Series A Warrants listed below. We cannot provide you with any estimate of the number of shares of common stock or Series A Warrants that any of the Selling Shareholders will hold in the future.

For purposes of this table, beneficial ownership is based on 12,948,316 shares of common stock outstanding and is determined in accordance with the rules of the SEC, and includes voting power and investment power with respect to such shares. All percentages are approximate.

As explained below under "Plan of Distribution," we have agreed to bear certain expenses (other than broker discounts and commissions, if any) in connection with the registration statement, which includes this prospectus.

Selling Shareholders	Shares Beneficially Owned Prior to Offering (1)(2)			Number of Warrants Offered by this Prospectus	Number of Shares Offered by this Prospectus (4)		Shares Beneficially owned After the Offering (5)
	Number		Percent(3)				Number	Percent
Shirley Stone Koffman	634,467	(6)	4.9%	100,000	400,000		—	—
Meadowbrook Opportunity Fund LLC	646,120	(7)	4.99%	300,000	1,200,000	(7)	—	—
Vestal Venture Capital	634,467	(8)	4.9%	1,740,000	6,764,300	(8)	—	—
Richard Molinsky	100,000		*	100,000	100,000	(9)	—	—
Robert A. Melnick	100,000		*	100,000	100,000	(10)	—	—
Milton Koffman	634,467	(11)	4.9%	400,000	1,600,000	(11)	—	—
Israel Feit	200,000		1.5%	100,000	373,696	(12)	—	—
Edward J. Gutman	200,000		1.7%	200,000	200,000	(13)	—	—
Burton I. Koffman and Ruthanne Koffman, as joint tenants with a right of survivorship	634,467	(14)	4.9%	1,000,000	4,000,000	(14)	—	—
Durban Investment Group, LLC	455,413		3.4%	200,000	793,418	(15)	—	—
Tech-Aerofoam Products, Inc.	634,467	(16)	4.9%	1,000,000	4,000,000	(16)	—	—
James Scibelli	461,996		3.5%	200,000	800,000	(17)	—	—
Dov Schwartz	230,998		1.7%	100,000	400,000	(18)	—	—
Albert Nocciolino	461,995		3.5%	200,000	800,000	(19)	—	—
HCFP/Brenner Securities LLC	634,467	(20)	4.9%	574,000	2,296,000	(20)	—	—
Thomas A. Gallo	460,000		3.7%	—	250,000	(21)	—	—
John S. Arnone	350,000	2.7%	—	250,000	(22)	—	—
Brendan C. Rempel	360,000	2.7%	—	250,000	(23)	—	—
Moneta Capital Advisors, Inc.	220,000	1.7%	—	220,000	(24)	—	—
HSK Funding, Inc.	100,000	*	—	100,000	(25)	—	—
Moira Stodden	10,000	*	—	10,000	(26)	—	—
Douglas Gass	10,000	*	—	10,000	(27)	—	—
Albert A. Auer	10,000	*	—	10,000	(28)	—	—

* Less than 1%

(1)
Includes (i) all shares issued or to be issued pursuant to the conversion of Series A Shares, Series A Warrants and/or Other Warrants held by the Selling Shareholders, which may be converted or exercised within 60 days after June 16, 2008 less (ii) all shares sold by Selling Shareholders prior to June 16, 2008.

(2)
The actual number of shares of common stock issuable upon conversion of the Series A Shares, the exercise of the Series A Warrants and the exercise of the Other Warrants is subject to certain anti-dilution and other adjustments.

(3)
Percentage is based upon 12,948,316 shares of common stock outstanding on June 16, 2008, plus, with respect to that Selling Shareholder only, all shares of common stock that are issuable to it within 60 days after that date, upon conversion of its Series A Shares, exercise of its Series A Warrants and/or exercise of its Other Warrants.

(4)
The Selling Shareholders are also offering hereunder such indeterminate number of additional shares of common stock as may be issued to them because of any future stock distributions, stock splits, similar capital readjustments or other anti-dilution adjustments, relating to the Series A Shares, the Series A Warrants and the Other Warrants.

(5)	Assumes the sale of all shares of common stock and Series A Warrants that may be sold in the offering.

(6)
Represents Mrs. Koffman's beneficial ownership of 4.9% of the Company's issued and outstanding shares of common stock. Mrs. Koffman and her husband, Milton Koffman, have agreed to restrict their rights to convert the Series A Shares and exercise Series A Warrants so that their combined beneficial ownership of the Company's common stock is less than five percent. Notwithstanding any restrictions on her beneficial ownership, the number of shares offered by Mrs. Koffman by this prospectus includes an aggregate of (i) 100,000 shares issuable upon the conversion of Series A Shares; (ii) 100,000 shares issuable upon the exercise of Series A Warrants; (iii) 30,998 shares of common stock issued as dividends on the Series A Shares; and (iv) 169,002 potential reserve shares.

(7)
Represents Meadowbrook Opportunity Fund LLC's beneficial ownership of 4.99% of the Company's issued and outstanding shares of common stock. Meadowbrook Opportunity Fund has agreed to restrict its right to convert the Series A Shares and exercise Series A Warrants so that its beneficial ownership of the Company's common stock is less than five percent. Notwithstanding any restrictions on its beneficial ownership, the number of shares offered by Meadowbrook Opportunity Fund by this prospectus includes an aggregate of (i) 300,000 shares issuable upon the conversion of Series A Shares; (ii) 300,000 shares issuable upon the exercise of Series A Warrants; (iii) 93,013 shares of common stock issued as dividends on the Series A Shares; and (iv) 506,987 potential reserve shares. Michael Ragins is a managing member of MYR Partners LLC, the manager of Meadowbrook Opportunity Fund, and has sole voting power with respect to the securities being offered for resale by Meadowbrook Opportunity Fund in this prospectus.

(8)
Represents Vestal Venture Capital's beneficial ownership of 4.9% of the Company's issued and outstanding shares of common stock. Vestal Venture Capital has agreed to restrict its right to convert the Series A Shares and exercise Series A Warrants so that its beneficial ownership of the Company's common stock is less than five percent. Notwithstanding any restrictions on its beneficial ownership, the number of shares offered by Vestal Venture Capital by this prospectus includes an aggregate of (i) 1,300,000 shares issuable upon the conversion of Series A Shares; (ii) 1,740,000 shares issuable upon the exercise of Series A Warrants; (iii) 244,300 shares of common stock issued upon conversion of Series A Shares; (iv) 435,585 shares of common stock issued as dividends on Series A Shares; and (iii) 3,044,415 potential reserve shares. Allan R. Lyons is the sole owner and managing member of 21st Century Strategic Investment Planning, LC, the general partner of Vestal Venture Capital, and has sole voting power with respect to the securities offered for resale by Vestal Venture Capital in this prospectus.

(9)	Represents 100,000 shares issuable upon the exercise of Series A Warrants.

(10)	Represents 100,000 shares issuable upon the exercise of Series A Warrants.

(11)
Represents Mr. Koffman's beneficial ownership of 4.9% of the Company's issued and outstanding shares of Common Stock. Mr. Koffman and his wife, Shirley Stone Koffman, have agreed to restrict their rights to convert the Series A Shares and exercise Series A Warrants so that their combined beneficial ownership of the Company's Common Stock is less than five percent. Notwithstanding any restrictions on his beneficial ownership, the number of shares offered by Mr. Koffman by this prospectus includes (i) 400,000 shares issuable upon the conversion of Series A Shares; (ii) 400,000 shares issuable upon the exercise of Series A Warrants; (iii) 124,009 shares of common stock issued as dividends on Series A Shares; and (iv) 675,991 potential reserve shares.

(12)
Represents an aggregate of (i) 100,000 shares issuable upon the conversion of Series A Shares; (ii) 100,000 shares issuable upon the exercise of Series A Warrants; and (iii) 173,696 potential reserve shares.

(13)	Represents an aggregate of 200,000 shares issuable upon the exercise of Series A Warrants.

(14)
Represents Mr. Koffman's beneficial ownership of 4.9% of the Company's issued and outstanding shares of common stock. Mr. Koffman and Tech-Aerofoam Products, Inc., a corporation with which he is affiliated, have agreed to restrict their rights to convert the Series A Shares and exercise Series A Warrants so that their combined beneficial ownership of the Company's common stock is less than five percent. Notwithstanding any restrictions on his beneficial ownership, the number of shares offered by Mr. and Mrs. Koffman by this prospectus includes an aggregate of (i) 1,000,000 shares issuable upon conversion of Series A Shares; (ii) 1,000,000 shares issuable upon the exercise of Series A Warrants; (iii) 310,033 shares of common stock issued as dividends on the Series Shares and (iii) 1,689,967 potential reserve shares. Mr. Koffman is also deemed to be the beneficial owner of 100,000 shares issuable upon the exercise of Other Warrants by HSK Funding, Inc., which may be exercised until January 2010 at an exercise price of $1.00 per share.

(15)
Represents an aggregate of (i) 200,000 shares issuable upon the conversion of Series A Shares; (ii) 200,000 shares issuable upon the exercise of Series A Warrants; (iii) 55,413 shares of common stock issued as dividends on the Series A Shares; and (iv) 338,005 potential reserve shares. J. Leon Ellman, Neil Ellman, Lance Ellman and Kevin Sirop, are each managers of JLE Investment Managers, LLC, the manager of Durban Investment Group, LLC, and each has sole voting power over the securities being offered for resale by Durban Investment Group in this prospectus.

(16)
Represents Tech-Aerofoam Products' beneficial ownership of 4.9% of the Company's issued and outstanding shares of common stock. Tech-Aerofoam Products and Burton Koffman, who is an affiliate of Tech-Aerofoam Products, have agreed to restrict their rights to convert Series A Shares and exercise Series A Warrants so that their combined beneficial ownership of the Company's common stock is less than five percent. Notwithstanding any restrictions on its beneficial ownership, the number of shares offered by Tech-Aerofoam Products by this prospectus includes an aggregate of (i) 1,000,000 shares issuable upon conversion of Series A Shares; (ii) 1,000,000 shares issuable upon the exercise of Series A Warrants; (iii) 310,033 shares of common stock issued as dividends on the Series A Shares; and (iv) 1,689,967 potential reserve shares. Burton I. Koffman, President, David L. Koffman, Vice President, and Jeffrey Koffman, Vice President, each has sole voting power over the securities being offered for resale by Tech Aerofoam Products in this prospectus.

(17)
Represents an aggregate of (i) 100,000 shares issuable upon the conversion of Series A Shares; (ii) 100,000 shares issuable upon the exercise of Series A Warrants; (iii) 100,000 shares issuable upon the conversion of Series A Shares under Mr. Scibelli's IRA; (iv) 100,000 shares issuable upon the exercise of Series A Warrants under Mr. Scibelli's IRA; (v) 30,998 shares of common stock issued as dividends on the Series A Shares initially held by Mr. Scibelli; (vi) 30,998 shares of common stock issued as dividends on the Series A Shares initially held by Mr. Scibelli’s IRA; and (vii) 338,004 potential reserve shares. Mr. Scibelli was a registered representative with RG Securities, LLC, a registered broker-dealer. Additionally, Mr. Scibelli has represented to us that he purchased his Series A Shares and Series A Warrants as an investment for his own account without a view to resell. Mr. Scibelli has further represented that he does not have any agreements or understandings, directly or indirectly, with any person to distribute the securities purchased by him. Mr. Scibelli died subsequent to the initial offer and sale of his securities under this prospectus. As a result, the securities offered hereby may be held by (i) the Estate of James Scibelli, Carol Scibelli as Executrix; (ii) Carol Scibelli IRA; (iii) Carol Scibelli; or (iv) such other person entitled to receive such securities by testamentary distribution.

(18)
Represents an aggregate of (i) 100,000 shares issuable upon the conversion of Series A Shares; (ii) 100,000 shares issuable upon the exercise of Series A Warrants; (iii) 30,998 shares of common stock issued as dividends on the Series A Shares and (iii) 169,002 potential reserve shares.

(19)
Represents an aggregate of (i) 200,000 shares issuable upon the conversion of Series A Shares; (ii) 200,000 shares issuable upon the exercise of Series A Warrants; (iii) 61,995 shares of common stock issued as dividends on the Series A Shares and (iii) 338,005 potential reserve shares.

(20)
Represents HCFP/Brenner Securities' beneficial ownership of 4.9% of the Company's issued and outstanding shares of common stock. HCFP/Brenner Securities has agreed to restrict its right to convert the Series A Shares and exercise Series A Warrants so that its beneficial ownership of the Company's common stock is less than five percent. Notwithstanding any restrictions on its beneficial ownership, the number of shares offered by HCFP/Brenner Securities by this prospectus includes an aggregate of (i) (1) 574,000 shares issuable upon the conversion of Series A Shares and (2) 574,000 shares issuable upon the exercise of Series A Warrants, all of which are issuable pursuant to the placement agent's purchase option; and (ii) 1,148,000 potential reserve shares. Steven D. Shaffer, a member of HCFP/Brenner Securities' Board, has sole voting power with respect to the securities offered for resale by HCFP/Brenner Securities in this prospectus. HCFP/Brenner Securities, the placement agent for the September 2005 Private Placement, is a registered broker-dealer.

(21)
Represents beneficial ownership of (i) 250,000 shares issuable upon the exercise of Other Warrants which may be exercised until January 2010 at an exercise price of $1.00 per share; and (ii) 100,000 shares of common stock owned by Mr. Gallo directly or by his children. Additionally, Mr. Gallo is a principal of Moneta Capital Advisors, Inc. ("Moneta") and may therefore be deemed to have beneficial ownership of the 220,000 shares underlying Other Warrants, held by Moneta, although Mr. Gallo disclaims beneficial ownership of 110,000 of such shares.

(22)
Represents beneficial ownership of (i) 250,000 shares issuable upon the exercise of Other Warrants which may be exercised until January 2010 at an exercise price of $1.00 per share and (ii) 248,300 shares of common stock owned by Mr. Arnone directly or by his children.

(23)
Represents beneficial ownership of (i) 250,000 shares issuable upon the exercise of Other Warrants which may be exercised until January 2010 at an exercise price of $1.00 per share and (ii) 110,000 shares of common stock owned by Mr. Rempel. Additionally, Mr. Rempel is a principal of Moneta and may therefore be deemed to have beneficial ownership of the 220,000 shares underlying Other Warrants held by Moneta, although Mr. Rempel disclaims beneficial ownership of 110,000 of such shares.

(24)
Represents (i) 120,000 shares issuable upon the exercise of Other Warrants which may be exercised until January 2010 at an exercise price of $1.00 per share and (ii)100,000 shares issuable upon the exercise of Other Warrants which may be exercised until April 2009 at an exercise price of $2.25 per share. Thomas A. Gallo and Brenda C. Rempel are the officers, directors and shareholders of Moneta Capital Advisors, Inc. and have shared voting power with respect to the securities of Moneta Capital Advisors being offered for resale in this prospectus.

(25)
Represents 100,000 shares issuable upon the exercise of Other Warrants which may be exercised until January 2010 at an exercise price of $1.00 per share. Burton I. Koffman, David L. Koffman and Jeffrey Koffman are the officers of HSK Funding, and each has sole voting power over the securities being offered for resale by HSK Funding in this prospectus.

(26)	Represents 10,000 shares issuable upon the exercise of Other Warrants which may be exercised until January 2010 at an exercise price of $1.00 per share.

(27)	Represents 10,000 shares issuable upon the exercise of Other Warrants which may be exercised until January 2010 at an exercise price of $1.00 per share.

(28)	Represents 10,000 shares issuable upon the exercise of Other Warrants which may be exercised until January 2010 at an exercise price of $1.00 per share.

PLAN OF DISTRIBUTION

The Selling Shareholders and any of their pledgees, assignees, and successors-in-interest (including distributees) may, from time to time, sell any or all of their shares of common stock of Giant Motorsports and/or the Series A Warrants offered hereby on any stock exchange, market or trading facility on which such shares and/or Series A Warrants are traded or in private transactions. These sales may be at fixed or negotiated prices. No short sales of the shares of common stock being offered for resale under this prospectus are permitted prior to the date that the registration statement, of which this prospectus forms a part, has been declared effective by the Securities and Exchange Commission. The Selling Shareholders may use any one or more of, or a combination of, the following methods when selling shares of common stock and/or Series A Warrants:

•	ordinary brokerage transactions and transactions in which a broker/dealer solicits purchasers;

•	block trades in which a broker/dealer will attempt to sell the shares and/or Series A Warrants as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker/dealer as principal and resale by the broker/dealer for its account;

•	an exchange distribution in accordance with the rules of any applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales;

•	broker/dealers may agree with the Selling Shareholders to sell a specified number of such shares of common stock and/or Series A Warrants at a stipulated price per share or per warrant, as applicable;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The Selling Shareholders also may sell shares of common stock and/or Series A Warrants under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker/dealers engaged by the Selling Shareholders may arrange for other broker/dealers to participate in sales. Broker/dealers may receive commissions or discounts from the Selling Shareholders (or, if any broker/dealer acts as agent for the purchaser of shares or warrants, from the purchaser) in amounts to be negotiated. The Selling Shareholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

The Selling Shareholders may from time to time pledge or grant a security interest in some or all of the shares or warrants or shares of common stock issuable upon exercise of warrants owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock and Series A Warrants from time to time under this prospectus, or under an amendment to this prospectus under the applicable provision of the Securities Act amending the list of Selling Shareholders to include the pledgee, transferee or other successors in interest as Selling Shareholders under this prospectus.

The Selling Shareholders and any broker/dealers or agents that are involved in selling the shares of common stock or Series A Warrants may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker/dealers or agents and any profit on the resale of the shares of common stock or Series A Warrants purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The Selling Shareholders have informed the Company that they do not have any agreement or understanding, directly or indirectly, with any persons to distribute the common stock or the Series A Warrants.

In order to comply with the securities laws of some states, if applicable, the common stock and/or Series A Warrants may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock and/or Series A Warrants may not be sold unless registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the Selling Shareholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares of common stock and Series A Warrants in the market and to the activities of the Selling Stockholders and their affiliates. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the Selling Shareholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Shareholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares of common stock or Series A Warrants against certain liabilities, including liabilities arising under the Securities Act.

Although our shares of common stock are currently traded on the OTC Bulletin Board, there does not currently exist a market for the trading of the Series A Warrants included for registration in this prospectus. We have agreed, upon the request of any holder of the Series A Warrants (following such holder obtaining the written consent of the placement agent in our September 2005 Private Placement) or upon the request of said placement agent, to use our best efforts (subject to the willingness of market makers to file Form 211 as required) to cause the Series A Warrants to be listed on the OTC Bulletin Board and thereafter concurrently listed and/or quoted on any other trading market or exchange on which our common stock is quoted or listed. We advise you that it is the applicable market makers who will be responsible for initiating the listing of the Series A Warrants on the OTC Bulletin Board and we have very little control over the trading of the Series A Warrants on the OTC Bulletin Board.

We are required to pay all fees and expenses incident to the registration of the shares of common stock and Series A Warrants. We have agreed to indemnify the Selling Shareholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED (THE "EXCHANGE ACT"), ANY PERSON ENGAGED IN THE DISTRIBUTION OF THE SHARES OF COMMON STOCK OR SERIES A WARRANTS MAY NOT SIMULTANEOUSLY ENGAGE IN MARKET-MAKING ACTIVITIES WITH RESPECT TO THE COMMON STOCK OR SERIES A WARRANTS FOR SPECIFIED PERIODS OF TIME PRIOR TO THE START OF THE DISTRIBUTION. IN ADDITION, EACH SELLING SHAREHOLDER AND ANY OTHER PERSON PARTICIPATING IN A DISTRIBUTION WILL BE SUBJECT TO THE EXCHANGE ACT, WHICH MAY LIMIT THE TIMING OF PURCHASES AND SALES OF COMMON STOCK AND SERIES A WARRANTS BY THE SELLING SHAREHOLDER OR ANY SUCH OTHER PERSON.

BUSINESS

General

Giant Motorsports, Inc. (“us,” “our,” “we,” the “Company” or “Giant”) through our two wholly-owned subsidiaries, owns and operates two retail power sport superstores in the Midwestern United States. Our core brands include Suzuki, Yamaha, Honda, Ducati, Kawasaki and Polaris. Our superstores operate in Salem, Ohio and Chicago, Illinois under the names “Andrews Cycles” and “Chicago Cycles,” respectively.

We are a Nevada corporation with our principal offices located at 13134 State Route 62, Salem, Ohio 44460, Tel. (440) 439-9480. Our web sites are: www.andrewscycles.com, www.chicagocycle.com and www.giantcorporate.com. Information on our websites does not constitute part of this report.

Development of Our Business

We commenced our motorcycle and powersports business with the acquisition of our W.W. Cycles subsidiary in January 2004, and shortly thereafter, in April 2004, expanded our business with the acquisition of our Chicago Cycles business.

W.W. Cycles Subsidiary

Our W.W. Cycles subsidiary, which does business under the name Andrews Cycles, commenced business in 1984 as a Honda products dealership. In 1985 Andrews Cycles acquired an existing motorsports dealership and added Yamaha products to its line of motorsports products. Through the acquisition of two additional motorsports dealerships in 1986 and 1987, Andrews Cycles added the Suzuki and Kawasaki brands to its line of motorsports products. From 1987 through January 2004, Andrews Cycles expanded its power sports business by adding Polaris motorcycles to its product line.

On January 16, 2004, we acquired all of the issued and outstanding shares of W.W. Cycles, Inc. (“W.W. Cycles”), from Gregory A. Haehn and Russell A. Haehn, our current officers and directors, and one other employee of W.W. Cycles, in exchange for our issuance of an aggregate of 7,850,000 shares of our common stock, which resulted in W.W. Cycles' becoming our wholly-owned subsidiary. On that same date, our two current officers and directors also purchased an additional 150,000 shares of our common stock from a then shareholder of the Company for an aggregate purchase price of $178,750. Simultaneously with the closing of this acquisition, the then sole director and officer of the Company resigned as a director and officer and was replaced by our current officers and directors. Russell A. Haehn became the Chairman, Chief Executive Officer, Secretary and a Director of the Company and Gregory A. Haehn became the President, Chief Operating Officer, Treasurer and a Director of the Company, which are the same positions in which they currently serve. The Company, which was then called American Busing Corporation, changed its name to Giant Motorsports, Inc., effective as of April 5, 2004. We currently conduct all of our “Andrews Cycles” business through our W.W. Cycles subsidiary.

Chicago Cycles Subsidiary

On April 30, 2004, we acquired substantially all of the assets of King's Motorsports, Inc. (the “Chicago Cycles Assets”), the corporate entity that conducted business under the name Chicago Cycle Center ("King's Motorsports"). We agreed to pay King’s Motorsports a total of $2,925,000 for the Chicago Cycles Assets, as follows:

•	$1,250,000 on the date of closing; and

•	$1,675,000 through the issuance to King’s Motorsports of a 6% $1,675,000 aggregate principal amount note (the "King's Note").

To fund the amount payable at closing for Chicago Cycles, we borrowed $1,250,000 from Fifth Third Bancorp (the "Bank"), pursuant to a term loan. This loan, which initially matured on May 31, 2004, was refinanced with the Bank through a term loan amortized over a 72 month period, and was payable in full on May 31, 2007, bearing interest at the rate of prime plus one percent (6.25% as of March 31, 2008). This loan was renewed on October 25, 2007 under the same terms and conditions with a maturity date of August 31, 2010. Our payment obligations under this term loan are personally guaranteed by Russell Haehn and Gregory Haehn. This loan is also secured by a first priority lien on all of our assets (including, without limitation, the Chicago Cycles Assets). As of March 31, 2008, the outstanding amount of this term loan, including accrued interest thereon, was $555,600.

The entire outstanding principal amount of the King's Note and all interest accrued thereon was repaid on October 13, 2005.

Our Chicago Cycles subsidiary commenced business in 1988, under the name Chicago Cycle Center, with its purchase of Ace Honda World. Within its first few months after commencing business Chicago Cycle Center began selling Yamaha motorcycles with its purchase of Yamaha North, a nearby competitor. Shortly thereafter, Can't Beat the Bears, a local Suzuki dealer was acquired. Then in 1990 Chicago Cycle Center added the Ducati brand to its list of products. In November 2000, Chicago Cycle Center was sold to King's Motorsports, the business whose assets we acquired in April 2004.

Products

Our products consist primarily of the sale of new and used motorcycles, all-terrain vehicles ("ATV's"), and scooters. In addition, we sell parts and accessories, extended service contracts, and aftermarket motorcycle products. Our core brands include Honda, Yamaha, Suzuki, Kawasaki, Polaris and Ducati.

We are a retail dealer of power sports products and sell our products in superstores that operate under the names “Andrews Cycles” and “Chicago Cycles.” Our Andrews Cycles subsidiary is located in Salem, Ohio, had approximately 50 employees, as of June 16, 2008, and sells power sports products to customers residing within an approximate 200 square mile area of its facilities. Our Chicago Cycles operations are located in Skokie, Illinois, have approximately 95 employees as of June 16, 2008, and sell power sports products to customers residing within an approximate 200 square mile area of its facilities. Both Andrews Cycles and Chicago Cycles also sell power sports products and parts through our websites specifically dedicated to those businesses.

In each of fiscal years ended December 31, 2007 and 2006, sales of motorcycles, ATV's and other power sports products, including accessories, accounted for approximately 97% of our total revenues generated during such periods.

Servicing and Repairs

In addition to product sales, we also provide servicing and repair services for the products we sell as a courtesy to our customers. These services, which are provided by mechanics, include crash repairs (body work) and normal wear and tear installation and repairs such as brake replacement, repair of exhaust systems, shock absorber replacement, battery replacement, oil changes and tune-ups. During our fiscal years ended December 31, 2007 and 2006, servicing and repairs accounted for approximately 3% and 2.3%, respectively, of our total revenues generated during such periods. Servicing and repairs have always been an insignificant portion of our business. We do not have any plans to increase this part of our business, in the future, as we do not believe that servicing and repairs offers any opportunity for producing significant income for our business.

Competition

The motorcycle/power sports retailing industry is highly competitive with respect to price, service, location and selection. There are an estimated 4,000 retail stores throughout the United States. We compete with numerous dealerships in each of our market segments, many of which are larger and have significant financial and marketing resources. We also compete with private market buyers and sellers of used motorcycles and other power sports products dealers that sell used motorcycles and other power sports products, service center chains and independent shops for service and repair business. Some of these businesses are capable of operating on smaller gross margins than those on which we are capable of operating because they have lower overhead and sales costs.

In many states, dealerships have an exclusive 5 to 10-mile franchised territory, similar to automobile dealerships. While franchised territories can sometimes restrict market entry and subsequently market penetration; franchise restrictions can likewise provide protection from over-saturation.

While we believe that our two current locations are among the larger retail dealerships in the states of Ohio and Illinois, our business represents only a small portion of the retail motorcycle, ATV and other power sports products sales throughout the United States. By implementing our superstore concept through further acquisitions of retail power sports dealerships throughout the United States, we believe that we can provide consumers in acquired markets with wide product diversification. Such diversification, as well as a comprehensive product offering, could result in an increase in our portion of total power sports retail business throughout the United States, and consequently reduce the impact of local competition on our business. There is no assurance that we will ever be able to implement this strategy in such a manner.

Principal Suppliers of our Products

We purchase substantially all of our products from the following manufacturers:

•	American Honda Motor Company, Inc.;

•	Yamaha Motor Corporation;

•	American Suzuki Motor Corporation;

•	Kawasaki Motors Corp. U.S.A., Inc.;

•	Ducati North America; and

•	Polaris Industries, Inc.

Our Andrews Cycles and Chicago Cycles power sports dealerships operate pursuant to dealership agreements with all or most of the manufacturers listed above (or authorized distributors of such manufacturers' products), and we are dependent to a significant extent on our relationship with such manufacturers.

Manufacturers exercise a great degree of control over our dealerships, and the dealership agreements provide for termination or non-renewal for a variety of causes. Many of our dealership agreements require prior approval with respect to acquisitions of other motorcycle and/or power sports dealerships, and a manufacturer may deny our application to make an acquisition or seek to impose further restrictions on us as a condition to granting approval of an acquisition. While these restrictions could adversely affect our business strategy of expanding our operations through the acquisition of other retail dealerships, we believe that we will be able to work with these manufacturers to obtain the approvals required for future acquisitions, although there can be no assurance of our success in doing so.

Market for our Products and Services

According to the Motorcycle Industry Council, an organization that provides sales information for the motorcycle industry, sales of motorcycles in the United States in 2007 modestly decreased to 949,644 units (including scooters, street bikes, off-road bikes and dual sport vehicles (vehicles used both on and off streets)). This was lower than the 1,022,332 units sold in the United States in 2006, representing a 7.1% decrease. These statistics generally cover sales of the major U.S. and Japanese brands. These statistics do not include Chinese imports, which best estimates place at between 250,000 and 300,000 units sold in 2007. The Chinese manufacturers do not report unit sales, but we believe the above are reasonable estimates. Reductions in sales were primarily attributable to a decrease in sales of off-road bikes, which declined 16.8% from 2006, and to a decrease in sales of street bikes, which declined by 4.9% from 2006. In addition, sales of ATV’s declined 14.7% from 2006.

We believe that our 2% reduction in sales during 2007 as compared to 2006 was attributable to the reduction in ATV sales in 2007, as sales of ATV's represented approximately 50% of overall unit sales at our Andrew Cycles location and approximately 20% of unit sales at Chicago Cycles.

The industry is highly fragmented with over 9,000 franchises being operated within approximately 4,000 motorcycle dealerships, the majority of which we believe are individually owned. We also believe that many dealership owners are motorcycle enthusiasts with minimal business training and limited capital.

Business Plan

It is our plan to maximize the operating and financial performance of our dealerships by achieving certain efficiencies both at the store and corporate levels. We believe this will enhance internal growth and profitability. We have begun, and plan to continue, to centralize certain of our administrative functions including:

•	accounting;

•	finance;

•	insurance;

•	employee benefits;

•	strategic planning;

•	marketing;

•	purchasing; and

•	management information systems (MIS).

We believe that by consolidating these functions we will be able to reduce overall expenses, simplify dealership management, create economies of scale with leveraged buying power and provide a level of expertise that would otherwise be unavailable to each dealership individually. We have identified, without limitation, the following strategic components as potentially integral to our overall success and profitability:

•
Super Store Concept. The "Super Store" has proven to be an effective strategy in the successful consolidation of many other retail industries. Super Stores are the choice of consumers nationwide. These large stores represent and imply the widest offerings, the lowest prices, and, we believe, will contribute to the development of a more mainstream motorsports marketplace.

•
Sales and Service Effectiveness. Consumers have become more sophisticated in evaluating and purchasing products, as a result of the wide-spread availability of the internet and greater access to information, and, as a result, require a more comprehensive offering, as well as intelligent and informative presentations. Our superstore selling space provides a larger display of products, with a greater choice of brands and styles. We believe that a greater choice of products, under one roof, will lead to a more satisfying shopping experience for customers and, in turn, increase product sales.

•
Competitive Workforce Development. A significant portion of the compensation we pay to our sales staff is commission based. We believe that commission-based compensation provides incentive for our salespersons to expend their greatest efforts to sell our products and services. Since their compensation is directly related to sales, our ability to hire successful salespersons is conditioned upon their belief that our dealerships will generate significant traffic and provide the inventory levels necessary to maximize sales opportunities. Our goal to build a “market leader” presence, proper inventory levels and an overall aggressive yet tactful approach, we believe, will attract the successful salespersons we need to sell our products and services.

•
Inventory Utilization. We believe that by housing our inventory in one large central facility, and distributing products from that facility to each of our dealerships on an as-needed basis, we will be able to deliver products to our customers faster than other dealerships, which are required to wait for delivery of out-of-stock products.

•
Marketing Efficiencies. With a regional presence, and the use of single creative themes, tested for effectiveness, we believe that we will be able to take advantage of semi-national and possibly national marketing opportunities which typically offer reduced advertising rates based on the utilization of economies of scale. We also plan to maximize our use of cooperative advertising.

•
E-Commerce and Mail Order Opportunities. We have developed e-commerce and mail order strategies for the sale of parts and accessories that will expand our customer base outside of our dealership territories. We believe that the expansion of our business, over the internet and through mail order business, will assist us in the development of a national presence and create customer interest to visit one of our “Super Stores,” although no assurance can be given that it will have such effect. We believe that increased efforts on internet and mail-order sales will increase revenues and also create additional opportunities for strategic business relationships with dealerships outside of the territories where our dealerships are located, although no assurance can be given.

Sales and Marketing

We currently market our products through television, radio, print and outdoor advertising. Advertising costs are funded primarily through cooperative advertising programs established by the manufacturers of the products. Under these programs, most dealers have access to approximately $100 per unit sold during the previous year. In addition, many of the larger and better performing dealership groups are able to access additional advertising funds for special circumstances from the manufacturers. It is our normal strategy to acquire and use the maximum amount of advertising funds available to us.

Floor Plan Financing

We are dependent to a significant extent on our ability to finance the purchase of inventory, which in the motorcycle and power sports retail industries involves significant sums of money in the form of floor plan financing. As of March 31, 2008, the Company had $23,354,779 of floor plan notes payable. Substantially all the assets of our dealerships are pledged to secure such indebtedness, which may impede our ability to borrow from other sources. We currently have floor plan facilities with a variety of lenders, including primarily GE Commercial Distribution Finance Corporation, Fifth Third Bank, Kawasaki Motors Finance Company, and American Honda Finance. Several of such lenders are associated with manufacturers with whom we have dealership agreements. Consequently, deterioration of our relationship with a manufacturer could adversely affect our relationship with the affiliated floor plan lender and vice versa.

Government Regulation

Our business is subject to federal, state and local laws, ordinances and regulations which establish various health and environmental quality standards, and liability related thereto, and provide penalties for violations of those standards. Under certain laws and regulations, a current or previous owner or operator of real property may be liable for the costs of removal and remediation of hazardous or toxic substances or wastes on, under, in or emanating from such property. Such laws typically impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances or wastes. Certain laws, ordinances and regulations may impose liability on an owner or operator of real property where on-site contamination discharges into waters of the state, including groundwater. Under certain other laws, generators of hazardous or toxic substances or wastes that send such substances or wastes to disposal, recycling or treatment facilities may be liable for remediation of contamination at such facilities. Other laws, ordinances and regulations govern the generation, handling, storage, transportation and disposal of hazardous and toxic substances or wastes, the operation and removal of underground storage tanks, the discharge of pollutants into surface waters and sewers, emissions of certain potentially harmful substances into the air and employee health and safety.

Business operations subject to such laws, ordinances, and regulations include the use, handling and contracting for recycling or disposal of hazardous or toxic substances or wastes, including environmentally sensitive materials such as motor oil, waste motor oil and filters, transmission fluid, antifreeze, refrigerants, waste paint and lacquer thinner, batteries, solvents, lubricants, degreasing agents, gasoline and diesel fuels. Our business is also subject to other laws, ordinances and regulations as the result of the past or present existence of underground storage tanks at our properties. Certain laws and regulations, including those governing air emissions and underground storage tanks, have been amended so as to require compliance with new or more stringent standards as of future dates. We cannot predict what other environmental legislation or regulations will be enacted in the future, how existing or future laws or regulations will be administered or interpreted or what environmental conditions may be found to exist in the future. Compliance with new or more stringent laws or regulations, stricter interpretation of existing laws or the future discovery of environmental conditions may require additional expenditures on our part, some of which may be material.

Employees

As of June 16, 2008, we had approximately 145 employees (excluding our two executive officers), 50 of whom are employed at our Andrews Cycles dealership and the other 95 of whom are employed at our Chicago Cycles dealership. All of our employees were employed on a full-time basis including 2 executives, 75 salespersons, 6 administrative persons, 45 service technicians and 17 clerical persons. We are not a party to a collective bargaining agreement with our employees and we believe that our relationship with our employees is satisfactory.

Properties

Our principal executive offices are located at our 75,000 square foot facility at 13134 State Route 62, Salem Ohio 44460, which is also the offices and showroom for our Andrews Cycles dealership. We lease this facility from an affiliated entity controlled by Russell A. Haehn, our Chairman, Chief Executive Officer and a controlling shareholder. On October 1, 2006 we entered into a new lease for this facility, effective as of January 1, 2007 and continuing through December 2016, at a rental rate of $24,000 per month. The lease provides for two consecutive five-year renewal terms at a rental rate to be negotiated.

We also lease a 95,000 square foot retail facility in Skokie, Illinois, which is used for offices, a showroom and service facility for our Chicago Cycles dealership. We lease this facility from an unaffiliated third party under a ten-year lease with a ten year renewal option. The payments on the lease commenced in August 2005 at a monthly rent of $33,333 through May 2006 then increase to $40,000 per month from June 2006 through May 2007, $45,000 per month from June 2007 through May 2008, $46,667 from June 2008 through May 2009 and then increase 3% annually for the remaining term of the lease. We are also liable for a proportionate share of expenses and taxes over a specified amount.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

The following discussion of our results of operations and financial condition should be read together with the consolidated financial statements and the notes to those statements included elsewhere in this prospectus. This discussion may contain forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from the results anticipated in any forward-looking statements as a result of a variety of factors, including those discussed in “Risk Factors” and elsewhere in this prospectus.

General.

Our goal is to become one of the largest dealers of power sports vehicles in the United States through acquisitions and internal growth.

The motorsports industry is highly fragmented with an estimated 4,000 retail stores throughout the United States. We are attempting to capitalize upon the consolidation opportunities available and increase our revenues and income by acquiring additional dealers and improving our performance and profitability.

We plan to maximize the operating and financial performance of our dealerships by achieving certain efficiencies that will enhance internal growth and profitability. By consolidating our corporate and administrative functions, we believe we can reduce overall expenses, simplify dealership management and create economies of scale.

We will specifically target dealers in markets with strong buyer demographics that, due to under-management or under-capitalization, are unable to realize their market share potential and can benefit substantially from our systems and operating strategy.

Together with our two wholly-owned subsidiaries, we own and operate two retail power sports superstores. Our core brands include Suzuki, Yamaha, Honda, Ducati, Kawasaki, and Polaris. Our superstores operate under the names “Andrews Cycles” and “Chicago Cycles.” Andrews Cycles is located in Salem, Ohio, has approximately 50 employees and operates from an approximately 75,000 square foot facility. Chicago Cycles is located in the Chicago metropolitan area, has approximately 95 employees and operates from an approximately 95,000 square foot facility in Skokie, Illinois, pursuant to a ten-year lease we entered into in October 2004.

Overview of Economic Trends.

Effects of Increasing Interest Rates

After a two-year period of measured increases in the federal discount rate, beginning in the third quarter of 2006 and continuing through the first quarter of 2008, the Federal Reserve reduced the primary discount rate to 2.50% through the middle of March 2008, and has recently reduced the federal discount rate to 2.00%.  Since many of our customers depend on bank financing to purchase our motorcycles and other power sports equipment, changes in interest rates normally have a direct effect on our sales. Our revenue from sales of power sports products during the first quarter of 2008 was approximately 2.0% less than for the same period in 2007. During the first quarter of 2008, $4.2 million of the approximately $18.8 million of our power sports sales (22.3%) were financed. Although we have experienced some tightening of credit standards by various lenders, we believe it has not had a material effect on customers seeking financing. It also appears that the reductions in the interest rate have significantly reduced and possibly even eliminated the downward trend in sales. To the extent that the recent reduction in the federal discount rate results in corresponding reductions in consumer loan interest rates, we believe that this could result in an increase in sales of our motorcycles and other power sports products, since it will cost consumers less to finance their purchases. In the event that the Federal Reserve becomes more concerned about inflation in the next six to twelve months, this could result in a change in policy and a decision to commence measured increases in the federal discount rate next year. The uncertainties created in the consumer financing market as a result of corresponding additional increases in interest rates, could reasonably be expected to have a negative impact on the sale of motorcycles, due to the increased financing costs to our customers.

Effects of U.S. Credit Markets

During 2007, the U.S. credit markets had dealt with the effects of numerous defaults by homeowners on “sub-prime” mortgage loans. By December 2007 these defaults had also begun to increase with respect to mortgages considered to be of less credit risk than “sub-prime” mortgages. It is expected that mortgage default rates will continue to increase throughout the remainder of 2008. These defaults have not only had a materially adverse impact on the spending power of the borrowers of such defaulted mortgage loans, but have also reduced the value of investment portfolios containing securities affected by such mortgages. Furthermore, the mortgage defaults have lead to a credit crunch throughout the entire lending industry, significantly reducing purchasers’ discretionary spending power. Since motorcycle purchases, in the U.S. and, to a greater extent, purchases of ATV's, are normally purchases for entertainment and sport, and not necessarily for transportation, any significant reduction in discretionary spending power could have an adverse effect on sales of our motorcycles and other power sports products.

Effects of Increasing Fuel Costs

Fuel prices rose during the first quarter of 2008, but we believe that, with oil prices at approximately $135 per barrel, the oil prices may have reached a peak. In addition, we believe that there will be a lessening demand for oil in 2009. Fuel costs still, however, remain high which will likely result in many consumers considering the use of motorcycles and scooters as alternative forms of transportation to automobiles, since motorcycles and scooters provide significantly better gas mileage than automobiles resulting in substantially lower fuel costs. While this may have a positive effect on our sales, the effect of fuel prices is not enough to counter the overall economic factors that have resulted in a reduction in motorcycle sales throughout the industry.

Reduction in Production by Manufacturers

We believe that certain manufacturers of the motorcycles and ATVs we sell recently have begun to reduce the number of units they manufacture, in order to avoid larger inventory levels at the end of the selling seasons, resulting in less product being available for the remainder of 2008. Because of our position in the market, we believe that we are generally able to receive a larger allocation of motorcycles than many other dealers. Since obtaining larger allocations normally results in potentially higher sales margins and the ability to minimize discounts, the result could lead to a material increase in our profits, provided that there are a sufficient number of customers willing to pay higher prices for these more limited produced models.

Overall Impact on our Future Earnings

Notwithstanding our downturn in sales during the first quarter of 2008 as compared to the first quarter of 2007, we intend to continue to evaluate and analyze our business decisions through effective inventory engagement, as described in greater detail under the heading Inventory Management, included elsewhere in this MD&A. Assuming that gas prices continue their recent increases, we foresee promising opportunities to increase our sales of motorcycles and scooters as consumers again face substantial increases in gas prices, and give greater consideration to the purchase of motorcycles and scooters which provide significantly greater gas mileage than automobiles.  Additionally, as described in the preceding paragraphs, changes in interest rates and the health of the U.S. economy, particularly the availability of credit and the discretionary spending power of potential customers, all will have an impact on our future earnings. Furthermore, in the event that we are able to successfully integrate additional dealerships and/or new brands into our existing business, we believe that this could result in greater sales margins and an even greater increase in earnings. These greater sales margins would be created by the consolidation of expenses through the implementation of our superstore business plan, resulting in greater earnings per unit sold. While it is management's intent to pursue the goals described herein, we cannot assure you that these goals will be achieved at any level.

Loan Transactions.

On April 30, 2004, we paid $1,675,000 of the purchase price for Chicago Cycles by issuing to Kings Motorsports a 6% $1,675,000 aggregate principal amount note (the "Note"). We repaid all outstanding principal and interest on the Note remaining due and payable, on October 13, 2005.

To fund the amount payable at closing for Chicago Cycles, we borrowed $1,250,000 from The Fifth Third Bancorp Bank (the “Bank”), pursuant to a term loan. This loan, which initially matured on May 31, 2004, was refinanced with the Bank through a term loan amortized over a 72 month period, and was payable in full on May 31, 2007, bearing interest at prime plus one percent (6.25% as of March 31, 2008). This loan was renewed on October 25, 2007 under the same terms and conditions with a maturity date of August 31, 2010. Our payment obligations under this term loan also are personally guaranteed by Russell Haehn and Gregory Haehn. This loan is also secured by a first priority lien on all of our assets (including, without limitation, the Chicago Cycles assets). As of March 31, 2008, the outstanding amount of this term loan, including accrued interest thereon, was $555,600.

On April 20, 2004, pursuant to a $500,000 aggregate principal amount promissory note bearing interest at the rate of fourteen (14%) percent per annum (the “Bridge Note”), we received, from a third party (the “Bridge Lender”), an aggregate principal amount bridge loan (the “Bridge Loan”). All outstanding principal on the Bridge Note was due on October 15, 2004. To secure the repayment of principal and interest on the Bridge Note, each of Russell Haehn and Gregory Haehn (i) pledged to the Bridge Lender 150,000 shares (300,000 shares in the aggregate) of common stock owned by each of them, and (ii) guaranteed all of our payment obligations to the Bridge Lender . As partial consideration for the Bridge Loan, we issued to the Bridge Lender a five-year warrant to purchase 100,000 shares of common stock, at an exercise price of $2.25 per share. We also granted the Bridge Lender certain piggyback registration rights with respect to the shares of common stock underlying the warrant. We used the $500,000 Bridge Loan proceeds for working and operating capital. On October 15, 2004, we repaid $250,000 of the principal amount outstanding under the Bridge Loan. Pursuant to a letter agreement entered into with the Bridge Lender on October 6, 2004, payment of the remaining $250,000 of principal and all accrued interest thereon was extended until January 15, 2005. We paid the Bridge Lender $2,500 in consideration for the extension. In September 2005, the Bridge Lender assigned its rights to $50,000 of the $250,000 principal amount then outstanding to an affiliate of the Bridge Lender , who in turn converted it into Series A Shares and Series A Warrants in our September 2005 Private Placement. On September 20, 2005, we used net proceeds from our September 2005 Private Placement, in the amount of $203,383 to repay the remaining outstanding principal amount of the Bridge Loan and all accrued and unpaid interest thereon.

On December 20, 2005, the Bridge Lender provided us with a new bridge loan in the principal amount of $250,000 (the "2005 Bridge Loan"). In connection with the 2005 Bridge Loan we issued to the Bridge Lender a $250,000 principal amount promissory note providing for interest at the rate of fifteen percent (15%) per annum (the "2005 Bridge Note"). Interest on the 2005 Bridge Note is payable monthly, and all outstanding principal and accrued but unpaid interest was due and payable on March 20, 2006. In March 2006 we repaid $25,000 of the outstanding principal amount and at March 31, 2006, the outstanding principal amount was $225,000. We obtained a ninety (90) day extension for the payment of the remaining $225,000. In consideration for this extension we paid the Bridge Lender $2,500. On June 29, 2006 we repaid an additional $25,000 of the outstanding principal amount and at September 20, 2006, the outstanding principal amount was $200,000. On September 20, 2006, we obtained another sixty (60) day extension for the payment of the remaining $200,000 due on November 20, 2006. We did not pay any additional consideration to the third party for such extension. Payment of the 2005 Bridge Note was further extended to June 15, 2007 in consideration for our payment of $2,250 to the Bridge Lender for both this extension and the extension for repayment of the 2006 Bridge Note discussed below. We have continued to make all interest payments on the 2005 Bridge Loan, when due and payable, and intend to make such interest payments on a timely basis during any further extension thereof.

On October 27, 2006, Russell Haehn, the Company's Chairman and Chief Executive Officer provided a working capital loan to the Company in the amount of $350,000. This loan is evidenced by a promissory note (the “Note”) in the principal amount of $350,000 payable on demand any time after October 26, 2007. The Note bears interest at a rate of 6% per annum and the outstanding principal amount and all accrued interest are payable upon demand or sooner if prepaid by the Company. The balance as of March 31, 2008 is $119,551.

On December 4, 2006, the Bridge Lender provided us with an additional bridge loan in the principal amount of $250,000 (the “2006 Bridge Loan”). In connection with the 2006 Bridge Loan we issued to the Bridge Lender a $250,000 principal amount promissory note providing for interest at the rate of fifteen and one-half percent (15.5%) per annum (the "2006 Bridge Note"). Interest on the 2006 Bridge Note is payable monthly, and all outstanding principal and accrued but unpaid interest was due and payable on March 4, 2007. Payment of the 2006 Bridge Note was extended to June 15, 2007 in consideration for our payment of $2,250 to the Bridge Lender for both this extension and the extension for repayment of the 2005 Bridge Note discussed above. We have continued to make all interest payments on the 2006 Bridge Loan, when due and payable, and intend to make such interest payments on a timely basis during any further extension thereof. In consideration of a 1% fee on the principal sum, on December 1, 2007, we executed a note to for $320,000, which includes the balance of $70,000 from the Bridge Loan and the balance of $250,000 from the 2005 Bridge Loan (the “2007 Note”). The 2007 Note bears interest at a rate of 15.5% per annum with a maturity date of August 31, 2008. The principal balance remaining at March 31, 2008 is $295,000.

We also have obtained a revolving line of credit with the Bank, in the maximum amount of $250,000. This line of credit bears interest at the rate of prime plus one percent (6.25% as of March 31, 2008), and has no stipulated repayment terms. As of March 31, 2008, the amount of principal and interest outstanding on this credit line was $249,863. This line of credit is secured by a lien on substantially all of our assets.

Financing Activities.

In September 2005, the Company sold to accredited investors, in a private placement offering (the “September 2005 Private Placement”), 2,870 Series A Shares and warrants to purchase up to of 5,740,000 shares of common stock (the “Series A Warrants”), resulting in the receipt by the Company of $2,870,000 of gross proceeds including the repayment of $50,000 of indebtedness outstanding under the Bridge Loan from HSK Funding, Inc., by the conversion of that amount into Series A Shares and Series A Warrants. These securities are convertible into shares of common stock. After deduction of all offering expenses for the September 2005 Private Placement, including the placement agent's commissions and nonaccountable expense allowance, the Company received net proceeds of $2,485,163. The Company used these net proceeds for debt repayment, legal fees, and general working capital purposes. As of March 31, 2008, 420 Series A Shares were converted into 938,500 shares of our common stock. Additionally, during 2007 and through March 31, 2008, we issued an aggregate of 1,564,816 shares of common stock to the holders of our Series A Shares, in lieu of cash dividends.

Anticipated Funding of Operations.

The amount required to fund the growth of our ongoing operations, as well as the means by which we obtain this funding, will be wholly dependent on the magnitude and timeframes we set for any growth in our business. Based on our current expected growth in the next 12 to 24 months, we expect to fund our ongoing operations as follows:

Cash Flow from Operations

Although we incurred a loss in the first quarter of 2008, sales in April were equal to or marginally better than sales for April in 2007. Prior to this first quarter loss, we increased our cash flow from operations for an 18 month period through a consistent plan of reducing operating costs and increasing profit margins on our sales. We intend to continue this policy throughout the remainder of 2008 and we remain optimistic that we can reach profitability levels similar to 2007, although no assurances can be made that we will attain such profitability levels or be profitable at all. We believe that by keeping our operating costs at the reduced levels we achieved in 2007, and continuing to increase our profit margins, we will continue to generate sufficient cash flow from operations to fund our business for at least the next twelve months. To the extent that we experience a significantly weaker sales climate during the remainder of 2008, our ability to continue to generate such cash flow could be impaired, notwithstanding our reduced operating costs and increased profit margins.

Bank Financing

We currently have a revolving credit line with Fifth Third Bancorp in a total available amount of $250,000 of which $249,863 was funded at March 31, 2008.

Equity Financing

Although it is not our intention to raise additional funds through the sale of our equity securities to directly fund our working capital needs, to the extent that sales of our power sports products continue at the levels experienced in 2007 and/or the growth of our business involves either the acquisition of other power sports dealers or the acquisition of significant assets out of the ordinary course of our business, such as acquiring inventory of a new brand of motorcycles, we will most likely be required to raise additional funds through the sale of common stock or preferred stock to consummate any of these acquisitions. It could be difficult for us to raise funds in amounts and on terms sufficient to fund any of these proposed acquisitions.

Funding of Future Acquisitions

Given our experience in financing the purchase of the Chicago Cycles assets, we believe that the terms of future acquisitions, to the extent that they involve significant amounts of debt financing, will require substantially longer periods of time for repayment, which we anticipate to be at least 48 months, in order for these acquisitions to be financially viable for us. We intend to give careful consideration to these terms when deciding whether to acquire debt financing in connection with future acquisitions.

Results of Operations.

Year ended December 31, 2007 Compared to Year ended December 31, 2006:

	2007	2006	Increase (Decrease)	% Change
Total Revenues	$98,696,692	$100,751,786	(2,055,094)	(2.0)%
Cost of Sales	$84,109,662	$86,340,024	(2,230,362)	(2.6)%
Operating Expenses	$12,190,626	$13,294,060	$(1,103,434)	(8.3)%
Income from Operations	$2,396,404	$1,117,702	$1,278,702	114.4%
Other Income and (Expense)	$(1,098,960)	$(1,371,000)	$(272,040)	(19.8)%
Income (Loss) before Provision (Benefit) for Income Taxes	$1,297,444	$(253,298)	$1,550,742	NM [1]
Net Income (Loss) before Preferred Dividends	$766,444	$(181,198)	$947,642	NM [1]

1 - Not Meaningful

Total Revenues:

Total revenues for the year ended December 31, 2007 were $98,696,692 representing a decrease of $2,055,094 (-2.0%) from the $100,751,786 reported for the year ended December 31, 2006. This decrease in revenues was, we believe, primarily attributable to a substantial reduction in the purchase of motorcycles experienced by most dealers. Sales at our Salem facilities were most affected, representing substantially all of our decrease in revenues between the applicable periods. While it is difficult to determine, with certainty, the reasons for the significant decrease in the sales of motorcycles and other power sports vehicles during 2007, we believe that this reduction in revenues between the two periods is primarily attributable to overall economic factors which have resulted in a reduction in motorcycle sales throughout the industry. We have experienced mixed results so far in 2008, with our Salem store showing a significant weakness in sales, while sales in Chicago are flat.

Cost of Sales:

Cost of sales for the year ended December 31, 2007 decreased by $2,230,362 (-2.6%) to $84,109,662 during the year ended December 31, 2007, as compared to $86,340,024 for the same period in 2006. This decrease in cost of sales was primarily attributable to a corresponding decrease in sales during 2007 compared with 2006.

Operating Expenses:

Operating expenses for the year ended December 31, 2007 were $12,190,626, a decrease of $1,103,434 (-8.3%) over $13,294,060 for same period in 2006. The aggregate decrease in such costs was principally related to an approximate decrease in marketing costs in the amount of $896,121 and an approximate decrease in insurance costs in the amount of $184,677, which was partially offset by an approximate increase in rental costs in the amount of $238,239 during the year ended December 31, 2007 compared to the same period in 2006.

Income from Operations:

We had income from operations before other income and (expenses) for the year ended December 31, 2007 of $2,396,404 compared to income from operations of $1,117,702 for the same period in 2006, which reflects an increase of $1,278,702 (114.4%). This increase in income from operations during the year ended December 31, 2007 as compared to the same period in 2006, is a result of an increase in gross margins to 14.7% for the year ended December 31, 2007 from 14.3% for the same period in 2006, coupled with a significant reduction in total operating expenses to $12,190,696 for the year ended December 31, 2007 from $13,294,060 for the same period in 2006, a decrease of $1,103,434. Depreciation and amortization increased slightly, and was approximately $441,481 for the year ended December 31, 2007, as compared to $432,338 for the same period in 2006.

Other Income and (Expense):

Other expenses for the year ended December 31, 2007 decreased $272,040 (-19.8%) to $1,098,960 from $1,371,000 for the same period in 2006. This decrease in other expenses was primarily attributable to a decrease in net interest expense to $1,272,885 in 2007 from $1,413,383 in 2006, slightly offset by a loss on the sale of a vehicle of $19,539. Other income increased approximately $172,581 as a result of rebate income and other immaterial miscellaneous income.

Income (Loss) before Provision (Benefit) for Taxes:

We had income before provision for taxes for the year ended December 31, 2007 of $1,297,444, as compared with a loss before benefit for taxes of $253,298 for the same period in 2006. This increase in income before provisions for taxes is primarily attributable to a decrease in net interest expense of approximately $131,000 as a result of reduced interest rates, an increase in income from operations of approximately $1,279,000, and an increase in other income of approximately $173,000.

Net Income (Loss) before Preferred Dividends:

We had a net income before preferred dividends of $766,444 for the year ended December 31, 2007, as compared to a net loss of $181,198 for the same period in 2006. The Company realized a net income for the year ended December 31, 2007 as compared to a net loss for the same period in 2006 is primarily attributable to the same factors described with respect to income before provision for taxes.

Three Months Ended March 31, 2008 Compared With Three Months Ended March 31, 2007.

	March 31, 2008	March 31, 2007	Increase (Decrease)	% Change
Total Revenues	$19,286,899	$20,905,904	$(1,619,005)	(7.74)%
Cost of Sales	$16,904,499	$18,428,636	$(1,524,137)	(8.27)%
Operating Expenses	$2,948,908	$2,792,780	$156,128	5.59%
Income (Loss) from Operations	$(566,508)	$(315,512)	$250,996	79.55%
Other Income and (Expense)	$(231,273)	$(411,721)	$(180,448)	(43.83)%
Income (Loss) before Provision (Benefit) for Income Taxes	$(797,781)	$(727,233)	$70,548	9.70%
Net Income (Loss) before Preferred Dividends	$(539,781)	$(473,733)	$66,048	13.94%

Total Revenues:

Total revenues for the three months ended March 31, 2008 were $19,286,899 representing a decrease of 1,619,005 (7.74%) from the $20,905,904 reported for the three months ended March 31, 2007. Our sales were primarily negatively impacted by a reduction in ATV sales, which have been down approximately 25% over the last two years industry wide.

Cost of Sales:

Cost of sales for the three months ended March 31, 2008 decreased by $1,524,137 (-8.27%) to $16,904,499, compared to $18,428,636 for the same period in 2007. This decrease reflects the reduction in sales.

Operating Expenses:

Selling, general and administrative expenses for the three months ended March 31, 2008 were $2,948,908, an increase of $156,128 (5.59%) from $2,792,780 for the same period in 2007. The aggregate increase in such costs for the period ended March 31, 2008 as compared to the same period in 2007 was primarily attributable to the following increases in expenses: (i) payments to certain independent contractors who provided services to the Company during such periods in the amount of $70,672; (ii) advertising costs in the amount of $37,078; (iii) utilities in the amount of $21,592; (iv) travel and entertainment in the amount of $23,960; (v) professional fees in the amount of $18,034; (vi) employee benefits in the amount of $17,210; and (vii) bank fees in the amount of $14,075.

Income (Loss) from Operations:

We had a loss from operations before other income (expense) for the three months ended March 31, 2008 of $566,508, as compared to a loss from operations of $315,512 for the same period in 2007, which reflects an increase in losses of $250,996 (79.55%). The increase in the loss from operations before other income (expense) is a result of a combination of lower sales, a reduction in gross profit, and an increase in expenses.

Other Income and (Expenses):

Other expenses for the three months ended March 31, 2008 decreased $180,448 (-43.83%) to $231,273 from $411,721 for the same period in 2007. This decrease in other expenses was primarily attributable to a reduction in interest expense in the amount of $149,745 as a result of a reduction in our inventory and a reduction of the interest rates applicable to our floor plan financing.

Loss before Provision (Benefit) for Taxes:

We had a loss before benefit for taxes, for the three months ended March 31, 2008 of $797,781, as compared with a loss before benefit for taxes of $727,233 for the same period in 2007, which represents an increase of $70,548 (9.70%). This increase in loss before benefit for taxes is primarily attributable to the loss from operations, offset by the reduction in interest expense.

Loss before Preferred Dividends:

We had a net loss before preferred dividends of $539,781 for the three months ended March 31, 2008, as compared to a net loss before preferred dividends of $473,733 for the same period in 2007. This reflects an increased reduction in losses before preferred dividends of $66,048 (13.94%) between these comparable periods. This reduction in net loss before preferred dividends during the three months ended March 31, 2008 as compared to the same period in 2007 is primarily attributable to the same reasons as described above in our loss before benefit for taxes. The change in benefit for income taxes did not have a material effect on the change in loss before preferred dividend for the three months ended March 31, 2008, as compared to the same period in 2007, as we received a benefit for income taxes of approximately $250,000 for the period in both 2008 and 2007.

Liquidity and Capital Resources.

Our primary source of liquidity has been cash generated by operations and borrowings under various credit facilities. As of March 31, 2008, we had $483,351 in cash and cash equivalents, compared to $919,784 as of March 31, 2007. Until required for operations, our policy is to invest excess cash in bank deposits and money market funds. Net working capital as of March 31, 2008 was $973,829, compared to ($458,527) as of March 31, 2007.

The Company receives floor plan financing from six different motorcycle manufacturers for whom the Company sells the manufacturers' products. The Company uses such floor plan financing to assist it in financing and carrying the Company's inventory necessary to achieve the Company's sales goals. Such manufacturers' collateral includes all unit inventory, plus a general lien on all assets of Andrews Cycles and Chicago Cycles.

The Company has acquired the loans described under the heading Loan Transactions above. As a result of the September 2005 Private Placement, the Company also raised additional cash from financing activities of approximately $2,485,000 for use in connection with its operations. As a result of weaker sales during 2006, the Company borrowed an additional $250,000 in December 2006 from the Bridge Lender. Additionally, in the future the Company may attempt to raise additional financing through the sale of its debt and/or equity securities for expansion of its business, including acquisitions of other dealers and distribution rights for brands.

As of March 31, 2008, we had outstanding indebtedness payable within 12 months in an aggregate amount of approximately $28.1 million. Of this amount, approximately $24.7 million is payable to financial institutions in repayment of loans and other credit facilities provided to us and approximately $3.4 million relates to outstanding trade payables. In the event that we are unable to repay all or any portion of these outstanding amounts from cash from operations, we would be required to (i) seek one or more extensions for the payment of such amounts, (ii) refinance such debt to the extent available, (iii) raise additional equity capital or (iv) consummate any combination of the foregoing transactions.

Inventory Management.

We believe that successful inventory management is the most important factor in determining our profitability. In the power sports business, and particularly as it relates to the sale of motorcycles, there is normally a limited timeframe for the sale of current year models. For example, if we are unable to sell a significant portion of our 2008 models before the 2009 models are released, it could be very difficult for us to sell our remaining inventory of 2008 models. Therefore, our goal is to limit sales of carryover products (i.e. products that remain in inventory after the release of new models) to no more than 10% of our total sales each year. This is accomplished by making all of our purchasing decisions based on sales information for the prior year and then utilizing aggressive sales and marketing techniques during the early part of a model year in order to assure the timely sale of our products.

Management believes from information obtained within the industry that several motorcycle manufacturers have reduced their production in the model year 2008. A reduction in units produced will result in fewer units allocated to most dealerships. However, we believe that because of the number of units sold from our dealerships in 2007 and because allocation of units by dealerships is based upon the number of units a dealership sold during the prior year, we will not be adversely affected by the reduced production in 2008.

With respect to carryover models, while we attempt to limit carryover to 10% of total sales, we are able to benefit from cash incentives provided by manufacturers for most carryover products. These cash incentives minimize our need to reduce prices for carryover models, as our customers are provided with cash reimbursement directly from the manufacturers. Similarly, we are able to use the cash incentives provided on our carryover products to promote new models, as publicized offers of large cash rebates generate consumer interest resulting in greater showroom traffic.

Seasonality.

Our two main products - motorcycles and ATV's are subject to seasonality. Traditionally, the motorcycle season begins in late February or early March and runs until September. In September/October, the sale of ATV's increases while motorcycle sales decrease.

Impact of Inflation.

General inflation in the economy has driven the operating expenses of many businesses higher, and, accordingly we have experienced increased salaries and higher prices for supplies, goods and services. We continuously seek methods of reducing costs and streamlining operations while maximizing efficiency through improved internal operating procedures and controls. While we are subject to inflation as described above, our management believes that inflation currently does not have a material effect on our operating results, but there can be no assurance that this will continue to be so in the future.

Critical Accounting Policy and Estimates.

Our Management's Discussion and Analysis of Financial Condition and Results of Operations section discusses our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America, as promulgated by the PCAOB. The preparation of these condensed consolidated financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. On an on-going basis, management evaluates its estimates and judgments, including those related to revenue recognition, fixed assets, inventory, accounts receivable, accrued expenses, financing operations, and contingencies and litigation. Management bases its estimates and judgments on historical experience and on various other factors that are believed reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions. Set forth below are the policies that we have identified as critical to our business operations and the understanding of our results of operations or that involve significant estimates. For detailed discussion of other significant accounting policies see Note A, Summary of Significant Accounting Policies, of the Notes to the Consolidated Financial Statements, contained elsewhere in this Prospectus.

 Intangibles and Long-lived Assets - Goodwill is tested for impairment on an annual basis, or more frequently if events or circumstances indicate that impairment may have occurred. The Company is subject to financial statement risk to the extent that intangible assets become impaired due to decreases in the fair market value of the related underlying business.

We estimate the depreciable lives of our property and equipment, including any leasehold improvements, and review them on an on-going basis. The Company believes that the long-lived assets are appropriately valued. However, the assumptions and estimates used may change, and the Company may be required to record impairment to reduce the carrying value of these assets.

Revenue Recognition: Vehicle Sales - The Company records revenue when vehicles are delivered and title has passed to the customer, when vehicle service or repair work is performed and/or when parts are delivered. Sales promotions that are offered to customers are accounted for as a reduction to the sales price at the time of sale. Incentives, rebates and holdbacks offered by manufacturers directly to the Company are recognized at the time of sale if they are vehicle specific, or as earned in accordance with the manufacturer program rules and are recorded as a reduction of cost of merchandise sold.

Revenue Recognition: Finance, Insurance and Extended Service Revenues - The Company arranges financing for customers through various financial institutions and receives a commission from the lender equal to the difference between the interest rates charged to customers and the interest rates set by the financing institution. The Company also receives commissions from the sale of various third party insurance products to customers and extended service contracts. These commissions are recorded as revenue at the time the customer enters into the contract. The Company is not the obligor under any of these contracts. In the case of finance contracts, a customer may prepay or fail to pay their contract, thereby terminating the contract. Customers may also terminate extended service contracts, which are fully paid at purchase, and become eligible for refunds of unused premiums. In these circumstances, a portion of the commissions the Company receives may be charged back based on the relevant terms of the contracts. The revenue the Company records relating to commissions is net of an estimate of the ultimate amount of charge backs the Company will be required to pay. Such estimates of chargeback experience are based on our historical chargeback expense arising from similar contracts. The Company also acts as the warrantor on certain extended service contracts and defers the revenue and recognizes it over the life of the contract on a straight-line basis.

Off-Balance Sheet Arrangements.

We have no off-balance sheet arrangements.

Contractual Obligations.

Not applicable.

Quantitative and Qualitative Disclosures about Market Risk.

Not applicable.

MANAGEMENT

Set forth below are the names, ages, and positions of each of our executive officers and directors, together with such person's business experience during the past five (5) years. Their business experience is based on information provided by each of them to us. Directors are to be elected annually at our annual meeting of shareholders and served in that capacity until the earlier of their resignation, removal or the election and qualification of their successor. Executive officers are elected annually by our Board of Directors to hold office until the earlier of their death, resignation, or removal.

NAME	AGE	POSITIONS HELD AND TENURE
Russell A. Haehn	60	Chairman, Chief Executive Officer, and Director since January 2004
Gregory A. Haehn	62	President, Chief Operating Officer, and Director since January 2004

Officers and Directors

Russell A. Haehn has been the Chairman, Chief Executive Officer, and Secretary of the Company since the acquisition of W.W. Cycles in January 2004, and holds the same positions with W.W. Cycles since such time. Prior to such acquisition, Mr. Haehn had been the Vice President and a director of W.W. Cycles since its inception in 1984. From 1990 to 2000, Mr. Haehn also was the founder, President, a director and the sole shareholder of Andrew Cycles Incorporated, which was an importer and exporter of motorcycles.

Gregory A. Haehn has been the President, Chief Operating Officer, Treasurer, and a director of the Company since the acquisition of W.W. Cycles, in January 2004, and holds the same positions with W.W. Cycles since such time. Mr. Haehn since its inception in 1998, also has been the President, director and sole shareholder of Yukon International Inc., a manufacturer, distributor and retailer of fitness equipment. From May 2000 to December 2000, Mr. Haehn was President of Interactive Marketing Technologies, Inc., a publicly-traded company in the direct marketing business. From 1988 to 1997, Mr. Haehn was the founder, President and sole shareholder of Midwest Motorsports Inc., a power sports dealership in Akron, Ohio which sold motorcycles. Additionally, from 1976 to 1997, Mr. Haehn was the President of Worldwide Auto Parts Inc., a leading regional auto parts supply business in Northeastern Ohio.

Russell Haehn and Gregory Haehn are brothers. The present term of office of each director will expire at the next annual meeting of shareholders.

Our executive officers are elected annually at the first meeting of our board of directors held after each annual meeting of shareholders. Each executive officer holds office until his successor is duly elected and qualified, until his resignation, or until removed in the manner provided by our bylaws.

Agreement to Appoint Additional Director

Until February 2011, we have agreed to appoint a designee of HCFP/Brenner Securities LLC, the placement agent in the September 2005 Private Placement, to serve on our board of directors. In the event that said placement agent does not exercise its right to appoint a designee to our board, it shall have the right to send a representative (who need not be the same individual from meeting to meeting) to observe each meeting of the board of directors. Except as provided herein, there are no arrangements between any director or director nominee of the Company and any other person pursuant to which he was, or will be, selected as a director.

Director Compensation

We have not paid any cash compensation to our directors for their service on the board of directors, and do not have any plans to do so in the near future. We do not currently maintain liability insurance coverage for the acts of our officers and directors, but we have agreed to obtain liability insurance in an amount not less than $1,500,000, on or around the date that said placement agent's designee commences services on our board, if this shall occur, and will include said placement agent's designee as an insured under such policy.

Significant Employees

Phillip A. Andrews has been the general manager of our W.W. Cycles subsidiary since 1984.

Paul Katsiadas is currently employed by our Chicago Cycles subsidiary as general manager and has served in that position since April 2007.  From April 2006 through April 2007 Mr. Katsiadas was sales manager of  Chicago Cycles. During the 12-year period prior to his employment with us, Mr. Katsiadas held several management positions within automobile dealerships.

Governance

The Company has not formally appointed an audit committee, and the entire board of directors (two persons) currently serves the function of an audit committee. The Company has not made a determination as to whether any of its directors would qualify as an audit committee financial expert.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth the annual and long-term compensation paid for the fiscal years ended December 31, 2007 and 2006 to our Chairman and Chief Executive Officer; and President and Chief Operating Officer (collectively, the “Named Executive Officers”). No other officer received compensation in excess of $100,000 in any of those years.

Name and Positions	Fiscal Year	Salary ($)	Bonus ($)	Option Awards ($)	All Other Compensation ($)	Total ($)
Russell A. Haehn,	2007	$106,000	-0-	-0-	220,715(1)	$326,715
Chairman and	2006	101,500	-0-	-0-	175,335(1)	276,835
Chief Executive Officer

Gregory A. Haehn,	2007	$71,700	-0-	-0-	$21,200(2)	$92,900
President and	2006	71,600	-0-	-0-	34,430(2)	106,030
Chief Operating Officer

(1)
Other compensation payable to Russell Haehn includes amounts payable to Mr. Haehn directly from manufacturers of certain of the products we sell, as an incentive to sell these  products. The total amounts paid to Mr. Haehn during the years set forth in the above table were $208,715 in 2007 and $163,335 in 2006. Mr. Haehn also received an automobile allowance of $12,000 per year in each of those years.

(2)
Other compensation payable to Gregory Haehn reflects an automobile allowance of $12,000 in each of 2007 and 2006 and an aggregate of $9,200 paid to Mr. Haehn in 2007 and $22,430 in 2006 directly from manufacturers of certain of the products we sell, as an incentive to sell these products.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information as to options held by each of the Named Executives at December 31, 2007. Based on the last reported sale price for our shares of common stock on December 31, 2007 of $0.25, as reported on the OTC Bulletin Board Service, none of the options listed in the following table were in the money on such date.

	Option Awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date

Russell A. Haehn	1,000,000	—	$1.25	8/16/2009

Gregory A. Haehn	500,000	—	$1.25	8/16/2009

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We lease our 75,000 square foot facility in Salem, Ohio from an affiliated entity controlled by Russell A. Haehn, our Chairman, Chief Executive Officer and a controlling shareholder. Pursuant to the terms of a lease, effective January 1, 2007, we lease this facility under a 5-year lease, with an additional 5-year term available, at a rental rate of $24,000 per month. We believe that the terms of this arrangement are no less favorable to us than those that would be available for a similar facility leased from a third party in a bona fide arms-length transaction.

We made loans in September and November of 2004, in an aggregate amount of approximately $66,000, to Marck's Real Estate, Inc, a corporation owned by Russell A. Haehn and the owner of our Salem, Ohio facilities. These loans were used by Marck's Real Estate to pay construction costs relating to the expansion of our Ohio facilities. We made additional loans to Marck's Real Estate in 2005, and at December 31, 2005 the aggregate outstanding amount of such loans was approximately $261,667. All loans to Russell Haehn and Marck's Real Estate were repaid as of March 31, 2006.

On October 27, 2006, Russell Haehn, our Chairman and Chief Executive Officer, provided a working capital loan to us in the amount of $350,000. This loan is evidenced by a promissory note (the “Note”) in the principal amount of $350,000 payable on demand any time after October 26, 2007. The Note bears interest at a rate of 6% per annum, and the outstanding principal amount and all accrued interest are payable upon demand or sooner, if prepaid by us.  The outstanding principal balance of the loan as of March 31, 2008 was $119,551.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of June 16, 2008, we had a total of 12,948,316 shares of common stock issued and outstanding.

The following table sets forth information, as of June 16, 2008, with respect to the beneficial ownership of our common stock by: (i) all directors; (ii) the Named Executive Officers; (iii) all current executive officers and directors as a group; and (iv) each shareholder known by us to be the beneficial owner of more than 5% of our common stock.

Name	Number of Shares Owned Beneficially (1)	Approximate Percent of Class Owned (1)(2)(3)
Russell A. Haehn (4)(6)	5,785,000	41.5%
Gregory A. Haehn (5)(6)	3,235,000	24.1%

All Executive Officers and Directors, as a Group (two persons)	9,020,000	62.4%

(1)
Beneficial ownership information is based on information provided to the Company. Except as indicated, and subject to community property laws when applicable, the persons named in the table above have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. Except as otherwise indicated, the address of such persons is the Company's offices at 13134 State Route 62, Salem, Ohio 44460.

(2)
The percentages shown are calculated based upon 12,948,316 shares of common stock outstanding on June 16, 2008. The numbers and percentages shown include the shares of common stock actually owned as of June 16, 2008 and the shares of common stock that the person or group had the right to acquire within 60 days of June 16, 2008. In calculating the percentage of ownership, all shares of common stock that the identified person or group had the right to acquire within 60 days of June 16, 2008 upon the exercise of options and warrants are deemed to be outstanding for the purpose of computing the percentage of the shares of common stock owned by such person or group, but are not deemed to be outstanding for the purpose of computing the percentage of the shares of common stock owned by any other person.

(3)
Notwithstanding each person or group's beneficial ownership of the Company's common stock, since the Series A Shares are entitled to vote together with the common stock on all matters submitted to shareholders for their approval, each person's or groups percentage voting interest (assuming exercise of all options) is: Russell A. Haehn - 30.7%; Gregory A. Haehn - 17.6%; and all executive officers and directors as a group - 46.7%.

(4)	Includes a five-year non-qualified stock option, granted to Mr. Russell Haehn on August 16, 2004, to purchase up to 1,000,000 shares of common stock at an exercise price of $1.25 per share.

(5)
Includes (i) 2,655,000 shares of common stock owned directly by Mr. Gregory Haehn and (ii) 80,000 shares of common stock owned by Mr. Haehn's minor children. Does not include an additional 80,000 shares of common stock owned by two other of Mr. Gregory Haehn's children for which he disclaims any beneficial ownership. Also includes a five-year non-qualified stock option, granted to Mr. Gregory Haehn on August 16, 2004, to purchase up to 500,000 shares of common stock at an exercise price of $1.25 per share.

(6)	Russell Haehn and Gregory Haehn are brothers.

The Company is not aware of any arrangement which might result in a change in control in the future.

DESCRIPTION OF SECURITIES

The following summary is qualified in its entirety by reference to the Company's Restated Articles of Incorporation ("Articles") and its bylaws. The Company's authorized capital stock consists of 75,000,000 shares of common stock, $.001 par value per share, and 5,000,000 shares of preferred stock, $.001 par value per share.

Common Stock

As of June 16, 2008, we have 12,948,316 shares of common stock issued and outstanding. Each share of common stock is entitled to one vote at all meetings of shareholders. All shares of common stock are equal to each other with respect to liquidation rights and dividend rights. There are no preemptive rights to purchase any additional shares of common stock. Our Articles do not provide for cumulative voting in the election of directors. Because holders of common stock do not have cumulative voting rights, subject to the rights of the preferred stock to vote with the holders of common stock, holders or a single holder of more than 50% of the outstanding shares of common stock present and voting at an annual meeting at which a quorum is present can elect all of the Company's directors. In the event of liquidation, dissolution or winding up of the Company, holders of shares of common stock will be entitled to receive on a pro rata basis all assets of the Company remaining after satisfaction of all liabilities and all liquidation preferences, if any, granted to holders of our preferred stock.

All of our issued and outstanding common stock is, and, when distributed according to the terms of the offering will be, fully paid and non-assessable and are not subject to any future call.

The holders of outstanding shares of common stock are entitled to receive dividends out of assets legally available therefore at such times and in such amounts as our board of directors may from time to time determine, subject to any approval required by holders of any class of preferred stock. Holders of common stock will share equally on a per share basis in any dividend declared by the board of directors. We have not paid any dividends on our common stock, to date, and do not anticipate paying any cash dividends our common stock in the foreseeable future.

Preferred Stock

General

The board of directors of the Company has the authority to divide the authorized preferred stock into series, the shares of each series to have such relative rights and preferences as shall be fixed and determined by the board of directors. The provisions of a particular series of authorized preferred stock, as designated by the board of directors, may include restrictions on the payment of dividends on common stock. Such provisions may also include restrictions on the ability of the Company to purchase shares of common stock or to purchase or redeem shares of a particular series of authorized preferred stock. Depending upon the voting rights granted to any series of authorized preferred stock, issuance thereof could result in a reduction in the voting power of the holders of common stock. In the event of any dissolution, liquidation or winding up of the Company, whether voluntary or involuntary, the holders of the preferred stock will receive, in priority over the holders of common stock, a liquidation preference established by the board of directors, together with accumulated and unpaid dividends. Depending upon the consideration paid for authorized preferred stock, the liquidation preference of authorized preferred stock and other matters, the issuance of authorized preferred stock could result in a reduction in the assets available for distribution to the holders of common stock in the event of the liquidation of the Company.

Series A Shares

As of June 16, 2008, we have 2450 shares of preferred stock issued and outstanding, all of which have been designated as Series A convertible preferred stock (the "Series A Shares"). Additionally, HCFP/Brenner Securities LLC, the placement agent in our September 2005 Private Placement has an option to purchase 287 Series A Shares at a purchase price of $1,000 per share.

Rank. The Series A Shares rank senior to (1) the common stock and (2) each other class or series of preferred stock now or hereafter established by the board of directors, the terms of which do not expressly provide that it ranks senior to, or on a parity with, the Series A Shares as to dividend rights and rights on liquidation, winding-up, and dissolution of the Company.

Dividends. The holders of shares of Series A Shares receive dividends at the rate of $100.00 per Series A Share per annum, payable, at the option of the Company, in cash or shares of Common Stock, provided that, the dividend rate is reduced to $70.00 per Series A Share per annum at such time as and for as long as our shares of common stock issuable upon conversion of the Series A Shares are covered by an effective registration statement. In the event of certain defaults by the Company, the dividend rate will be increased to $200.00 per Series A Share until the default has been cured. Dividends will accrue and be payable semi-annually, in arrears, on the first day of March and September in each year, beginning March 2006. Dividends payable on the Series A Shares are cumulative and any accrued and unpaid dividends are included in the payment of a liquidation preference to the holders of Series A Shares, as described below.

Liquidation Preference. In the event of a liquidation, dissolution, or winding up of the Company, whether voluntary or involuntary, the holders of the Series A Shares are entitled to receive, after all payments to holders of any securities that rank senior to the Series A Shares, $1,000.00 per Series A Share, together with an amount equal to the dividends accrued and unpaid thereon (whether or not declared) to the date of final distribution to the holders of Series A Shares, without interest, before any payment shall be made or any assets distributed to the holders of any of the Company's securities that rank junior to the Series A Shares, including the common stock. After the full payment of the liquidation preference to the holders of Series A Shares, they are not entitled to any further participation in any distribution of the Company's assets. At the option of any holder of Series A Shares, a consolidation or merger of the Company with another corporation in which the Company is not the surviving entity, or a sale or transfer of all or part of the Company's assets for cash, securities or other property will be considered a liquidation, dissolution, or winding up of the Company.

Conversion.

Election to Convert. Each Series A Share may be converted at any time, at the election of the holder, into 2,000 shares of our common stock, subject to certain adjustments.

Mandatory Conversion. We have the right, in our sole discretion, to require that all of the outstanding Series A Shares be converted into shares of our common stock at the same conversion rate applicable to a conversion election. We have this right to require conversion at any time: (1) the last trade price of our common stock reported on the OTC Bulletin Board for each of the ten consecutive trading days ending two business days prior to the date of our conversion election exceeds $1.50 per share (subject to certain adjustments, including adjustments for anti-dilution) and (2) the common stock issuable upon conversion of the Series A Shares is covered by an effective registration statement during the entire ten-day period and through the date of the conversion.

Anti-Dilution Adjustments. Subject to certain exceptions, if we issue securities, in the future, at an effective price of less than $.50 per share of common stock (or the then current price as reduced by prior anti-dilution events), then the rate of conversion of the Series A Shares into our common stock will be reduced to the effective price of our common stock as issued. In addition, the rate of conversion may also be reduced as a result of certain recapitalization events, including (1) a split or reverse split of our shares of common stock and (2) the payment of a dividend in shares of our common stock (other than dividends payable on the Series A Shares in common Stock).

Voting Rights. Holders of the Series A Shares vote together with the holders of common stock as a single class on all matters submitted to shareholders for a vote and shall have a number of votes equal to 2,000 votes for each Series A Share, subject to certain adjustments. Additionally, the approval of the holders of a majority of the Series A Shares is required for the approval of the following matters:

(1) Any amendment, alteration, or repeal of the Articles or the certificate of designation relating to the Series A Shares, if such amendment, alteration or repeal adversely affects the rights, preferences or privileges of the Series A Shares, including the right to create, authorize or issue any series or shares of stock senior to or on parity with the Series A Shares, or to increase the amount of authorized capital stock of any such class;

(2) The creation, authorization, or issuance of any series or shares of capital stock convertible into common stock which is on parity with or senior to the Series A Shares in terms of liquidation, dividends, or otherwise;

(3) The merger, consolidation, or entering into a business combination, or similar transaction, other than if (i) the Company is the surviving entity and (ii) the shareholders of the Company prior to such transaction continue to hold a majority of the capital stock of the Company following the transaction;

(4) The incurrence or permission to exist of any inventory or equipment indebtedness or liens relating thereto, except that the Company may borrow in connection with institutional financing of inventory and equipment and mortgage financing in connection with acquisitions of real estate;

(5) The declaration or payment of any dividends on, purchase, redemption, or retirement for value, of any capital stock (other than the Series A Shares), or make any distribution of assets, capital stock, warrants, rights, options, indebtedness, or obligations to the Company's shareholders;

(6) The sale or other transfer of a material portion of the Company's assets; provided, however, that such a sale or other transfer will be permitted if (i) it is not of all or substantially all of the Company's assets and (b) is approved by a majority of the independent and disinterested members of the board of directors; and

(7) The entering into any transaction or agreement, or the amendment or modification of any existing agreement, with any officers, directors or principal shareholders of the Company, or any of their affiliates, which transaction, agreement amendment or modification is not approved by a majority of the independent and disinterested members of the board of directors.

Warrants

Series A Warrants

We issued warrants in our September 2005 Private Placement (the "Series A Warrants") to the investors who purchased Series A Shares, providing those shareholders the right to purchase up to an aggregate of 5,740,000 shares of our common stock, at an exercise price of $.50 per share, subject to certain adjustments. Additionally, the placement agent in our September 2005 Private Placement has an option to acquire Series A Warrants to purchase 574,000 shares of our common stock. The Series A Warrants, which are also being offered for resale by the Selling Shareholders under this prospectus, may be exercised at any time until September 16, 2010. Other material terms of the Series A Warrants are as follows:

(1) Listing. Upon the request of any holder of the Series A Warrants (following the holder's obtaining the written consent of HCFP/Brenner Securities LLC) or of said placement agent, we have agreed to use our best efforts to list the Series A Warrants on the OTC Bulletin Board and to provide for quotation on any other trading market or exchange on which our common stock becomes quoted or listed in the future.

(2) Anti-Dilution Adjustments. At any time prior to the listing of the Series A Warrants on the OTC Bulletin Board, the exercise price will be subject to similar adjustments as provided with respect to reductions in the conversion price, in the event of the issuance of additional securities at an effective price per share of common stock less than $.50 (or the then current exercise price as reduced by prior anti-dilution events). The exercise price is also subject to adjustment as a result of certain recapitalization events.

(3) Appointment of Warrant Agent. We are required, commencing on the first date that the Series A Warrants are listed on OTC Bulletin Board, to appoint a warrant agent for the purpose of maintaining the warrant register, in connection with the issuance of the common stock issuable upon the exercise of the Series A Warrants, exchanging the Series A Warrants, replacing the Series A Warrants or any or all of the foregoing. Upon said appointment, any registration, issuance, exchange, or replacement of the Series A Warrants, as the case may be, will be made at the office of the warrant agent.

(4) Redemption. Provided (i) that the shares of common stock underlying the Series A Warrants are registered for resale under an effective registration statement filed by the Company with the SEC and (ii) that the registration statement shall be effective thirty (30) days prior to the date of a notice of redemption, and remains effective until that date, and provided that the Company obtains the prior written consent of HCFP/Brenner Securities LLC to redeem the Series A Warrants, then upon not less than 14 business days' prior written notice to the each holder, the Series A Warrants may be redeemed by the Company at any time commencing six months after the date of effectiveness of the registration statement and prior to expiration of the Series A Warrants, in whole but not in part, at the Company's sole option, at the redemption price of $0.01 per share for every share of common stock purchasable upon exercise the Series A Warrants at the time of redemption, if the last sale price of a share of our common stock is at least $1.50 per share as adjusted for stock splits, dividends and the like, for all ten of the consecutive trading days ending within three business days prior to the date of the redemption notice. The sending of a redemption notice will not affect a holder's ability to exercise his or her Series A Warrants at any time prior to the date of redemption.

Registration Rights

In connection with the issuance of its securities in the September 2005 Private Placement, we entered into a registration rights agreement with the purchasers and the placement agent requiring us to file a registration statement to register (1) the shares of common stock into which the Series A Shares convert Warrants (including those Series A Shares that may be purchased pursuant to the placement agent's option); (2) the shares of common stock that may be paid as dividends on the Series A Shares; (3) the Series A Warrants (including those Series A Warrants that may be issued pursuant to the placement agent's option), and (4) the shares of common stock underlying the Series A Warrants (including those underlying the Series A Warrants issuable to the placement agent pursuant to its option), on a Form SB-2 Registration Statement (or comparable form) by on or about October 31, 2005 and ensure that such registration statement is effective no later than on or about January 16, 2005. If any of the above time periods were not met, or the registration statement is declared effective by the SEC, but the registered securities cannot be sold by a Selling Shareholder for any reason other than its own fault, then the Company will pay investors an amount in cash, as partial liquidated damages and not as a penalty, equal to 2% per month of the issue price until such deficiency is cured. In the event that the Registration Statement was not declared effective by January 16, 2006, we were required to pay investors in the September 2005 Private Placement, unless these investors agreed otherwise, an aggregate of $57,400 on such date, and an additional $57,400 each month thereafter until the Registration Statement was declared effective. Since the Registration Statement was declared effective on February 13, 2006, we paid these investors liquidated damages in an aggregate amount of $57,000.

Certain Rights of Holders of Common Stock

The Company is a Nevada corporation organized under Chapter 78 of the Nevada Revised Statutes ("NRS"). Accordingly, the rights of the holders of common stock are governed by Nevada law. Although it is impracticable to set forth all of the material provisions of the NRS, the following is a summary of certain significant provisions of the NRS that affect the rights of securities holders.

Control Share Statute

Sections 78.378 - 78.3793 of the NRS constitute Nevada's control share statute, which set forth restrictions on the acquisition of a controlling interest in a Nevada corporation which does business in Nevada (directly or through an affiliated corporation) and which has 200 or more shareholders, at least 100 of whom are shareholders of record and residents of Nevada. A controlling interest is defined as ownership of common stock sufficient to enable a person directly or indirectly and individually or in association with others to exercise voting power over at least 20% but less than 33.3% of the common stock, or at least 33.3% but less than a majority of the common stock, or a majority or more of the common stock. Generally, any person acquiring a controlling interest must request a special meeting of shareholders to vote on whether the shares constituting the controlling interest will be afforded full voting rights, or something less. The affirmative vote of the holders of a majority of the common stock, exclusive of the control shares, is binding. If full voting rights are not granted, the control shares may be redeemed by the corporation under certain circumstances. The Company does not believe the foregoing provisions of the Nevada statutes are presently applicable to it because it does not presently have the requisite number of shareholders and does not conduct business in Nevada; however, if in the future it does satisfy these requirements, then such provisions may apply.

Business Combination Statute

Sections 78.411 - 78.444 of the NRS set forth restrictions and prohibitions relating to certain business combinations and prohibitions relating to certain business combinations with interested shareholders. These sections generally prohibit any business combination involving a corporation and a person that beneficially owns 10% or more of the common stock of that corporation (an "Interested Shareholder") (A) within five years after the date (the "Acquisition Date") the Interested Shareholder became an Interested Shareholder, unless, prior to the Acquisition Date, the corporation's board of directors had approved the combination or the purchase of shares resulting in the Interested Shareholder becoming an Interested Shareholder; or (B) unless five years have elapsed since the Acquisition Date and the combination has been approved by the holders of a majority of the common stock not owned by the Interested Shareholder and its affiliates and associates; or (C) unless the holders of common stock will receive in such combination, cash and/or property having a fair market value equal to the higher of (a) the market value per share of common stock on the date of announcement of the combination or the Acquisition Date, whichever is higher, plus interest compounded annually through the date of consummation of the combination less the aggregate amount of any cash dividends and the market value of other dividends, or (b) the highest price per share paid by the Interested Shareholder for shares of common stock acquired at a time when he owned 5% or more of the outstanding shares of common stock and which acquisition occurred at any time within five years before the date of announcement of the combination or the Acquisition Date, whichever results in the higher price, plus interest compounded annually from the earliest date on which such highest price per share was paid less the aggregate amount of any cash dividends and the market value of other dividends. For purposes of these provisions, a "business combination" is generally defined to include (A) any merger or consolidation of a corporation or a subsidiary with or into an Interested Shareholder or an affiliate or associate; (B) the sale, lease or other disposition by a corporation to an Interested Shareholder or an affiliate or associate of assets of that corporation representing 5% or more of the value of its assets on a consolidated basis or 10% or more of its earning power or net income; (C) the issuance by a corporation of any of its securities to an Interested Shareholder or an affiliate or associate having an aggregate market value equal to 5% or more of the aggregate market value of all outstanding shares of that corporation; (D) the adoption of any plan to liquidate or dissolve a corporation proposed by or under an agreement with the Interested Shareholder or an affiliate or associate; (E) any receipt by the Interested Shareholder or an affiliate, except proportionately as a Shareholder, of any loan, advance, guarantee, pledge or other financial assistance or tax credit or other tax advantage; and (F) any recapitalization or reclassification of securities or other transaction that would increase the proportionate shares of outstanding securities owned by the Interested Shareholder or an affiliate. Sections 78.411-78.444 of the NRS are presently applicable to the Company.

Mergers, Consolidations, and Sales of Assets

Nevada law provides that an agreement of merger or consolidation, or the sale or other disposition of all or substantially all of a corporation's assets, must be approved by the affirmative vote of the holders of a majority of the voting power of a corporation (except that no vote of the shareholders of the surviving corporation is required to approve a merger if certain conditions are met, unless the articles of incorporation of that corporation states otherwise, and except that no vote of shareholders is required for certain mergers between a corporation and a subsidiary), but does not require the separate vote of each class of stock unless the corporation's articles of incorporation provides otherwise (except that class voting is required in a merger if shares of the class are being exchanged or if certain other rights of the class are affected). The Company's certificate of designation of its Series A Shares alters these provisions of Nevada law by providing for the requirement of the approval of the holders of a majority of the Series A Shares, voting separately as a class for: (1) the merger, consolidation or entering into a business combination or similar transaction, other than if (a) the Company is the surviving entity and (b) the shareholders of the Company prior to such transaction continue to hold a majority of the capital stock of the Company following the transaction; and (2) the sale, transfer or disposal of a material portion of the Company's assets; provided, however, that such a sale, transfer or other disposition will be permitted if (a) it is not of all or substantially all of the Company's assets and (b) is approved by a majority of the independent and disinterested members of the Company's board of directors.

Directors; Removal of Directors

Under Nevada law, the number of directors may be fixed by, or determined in the manner provided in, the articles of incorporation or bylaws of a corporation, and the board of directors may be divided into classes as long as at least 25% in number of the directors are elected annually. Nevada law further requires that a corporation have at least one director. Directors may be removed under Nevada law with or without cause by the holders of not less than a majority of the voting power of the corporation, unless a greater percentage is set forth in the articles of incorporation.

Amendments to Bylaws

The Company’s bylaws may be amended by the board of directors, or by the shareholders with respect to any bylaw adopted by the shareholders.

Appraisal Rights

The Nevada statutes provide dissenting or objecting security holders with the right to receive the fair value of their securities in connection with certain extraordinary corporate transactions. These appraisal rights are available with respect to certain mergers and share exchanges and in connection with the granting of full voting rights to control shares acquired by an interested shareholder. However, unless the transaction is subject to the control share provisions of the Nevada statutes, a shareholder of a Nevada corporation may not assert dissenters' rights, in most cases, if the stock is listed on a national securities exchange or held by at least 2,000 shareholders of record (unless the articles of incorporation of the corporation expressly provide otherwise or the security holders are required to exchange their shares for anything other than shares of the surviving corporation or another publicly held corporation that is listed on a national securities exchange or held of record by more than 2,000 shareholders). The Company's certificate of designation of its Series A Shares alters these provisions of Nevada law by providing each holder of Series A Shares, at its option, the right to elect to treat a consolidation or merger of the Company with another corporation in which the Company is not the surviving entity, or a sale or transfer of all or part of the Company's assets for cash, securities or other property as a liquidation event, which would entitle such shareholder to payment for its Series A Shares based on the liquidation preference amount of the Series A Shares.

Cumulative Voting

Under the Nevada statutes, the articles of incorporation of a corporation may provide for cumulative voting, which means that the shareholders are entitled to multiply the number of votes they are entitled to cast by the number of directors for whom they are entitled to vote and then cast the product for a single candidate or distribute the product among two or more candidates. Cumulative voting is not available to shareholders of a Nevada corporation, unless its articles of incorporation expressly provide for that voting right. The Company's Articles do not contain a provision permitting shareholders to cumulate their votes when electing directors.

Indemnification of Directors, Officers and Controlling Persons

Section 78.7502 of the Nevada Revised Statutes requires a corporation to indemnify a director or officer who has been successful on the merits or otherwise in defense of any proceeding to which he or she is made a party by reason of his or her service as a director or officer. Nevada law permits a corporation to indemnify its present and former directors and officers, among others, against judgments, fines, settlements and reasonable expenses (including attorneys’ fees) actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service as directors or officers (including a proceeding brought by or in the right of the corporation), but only if: (i) their liability is not the result of a breach of fiduciary duties involving intentional misconduct, fraud or a knowing violation of law or (ii) they acted in good faith and in a manner which they reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A Nevada corporation may not indemnify directors or officers for final, non-appealable, adverse judgments in a suit by or in the right of the corporation unless a court orders determines that indemnification would be fair and reasonable, but then only for expenses.

In addition, Section 78.751 of the Nevada Revised Statutes permits a corporation, if provided in its Articles of Incorporation or By-laws, to advance reasonable expenses to a director or officer before a final disposition of a proceeding, but only upon the corporation’s receipt of a written undertaking by or on behalf of the director or officer to repay the amount paid or reimbursed by the corporation if it is ultimately determined that he or she was not entitled to indemnification.

Our Articles provide for the indemnification of any person entitled to indemnification pursuant to the Nevada Revised Statutes to the fullest extent permitted thereunder.

Each Selling Shareholder has agreed to indemnify the Company against certain liabilities incurred in connection with this offering as the result of claims made under the Securities Act of 1933, the Securities Exchange Act of 1934, or state law.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

LEGAL MATTERS

The validity of the issuance of the shares of common stock offered by this prospectus has been passed upon for the Company by Gusrae, Kaplan, Bruno & Nusbaum, PLLC, New York, New York.

EXPERTS

The consolidated financial statements of Giant Motorsports, Inc. as of December 31, 2007 and 2006 and for the years then ended, as listed below, included in this prospectus and the Registration Statement have been included herein in reliance upon the report of Bagell Josephs, Levine & Company, LLC, independent certified public accountants, given on the authority of said firm as an expert in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

The Company has filed under the Securities Act with the Securities and Exchange Commission a Registration Statement on Form S-1 with respect to its shares of common stock and Series A Warrants offered hereby. This prospectus supplements and amends the prospectus that was filed as a part of the Registration Statement. As permitted by the rules and regulations of the Commission, this prospectus omits certain information contained in the Registration Statement, and reference is hereby made to the Registration Statement for further information with respect to the Company and its common stock and the Series A Warrants.

We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Reports filed with the SEC pursuant to the Exchange Act, including proxy statements, annual and quarterly reports, and other reports filed by the Company can be inspected and copied at the public reference facilities maintained by the SEC at the Headquarters Office, 100 F. Street N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. You can request copies of these documents upon payment of a duplicating fee by writing to the SEC. The Company's filings are also available on the SEC's internet site ( http://www.sec.gov ).

  No person has been authorized to give any information or to make any representation other than as contained or incorporated by reference in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the Company. Neither the delivery of this prospectus nor any sale of common stock made hereunder shall, under any circumstances, create any implication that the information contained herein is correct as of any date subsequent to the date hereof. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy the securities offered by this prospectus to any person or by anyone in any jurisdiction in which it is unlawful to make such an offer or solicitation.

BAGELL, JOSEPHS, LEVINE & COMPANY, L.L.C.
Certified Public Accountants
406 Lippincott Drive, Suite J
Marlton, New Jersey 08053
(856) 346-2828 Fax (856) 396-0022

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Giant Motorsports, Inc.
Salem, Ohio

We have audited the accompanying consolidated balance sheets of Giant Motorsports, Inc. as of December 31, 2007 and 2006, and the related consolidated statements of income(loss), stockholders' equity, and cash flows each of the years in the two-year period ended December 31, 2007. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Giant Motorsports, Inc. as of December 31, 2007 and 2006, and the results of its operations and its cash flows each of the years in the two-year period ended December 31, 2007 in conformity with accounting principles generally accepted in the United States of America.

/s/ BAGELL, JOSPEHS, LEVINE & COMPANY, LLC
BAGELL, JOSEPHS, LEVINE & COMPANY, LLC

Marlton, New Jersey April 2, 2008

GIANT MOTORSPORTS, INC.
CONSOLIDATED BALANCE SHEETS
DECEMBER 31,

	2007	2006
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$919,784	$156,530
Accounts receivable, net	3,421,107	3,803,718
Inventories	25,626,033	21,267,135
Deferred tax assets	22,000	113,900
Prepaid expenses	28,069	10,131
TOTAL CURRENT ASSETS	30,016,993	25,351,414

FIXED ASSETS, NET	1,666,828	2,004,274

OTHER ASSETS
Intangibles, net	1,688,950	1,688,950
Deposits	45,600	41,000
TOTAL OTHER ASSETS	1,734,550	1,729,950
	$33,418,371	$29,085,638

The accompanying notes are an integral part of these consolidated financial statements.

GIANT MOTORSPORTS, INC.
CONSOLIDATED BALANCE SHEETS (CONTINUED)
DECEMBER 31,

	2007	2006
LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Current portion of long-term debt	$796,510	$1,513,665
Notes payable, floor plans	24,748,401	20,885,887
Note payable, officer	119,551	352,500
Accounts payable, trade	1,055,932	1,987,152
Accrued expenses	583,102	493,939
Accrued income taxes	436,200	-
Customer deposits	834,594	196,246
TOTAL CURRENT LIABILITIES	28,574,290	25,429,389

DEFERRED TAX LIABILITIES	13,500	20,600

LONG-TERM DEBT, Net of current portion	428,488	-
TOTAL LIABILITIES	29,016,278	25,449,989

COMMITMENTS

STOCKHOLDERS' EQUITY
Preferred Stock, $.001 par value, authorized 5,000,000 shares 5,000 shares designated Series A Convertible, $1,000 stated value 2,450 shares issued and outstanding at December 31, 2007 and 2006	2,450,000	2,450,000
Common Stock, $.001 par value, authorized 75,000,000 shares 12,452,651 and 11,791,747 shares issued and outstanding at December 31, 2007 and 2006, respectively	12,453	11,792
Additional paid-in capital	2,053,218	1,868,592
Additional paid-in capital - Options	93,426	93,426
Additional paid-in capital - Warrants	1,724,800	1,724,800
Additional paid-in capital - Beneficial conversions	1,303,400	1,303,400
Issuance cost on Preferred Series A convertible	(786,762)	(786,762)
Retained earnings (deficit)	(2,448,442)	(3,029,599)
TOTAL STOCKHOLDERS' EQUITY	4,402,093	3,635,649
	$33,418,371	$29,085,638

The accompanying notes are an integral part of these consolidated financial statements.

GIANT MOTORSPORTS, INC.
CONSOLIDATED STATEMENTS OF INCOME (LOSS)
FOR THE YEARS ENDED DECEMBER 31,

	2007	2006
REVENUES
Sales	$95,699,650	$97,637,103
Finance, insurance and extended service revenues	2,997,042	3,114,683
TOTAL REVENUES	98,696,692	100,751,786

COST OF SALES	84,109,662	86,340,024
GROSS PROFIT	14,587,030	14,411,762

OPERATING EXPENSES
Selling expenses	7,973,104	8,313,676
General and administrative expenses	4,217,522	4,980,384
	12,190,626	13,294,060
INCOME FROM OPERATIONS	2,396,404	1,117,702

OTHER INCOME AND (EXPENSE)
Other income, net	193,464	20,883
Interest expense, net	(1,272,885)	(1,413,383)
Gain (loss) on sale of assets	(19,539)	21,500
	(1,098,960)	(1,371,000)

INCOME (LOSS) BEFORE PROVISION (BENEFITS) FOR TAXES	1,297,444	(253,298)

PROVISION (BENEFIT) FOR TAXES	531,000	(72,100)
INCOME (LOSS) BEFORE PREFERRED DIVIDENDS	766,444	(181,198)

PREFERRED DIVIDENDS	(185,287)	(273,526)

NET INCOME (LOSS) ATTRIBUTABLE TO
COMMON SHAREHOLDERS	$581,157	$(454,724)

BASIC INCOME (LOSS) PER SHARE	0.05	$(0.04)

DILUTED INCOME (LOSS) PER SHARE	$0.02	$(0.04)

WEIGHTED AVERAGE SHARES OUTSTANDING
BASIC	12,225,073	11,090,020
DILUTED	28,904,647	11,090,020

The accompanying notes are an integral part of these consolidated financial statements.

GIANT MOTORSPORTS, INC.
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
FOR THE YEARS ENDED DECEMBER 31, 2007 and 2006

	Preferred Stock		Common Stock		Paid-in	Paid-in capital -	Paid-in capital -	Paid-in capital - Beneficial	Issuance costs preferred	Retained earnings
	Shares	Amount	Shares	Amount	capital	Options	Warrants	conversion	series A	(Deficit)	Total

Balance, December 31, 2005	2,870	2,870,000	10,445,000	10,445	641,277	109,442	2,020,480	1,526,840	(786,762)	(2,574,875)	3,816,847

Conversion of Series A preferred stock	(420)	(420,000)	938,500	939	954,197	(16,016)	(295,680)	(223,440)	-	-	-

Common shares dividends issued	-	-	408,247	408	273,118	-	-	-	-	(273,526)	-

Net loss for the year ended December 31, 2006	-	-	-	-	-	-	-	-	-	(181,198)	(181,198)

Balance, December 31, 2006	2,450	2,450,000	11,791,747	11,792	1,868,592	93,426	1,724,800	1,303,400	(786,762)	(3,029,599)	3,635,649

Common shares dividends issued	-	-	660,904	661	184,626	-	-	-	-	(185,287)	-

Net income for the year ended December 31, 2007	-	-	-	-	-	-	-	-	-	766,444	766,444

Balance, December 31, 2007	2,450	$2,450,000	12,452,651	$12,453	$2,053,218	$93,426	$1,724,800	$1,303,400	$(786,762)	$(2,448,442)	$4,402,093

The accompanying notes are an integral part of these consolidated financial statements.

GIANT MOTORSPORTS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31,

	2007	2006
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$766,444	$(181,198)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	441,481	432,558
Provision for doubtful accounts	35,373	48,977
Deferred federal income taxes (credit)	84,800	(145,400)
(Gain) on sale of fixed assets	(184)	(21,500)
Loss on disposal of fixed assets	19,723	-
Decrease in accounts receivable, net	347,238	992,938
Increase in accounts receivable, employees	-	4,775
(Increase) in inventories	(4,358,898)	(4,492,066)
Decrease in income taxes receivable	-	119,500
(Increase) decrease in prepaid expenses	(17,938)	64,124
Increase in customer deposits	638,348	109,195
Increase in floor plan liability	3,862,514	3,726,168
(Decrease) in accounts payable trade	(931,220)	(383,217)
Increase (decrease) in accrued expenses	525,363	(160,478)
NET CASH PROVIDED BY OPERATING ACTIVITIES	1,413,044	114,376

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of fixed assets	(73,482)	(542,865)
Proceeds from sale of fixed assets	7,000	21,500
Decrease in accounts receivable affiliates	-	261,667
(Increase) in deposits	(4,600)	-
NET CASH (USED IN) INVESTING ACTIVITIES	(71,082)	(259,698)

CASH FLOWS FROM FINANCING ACTIVITIES
Short-term borrowings on note	-	200,000
Payments on long-term debt	(345,759)	(284,814)
Payments received from officer loan	(232,949)	159,365
NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	(578,708)	74,551
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	763,254	(70,771)

CASH AND CASH EQUIVALENTS, beginning of Year	156,530	227,301

CASH AND CASH EQUIVALENTS, end of Year	$919,784	$156,530

The accompanying notes are an integral part of these consolidated financial statements.

GIANT MOTORSPORTS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOW
FOR THE YEARS ENDED DECEMBER 31,

	2007	2006
OTHER SUPPLEMENTARY CASH FLOW INFORMATION
Debt incurred for acquisition of sales agreement	$-	$100,000
Debt incurred for acquisition of vehicles and equipment	$57,092	$-
Interest paid	$1,272,885	$1,445,662
Income taxes paid	$10,000	$-
Preferred stock dividends paid in common stock	$185,287	$273,526

The accompanying notes are an integral part of these consolidated financial statements.

GIANT MOTORSPORTS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2007 and 2006

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization:

Giant Motorsports, Inc., (the Company) through its wholly owned subsidiaries, W.W. Cycles, Inc. doing business as Andrews Cycles and Chicago Cycles, Inc. doing business as Chicago Cycle Center, operates two retail dealerships of motorcycles, all terrain vehicles, scooters and personal watercraft in northeastern Ohio and northern Illinois. On December 30, 2003, the stockholders of W.W. Cycles, Inc. entered into a Stock Purchase and Reorganization Agreement in which effective January 16, 2004 W.W. Cycles, Inc. was issued an aggregate of 7,850,000 restricted shares of common stock, $.001 par value, of American Busing Corporation in exchange for all of the outstanding shares of the Common Stock of the Company, resulting in W.W. Cycles, Inc. becoming a wholly-owned subsidiary of American Busing Corporation. The acquisition was accounted for as a reverse merger whereby, for accounting purposes, WW Cycles, Inc. is considered the accounting acquirer and the historical financial statements of WW Cycles, Inc. became the historical financial statements of Giant Motorsports, Inc. Effective April 5, 2004 American Busing Corporation changed its name to Giant Motorsports, Inc. On April 30, 2004, Giant Motorsports, Inc. acquired substantially all of the assets and certain liabilities of Chicago Cycle Center pursuant to an Asset Purchase Agreement and entered into a Non-competition Agreement with one of the former owners and entered into an Employment Agreement with the other former owner.

Principles of Consolidation:

The consolidated financial statements include the accounts of the Company and all of its wholly owned subsidiaries. All significant inter-company accounts and transactions have been eliminated in consolidation.

Cash and Cash Equivalents:

Cash and cash equivalents include amounts held in demand deposit accounts and overnight investment accounts. The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

Contracts in Transit:

Contracts in transit represent customer finance contracts evidencing loan agreements or lease agreements between the Company, as creditor, and the customer, as borrower, to acquire or lease a vehicle whereby a third-party finance source has given the Company initial, non-binding approval to assume the Company’s position as creditor. Funding and approval from the finance source is provided upon the finance source’s review of the loan or lease agreement and related documentation executed by the customer at the dealership. These finance contracts are typically funded within ten days of the initial approval of the finance transaction by the third-party finance source. The finance source is not contractually obligated to make the loan or lease to the customer until it gives its final approval and funds the transaction. Until such final approval is given, contracts in transit represent amounts due from the customer to the Company. See Note B for additional information.

GIANT MOTORSPORTS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
DECEMBER 31, 2007 and 2006

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Allowance for Doubtful Accounts:

Accounts are written off when management determines that an account is uncollectible. Recoveries of accounts previously written off are recorded when received. An estimated allowance for doubtful accounts is determined to reduce the Company’s receivables to their carrying value, which approximates fair value. The allowance is estimated based on historical collection experience, specific review of individual customer accounts, and current economic and business conditions. Management has determined that an allowance of $25,000 is sufficient at December 31, 2007 and 2006, respectively.

Revenue Recognition:

Vehicle Sales:

The Company records revenue when vehicles are delivered and title has passed to the customer, when vehicle service or repair work is performed and when/or parts are delivered. Sales promotions that are offered to customers are accounted for as a reduction to the sales price at the time of sale. Incentives, rebates and holdbacks offered by manufacturers directly to the Company are recognized at the time of sale if they are vehicle specific, or as earned in accordance with the manufacturer program rules and are recorded as a reduction of cost of merchandise sold.

Finance, Insurance and Extended Service Revenues:

The Company arranges financing for customers through various financial institutions and receives a commission from the lender equal to the difference between the interest rates charged to customers and the interest rates set by the financing institution. The Company also receives commissions from the sale of various third party insurance products to customers and extended service contracts. These commissions are recorded as revenue at the time the customer enters into the contract. The Company is not the obligor under any of these contracts. In the case of finance contracts, a customer may prepay or fail to pay their contract, thereby terminating the contract. Customers may also terminate extended service contracts, which are fully paid at purchase, and become eligible for refunds of unused premiums. In these circumstances, a portion of the commissions the Company receives may be charged back based on the relevant terms of the contracts. The revenue the Company records relating to commissions is net of an estimate of the ultimate amount of chargebacks the Company will be required to pay. Such estimates of chargeback experience are based on our historical chargeback expense arising from similar contracts. The Company also acts as the warrantor on certain extended service contracts and defers the revenue and recognized it over the life of the contract on a straight-line basis.

GIANT MOTORSPORTS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
DECEMBER 31, 2007 and 2006

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Fair Value of Financial Instruments:

Financial instruments consist of cash and cash equivalents, accounts receivable, accounts payable and debt, including floor plan notes payable. The carrying amount of all significant financial instruments approximates fair value due either to length or maturity or variable interest rates that approximate prevailing market rates.

Inventories:

Parts and accessories inventories are stated at the lower of cost or market using the first-in, first-out method. Vehicle inventories are stated at the lower of cost or market using the specific identification method.

Concentration of Credit Risk:

Financial instruments that potentially subject the Company to credit risk consist of cash equivalents and accounts receivable.

The Company’s policy is to review the amount of credit exposure to any one financial institution and place investments with financial institutions evaluated as being creditworthy. In the ordinary course of business, the Company has bank deposits and overnight repurchase agreements that may exceed federally insured limits. As of December 31, 2007 and 2006, the Company had $821,722 and $301,955, respectively, in excess of the $100,000 insured limit.

Concentration of credit risk, with respect to accounts receivable-customers, is limited through the Company’s credit evaluation process. The Company reviews the credit history before extending credit. Generally, the Company does not require collateral from its customers

Property and Equipment:

Property and equipment are stated at cost. Maintenance and repairs that do not add materially to the value of the asset nor appreciably prolong its useful life are charged to expense as incurred. Gains or losses on the disposal of property and equipment are included in the determination of income.

Depreciation of property and equipment and amortization of leasehold improvements are provided using the straight-line method over the following estimated useful lives:

Fixtures, and equipment	3-7 years
Vehicles	5 years
Leasehold Improvements	10-39 years

GIANT MOTORSPORTS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
DECEMBER 31, 2007 and 2006

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Goodwill And Other Intangible Assets:

In June 2001, the Financial Accounting Standards Board (“FASB”) issued Statement No. 142 “Goodwill and Other Intangible Assets”. This statement addresses financial accounting and reporting for acquired goodwill and other intangible assets and supersedes APB opinion No. 17, “Intangible Assets”. It addresses how intangible assets that are acquired individually or with a group of other assets (but not those acquired in a business combination) should be accounted for in the financial statements upon their acquisition. This Statement also addresses how goodwill and other intangible assets should be accounted for after they have been initially recognized in the financial statements. The Company, in its acquisitions, recognized $1,588,950 of goodwill and $100,000 of other intangible assets associated with a licensing sales agreement. The Company performs its annual impairment test for goodwill at year-end. As of December 31, 2007, the Company has determined that no impairment is necessary.

Gross Carrying
Amount
Goodwill	$1,588,950
Licensing Agreement	100,000
TOTAL	$1,688,950

Income Taxes:

Income taxes are calculated using the liability method specified by Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes.”

At December 31, 2007 and 2006, income taxes are provided for amounts currently due and deferred amounts arising from temporary differences between income for financial reporting and income tax purposes.

Advertising Costs:

Advertising costs are expensed when incurred. Charges to operations amounted to $1,337,397 and $2,198,800 for the years ended December 31, 2007 and 2006, respectively.

Earnings (Loss) Per Share of Common Stock:

Historical net income (loss) per share is computed using the weighted average number of shares of common shares outstanding. Diluted earnings per share (EPS) include additional dilution from common stock equivalents, such as stock issuable pursuant to the exercise of stock options and warrants. Common stock equivalents are not included in the computation of diluted earnings per share when the Company reports a loss because to do so would be anti-dilutive for the periods presented.

GIANT MOTORSPORTS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
DECEMBER 31, 2007 and 2006

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Earnings (Loss) Per Share of Common Stock (Continued):

The following is a reconciliation of the computation for basic and diluted EPS:

	Years Ended December
	2007	2006

Net income (loss) attributed to common shares	$581,157	$(454,724)

Weighted-average common shares outstanding (Basic)	12,225,073	11,090,020

Weighted-average common stock equivalents:
Warrants	16,114,000	0
Options	565,574	0

Weighted-average common shares outstanding (diluted)	28,904,647	11,090,020

The Company uses the intrinsic value method to account for warrants granted to executive officers, directors, key employees and advisors for the purchase of common stock. No compensation expense is recognized on the grant date, since at that date, the warrant price equals or is higher than the market price of the underlying common stock. The Company discloses the pro forma effect of accounting for stock warrants under the fair value method. The Company uses the fair value method to account for warrants granted to advisors for the purchase of common stock. There were 16,679,574 and 6,675,000 common stock equivalents available at December 31, 2007 and 2006, respectively.

Use of Estimates:

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Recent Accounting Pronouncements:

On December 16, 2004, the Financial Accounting Standards Board ("FASB") published Statement of Financial Accounting Standards No. 123 (Revised 2004), Share-Based Payment ("SFAS 123R"). SFAS 123R requires that compensation cost related to share-based payment transactions be recognized in the financial statements. Share-based payment transactions within the scope of SFAS 123R include stock options, restricted stock plans, performance-based awards, stock appreciation rights, and employee share purchase plans. The provisions of SFAS 123R are effective for small business issuers as of the first interim period that begins after December 15, 2005. Accordingly, the Company implemented the revised standard in the fourth quarter of fiscal year 2005. For the year ended December 31, 2007, FAS 126R did not have any impact on the financial statements.

GIANT MOTORSPORTS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
DECEMBER 31, 2007 and 2006

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recent Accounting Pronouncements (Continued):

On December 16, 2004, FASB issued Financial Accounting Standards No. 153, Exchanges of Non-monetary Assets, an amendment of APB Opinion No. 29, Accounting for Non-monetary Transactions ("FAS 153"). This statement amends APB Opinion 29 to eliminate the exception for non-monetary exchanges of similar productive assets and replaces it with a general exception for exchanges of non-monetary assets that do not have commercial substance. Under FAS 153, if a non-monetary exchange of similar productive assets meets a commercial-substance criterion and fair value is determinable, the transaction must be accounted for at fair value resulting in recognition of any gain or loss. FAS153 is effective for non-monetary transactions in fiscal periods that begin after June 15, 2005. The implementation of this standard did not have a material impact on its financial position, results of operations or cash flows.

In May 2005, the FASB issued SFAS No. 154, "Accounting Changes and Error Corrections." SFAS No. 154 replaces Accounting Principles Board ("APB") Opinion No. 20, "Accounting Changes" and SFAS No. 3, "Reporting Accounting Changes in Interim Financial Statements." SFAS No. 154 requires retrospective application to prior periods' financial statements of a voluntary change in accounting principle unless it is impracticable. APB No. 20 previously required that most voluntary changes in accounting principle be recognized by including the cumulative effect of changing to the new accounting principle in net income in the period of the change. SFAS No. 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. The adoption of SFAS No. 154 did not have a material impact on the Company's financial position, results of operations, or cash flows for the year ended December 31, 2007.

In February 2006, the FASB issued SFAS No. 155, "Accounting for Certain Hybrid Financial Instruments, an amendment of FASB Statements No. 133 and 140." SFAS No. 155 resolves issues addressed in SFAS No. 133 Implementation Issue No. D1, "Application of Statement 133 to Beneficial Interests in Securitized Financial Assets," and permits fair value re-measurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation, clarifies which interest-only strips and principal-only strips are not subject to the requirements of SFAS No. 133, establishes a requirement to evaluate interests in securitized financial assets to identify interests that are freestanding derivatives or that are hybrid financial instruments that contain an embedded derivative requiring bifurcation, clarifies that concentrations of credit risk in the form of subordination are not embedded derivatives and amends SFAS No. 140 to eliminate the prohibition on a qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. SFAS No. 155 is effective for all financial instruments acquired or issued after the beginning of the first fiscal year that begins after September 15, 2006. The adoption of SFAS No. 155 did not have a material impact on the Company’s financial position, results of operations, and cash flows for the year ended December 31, 2007.

GIANT MOTORSPORTS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
DECEMBER 31, 2007 and 2006

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recent Accounting Pronouncements (Continued):

In March 2006, the FASB issued SFAS No. 156, "Accounting for Servicing of Financial Assets, an amendment of FASB Statement No. 140." SFAS No. 156 requires an entity to recognize a servicing asset or liability each time it undertakes an obligation to service a financial asset by entering into a servicing contract under a transfer of the servicer's financial assets that meets the requirements for sale accounting, a transfer of the servicer's financial assets to a qualified special-purpose entity in a guaranteed mortgage securitization in which the transferor retains all of the resulting securities and classifies them as either available-for-sale or trading securities in accordance with SFAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities" and an acquisition or assumption of an obligation to service a financial asset that does not relate to financial assets of the servicer or its consolidated affiliates. Additionally, SFAS No. 156 requires all separately recognized servicing assets and servicing liabilities to be initially measured at fair value, permits an entity to choose either the use of an amortization or fair value method for subsequent measurements, permits at initial adoption a one-time reclassification of available-for-sale securities to trading securities by entities with recognized servicing rights and requires separate presentation of servicing assets and liabilities subsequently measured at fair value and additional disclosures for all separately recognized servicing assets and liabilities. SFAS No. 156 is effective for transactions entered into after the beginning of the first fiscal year that begins after September 15, 2006. The adoption of SFAS No. 156 did not have a material impact on the Company’s financial position, results of operations, and cash flows for the year ended December 31, 2007.

In June 2006, the FASB issued Interpretation No. 48, "Accounting for Uncertainty in Income Taxes" (FIN 48), which clarifies the accounting for uncertainty in income taxes recognized in an enterprise's financial statements in accordance with SFAS No. 109, "Accounting for Income Taxes." FIN 48 establishes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken, or expected to be taken, in a tax return. This interpretation also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. FIN 48 is effective for fiscal years beginning after December 15, 2007. The Company is currently evaluating the impact the adoption of this interpretation will have on its future financial statements.

GIANT MOTORSPORTS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
DECEMBER 31, 2007 and 2006

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recent Accounting Pronouncements (Continued):

In September 2006, The Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 157, "Fair Value Measurement" ("SFAS No. 157"). This standard provides guidance for using fair value to measure assets and liabilities. SFAS No. 157 applies whenever other standards require (or permit) assets or liabilities to be measured at fair value but does not expand the use of fair value in any new circumstances. Prior to SFAS No. 157, the methods for measuring fair value were diverse and inconsistent, especially for items that are not actively traded. The standard clarifies that for items that are not actively traded, such as certain kinds of derivatives, fair value should reflect the price in a transaction with a market participant, including an adjustment for risk, not just the company's mark-to-model value. SFAS No. 157 also requires expanded disclosure of the effect on earnings for items measured using unobservable data. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. The Company is currently evaluating the impact of this statement on its future financial statements.

In September 2006, the FASB issued SFAS No. 158, "Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans — An Amendment of FASB Statements No. 87, 88, 106, and 132R." This standard requires an employer to: (a) recognize in its statement of financial position an asset for a plan's overfunded status or a liability for a plan's underfunded status; (b) measure a plan's assets and its obligations that determine its funded status as of the end of the employer's fiscal year (with limited exceptions); and (c) recognize changes in the funded status of a defined benefit postretirement plan in the year in which the changes occur. Those changes will be reported in comprehensive income. The requirement to recognize the funded status of a benefit plan and the disclosure requirements are effective as of the end of the fiscal year ending after December 15, 2006. The requirement to measure plan assets and benefit obligations as of the date of the employer's fiscal year-end statement of financial position is effective for fiscal years ending after December 15, 2008. The adoption of FAS 158 is not anticipated to have a material impact on the Company's financial position or results of operations.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Liabilities, including an amendment of FASB Statement No. 115” (“SFAS No. 159”). SFAS No. 159 permits entities to choose, at specified election dates, to measure many financial instruments and certain other items at fair value that are not currently required to be measured at fair value. Unrealized gains and losses shall be reported on items for which the fair value option has been elected in earnings at each subsequent reporting date. SFAS No. 159 is effective for fiscal years beginning after November 15, 2007. Early adoption is permitted as of the beginning of a fiscal year that begins on or before November 15, 2007, provided the entity also elects to apply the provisions of SFAS No. 157 “Fair Value Measurements” (“SFAS No. 157”). The Company is currently assessing the impact that SFAS No. 159 will have on its future financial statements.

GIANT MOTORSPORTS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
DECEMBER 31, 2007 and 2006

NOTE B - ACCOUNTS RECEIVABLE, NET

Accounts receivable, net consisted of the following:

	2007	2006
A/R-Customers and dealers	$1,771,686	$2,129,416
A/R-Manufacturers	787,201	805,279
A/R-Employees	25,994	4,649
Contracts in transit	861,226	889,374
	3,446,107	3,828,717
Allowance for doubtful accounts	25,000	25,000
	$3,421,107	$3,803,718

NOTE C - INVENTORIES

Inventories consisted of the following:

	2007	2006
Parts and accessories	$2,188,250	$1,974,482
Vehicles	23,437,783	19,292,653
TOTALS	$25,626,033	$21,267,135

The Company does not provide for allowances on its vehicle and parts and supplies inventory. With regards to vehicle inventory, all models are specifically identified. Slow moving vehicles are reduced in price via a rebate offered by the manufacturer. Historically, the Company has been successful in selling its vehicle inventory. No allowance is made on the parts and supplies inventory, as the items that are slow moving are immaterial to the inventory taken as a whole.

NOTE D - FIXED ASSETS

Fixed assets consisted of the following:

	2007	2006
Fixtures and equipment	$2,132,504	$2,151,547
Vehicles	619,002	429,195
Leasehold improvements	813,150	572,776
	3,564,656	3,153,518
Less accumulated depreciation	(1,505,658)	(1,149,244)
NET FIXED ASSETS	$1,666,828	$2,004,274

Depreciation expense charged to operations amounted to $441,481 and $432,558 in 2007 and 2006, respectively.

During 2007, the Company sold equipment with a cost of $8,520 and accumulated depreciation of $1,704 for proceeds of $7,000 and accordingly recognized a gain in the amount of $184. The company also scrapped several assets with a cost of $103,086 and accumulated depreciation of $83,363 and accordingly recognized a loss in the amount of $19,723.

GIANT MOTORSPORTS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
DECEMBER 31, 2007 and 2006

NOTE E - NOTES PAYABLE - FLOOR PLANS

The Company has floor plan financing agreements for the purchase of its new and used vehicle inventory. The floor plans are collateralized by substantially all corporate assets. The following is a summary of floor plan financing agreements:

	2007	2006
Kawasaki Motors Finance Company floor plan agreement provides for borrowings up to $2,300,000. Interest is payable monthly and fluctuates with prime and varies based on the type of unit financed and the length of time the unit remains on the floor plan (ranging from 8.5% to 9.5% at December 31, 2007 and 11.25% to 12.75% at December 31, 2006). Principal payments are due upon the sale of the specific units financed.	$2,291,608	$2,187,507

GE Commercial Distribution Finance floor plan agreement for Yamaha units provides for borrowings up to $1,900,000. Interest is payable monthly and fluctuates with prime and varies based on the type of unit financed and the length of time the unit remains on the floor plan (ranging from 7.5% at December 31, 2007 and 6% to 11.25% at December 31, 2006). Principal payments are due upon the sale of the specific units financed.	2,595,894	2,715,618

GE Commercial Distribution finance floor plan agreement for Suzuki units provides for borrowings up to $150,000. The manufacturer at its discretion may increase the borrowings. Interest is payable monthly and fluctuates with prime and varies based on the type of unit financed and the length of time the unit remains on the floor plan (ranging from 7.5% to 15% at December 31, 2007 and 8.25% to 9.25% at December 31, 2006). Principal payments are due upon the sale of the specific units financed.	6,448,146	4,719,465

Polaris Acceptance floor plan agreement provides for borrowings up to $600,000. The manufacturer at its discretion may increase the borrowings. The agreement is collateralized by specific units financed. Interest is payable monthly and fluctuates with prime and varies based on the type of unit financed and the length of time the unit remains on the floor plan (ranging from 12% to 16.5% at December 31, 2007 and 13% to 17.25% at December 31, 2006). Principal payments are due the earlier of date of sale or one year after financing.	413,700	289,338

GIANT MOTORSPORTS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
DECEMBER 31, 2007 and 2006

NOTE E - NOTES PAYABLE - FLOOR PLANS (CONTINUED)

Fifth Third Bank floor plan agreement provides for borrowings up to $2,500,000. Interest is payable monthly and fluctuates with prime and varies based on the type of unit financed and the length of time the unit remains on the floor plan (7.25% at December 31, 2007 and 8.53% at December 31, 2006, respectively). Principal payments are due upon the sale of the specific units financed.	2,725,631	2,041,303

American Honda Finance floor plan agreement provides for borrowings up to $200,000. The manufacturer at its discretion may increase the borrowings. Interest is payable monthly and fluctuates with prime and varies based on the type of unit financed and the length of time the unit remains on the floor plan. (9.33% at December 31, 2007 and 9.25% at December 31, 2006, respectively). Principal payments are due upon the sale of the specific units financed.	856,782	1,232,277

GE Commercial Distribution Finance floor plan agreement for Ducati units provides for borrowings up to $800,000. Interest is payable monthly and fluctuates with prime and varies based on the type of unit financed and the length of time the unit remains on the floor plan (ranging from 9.5% to 10.50% at December 31, 2007, and 4.8% to 12.25% at December 31, 2006). Principal payments are due upon the sale of the specific units financed.	798,764	356,021

GE Commercial Distribution Finance floor plan agreement for Yamaha units provides for borrowings up to $2,100,000. Interest is payable monthly and fluctuates with prime and varies based on the type of unit financed and the length of time the unit remains on the floor plan (ranging from 7.5% to 10.5% at December 31, 2007 and 8.25% to 11.25% at December 31, 2006). Principal payments are due upon the sale of the specific units financed.	1,210,118	1,824,710

GE Commercial Distribution Finance floor plan agreement for Suzuki units provides for borrowings up to $150,000. The manufacturer at its discretion may increase the borrowings. Interest is payable monthly and fluctuates with prime and varies based on the type of unit financed and the length of time the unit remains on the floor plan (ranging from 7.5% to 8.5% at December 31, 2007 and 3.6% to 9.25% at December 31, 2006). Principal payments are due upon the sale of the specific units financed.	3,545,557	3,400,375

GIANT MOTORSPORTS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
DECEMBER 31, 2007 and 2006

NOTE E - NOTES PAYABLE - FLOOR PLANS (CONTINUED)

Fifth Third Bank floor plan agreement provides for borrowing up to $2,500,000. Interest is payable monthly and fluctuates with prime and varies based on the type of unit financed and the length of time the unit remains on the floor plan (7.25% at December 31, 2007 and 8.53% at December 31, 2006). Principal payments are due upon the sale of the specific units financed.	2,062,177	728,883

Kawasaki Motors Finance Company floor plan agreement provides for borrowings up to $1,500,000. Interest is payable monthly and fluctuates with prime and varies based on the type of unit financed and the length of time the unit remains on the floor plan (ranging from 10.5% to 18% at December 31, 2007 and 18% at December 31, 2006). Principal payments are due upon the sale of the specific units financed.	1,494,424	1,358,910

GE Commercial Distribution Finance floor plan agreement for Special Product units provides for borrowings up to $150,000. The manufacturer at its discretion may increase the borrowings. Interest is payable monthly and fluctuates with prime and varies based on the type of unit financed and the length of time the unit remains on the floor plan (10.5% at December 31, 2007). Principal payments are due upon the sale of the specific units financed.	45,015	-0-

GE Commercial Distribution Finance floor plan agreement for CPI units provides for borrowings up to $250,000. Interest is payable monthly and fluctuates with prime and varies based on the type of unit financed and the length of time the unit remains on the floor plan (ranging from 9% to 10.5% at December 31, 2007 and 10.25% at December 31, 2006 ). Principal payments are due upon the sale of the specific units financed.	260,585	31,480
TOTALS	$24,748,401	$20,885,887

NOTE F - LONG-TERM DEBT

The following is a summary of long-term debt:

	2007	2006

A $450,000 note payable with HSK Funding bearing interest at 15% at December 31, 2006.	$-0-	$450,000

GIANT MOTORSPORTS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
DECEMBER 31, 2007 and 2006

NOTE F - LONG-TERM DEBT (CONTINUED)

A $330,000 note payable with HSK Funding bearing interest at 15.5% at December 31, 2007.	$320,000	$-0-

Note payable to bank bearing interest at 9.96%, payable in monthly installments of $929, through May 2011, collateralized by vehicle.	32,170	-0-

Note payable to bank bearing interest at 6.95%, payable in monthly installments of $897, through June 2009, collateralized by vehicle.	15,285	-0-

A $250,000 revolving line of credit at a bank bearing interest at a variable rate of prime plus 1% (8.25% and 9.25% at December 31, 2007 and 2006, respectively). The loan is collateralized by substantially all the Company’s assets and the building owned personally by an officer.	249,863	249,863

Note payable to bank bearing interest at prime plus 1% payable in monthly principal installments of $17,360 plus interest, through August 2010. The note is collateralized by substantially all Company’s assets, and shareholder guarantees.	607,680	781,280

Note payable to bank bearing interest at 8.6%, payable in monthly installments of $537, through May 2007, collateralized by vehicle.	-0-	2,522

Note payable to Champion Cycle for the purchase of their Kawasaki license bearing interest at 5%, payable in monthly installments of $10,000 plus interest through June 2007.	-0-	30,000
	1,224,998	1,513,665
Less current maturities	796,510	1,513,665
TOTALS	$428,488	$-0-

Future scheduled maturities of long-term debt are:

YEAR ENDING	AMOUNT
2008	$796,510
2009	222,776
2010	201,181
2011	4,531
2012	-0-
TOTAL	$1,224,998

GIANT MOTORSPORTS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
DECEMBER 31, 2007 and 2006

NOTE G - NOTE PAYABLE - OFFICER

Note payable to officer consisted of non-interest bearing advances from an officer of the Company with no stipulated repayment terms. The loan is a demand loan and has been classified as a current liability. The balance at December 31, 2007 and 2006 was $119,551 and $352,500, respectively.

NOTE H - INCOME TAXES

Income taxes (credit) consisted of the following:	2007	2006
Federal:
Current	$492,750	$(92,700)
Deferred	38,250	20,600

TOTALS	$531,000	$(72,100)

Deferred tax assets (liabilities) consisted of the following:

	2007	2006
Deferred tax assets - current and long-term:
Allowance for doubtful accounts and net operating loss carryforward	$22,000	$113,900

Deferred tax liabilities - long-term:
Depreciation	(38,250)	(20,600)
TOTALS	$(16,250)	$(93,300)

NOTE I - RELATED PARTY TRANSACTIONS

The Company leases its Ohio subsidiary retail facility from a shareholder, who has personally guaranteed the debt on the building, under a five-year agreement with two five-year renewal terms. Charges to operations amounted to $288,000 in 2007 and $228,000 in 2006.

NOTE J - EMPLOYEE BENEFIT PLANS

The Company sponsors a Simple Retirement Plan for all eligible employees. The Company matches 100% of employee contributions up to 3% of compensation. Charges to operations amounted to $32,260 and $34,664 in 2007 and 2006, respectively.

GIANT MOTORSPORTS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
DECEMBER 31, 2007 and 2006

NOTE K - LEASES

The Company had been leasing its Chicago subsidiary retail facility under a month-to-month agreement for 2004. In 2005, the Company moved its operations to a new facility under a ten-year agreement with a ten-year renewal option. The payments on the lease commenced in August 2005 at a monthly amount of $33,333 through May of 2006, then increasing to $40,000 per month from June 2006 through May 2007, $45,000 per month from June 2007 through May 2008, $46,667 from June 2008 through May 2009 and then increasing 3% annually for the remaining term of the lease. The Company is also liable for a proportionate share of the expenses and taxes over a specified amount. The Company had been granted a four month rent holiday. Rent expense has been calculated using the straight-line basis over the lease term of ten (10) years to reflect the inclusion of the rent-free period.

The Company also leases office space at the Chicago location under a ten-year agreement with a ten-year renewal option. The payments on the lease commenced in August 2005 at a monthly amount of $15,295 through May 2006, then increasing to $15,754 per month from June 2006 through May 2007, $16,226 per month from June 2007 through May 2008 and then increasing 3% annually for the remaining term of the lease.

The following is a summary of future minimum lease payments under the operating leases that have initial or remaining non-cancellable terms in excess of one year as of December 31, 2007:

YEAR ENDING	AMOUNT
2008	$1,031,548
2009	1,055,441
2010	1,078,464
2011	1,102,176
2012	1,126,601
$5,394,230

The Company also leased four residential locations in Chicago under month-to-month agreements. The amount charged to rent amounted to $44,400 and $27,675 for the years ended December 31, 2007 and 2006, respectively.

GIANT MOTORSPORTS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
DECEMBER 31, 2007 and 2006

NOTE L - PREFERRED STOCK

The Company has 5,000,000 shares of preferred stock authorized, with a par value of $.001 per share. Included in these 5,000,000 shares are 5,000 authorized shares of Series A Convertible Preferred Stock, of which 2,450 shares are issued and outstanding at December 31, 2007. On September 16, 2005, the Company issued 2,870 shares of Series A Convertible Preferred stock with a stated value of $1,000 to accredited investors in a private placement offering. Each share of Series A Convertible Preferred Stock is convertible into 2,000 shares of the Company’s common stock. However, the Company was not able to have its Registration Statement declared effective by the original due date and subsequently, each holder of the preferred shares was able to convert their shares at less than the agreed upon factor. This “triggering event” provided a discount on the conversion, and additional shares were provided to those shareholders who did not consent, and consequently, converted their preferred Series A share.

The Company also issued in the private placement (i) warrants allowing the investors to purchase up to 5,740,000 shares of the Company’s common stock, and (ii) an option allowing the placement agent to purchase 287 shares of Series A Convertible Preferred Stock, and warrants to purchase up to 574,000 shares of common stock.

During the year ended December 31, 2006, four (4) independent Series A Preferred shareholders exercised 420 shares of the conversion feature of the stock, and subject to the provisions of the conversion, received 938,500 shares of common stock.

The Company issued 660,904 and 408,247 shares of its common stock as a dividend to all Series A Preferred shareholders for the years ended December 2007 and 2006, respectively, in accordance with the placement offering provisions.

The net proceeds from the issuance of the preferred stock were allocated based on the relative fair value of each equity instrument using the Black-Scholes Pricing Model and current market values where applicable. The preferred stock conversion price was less than the market value based on these valuations on the date of issuance; accordingly a preferred stock discount resulted from the allocation of the net proceeds to the other equity instruments issued, which was immediately distributed, as both the stock and the warrants were convertible and vested, respectively.

NOTE M - COMMON STOCK

The Company has 75,000,000 shares of $.001 par common stock authorized, with 12,452,651 and 11,791,747 issued and outstanding at December 31, 2007 and 2006, respectively.

The Company issued 660,904 and 408,247 shares of its common stock as a dividend to all Series A Preferred shareholders for the years ended December 31, 2007 and 2006, respectively, in accordance with the placement offering provisions.

GIANT MOTORSPORTS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
DECEMBER 31, 2007 and 2006

NOTE N - SUBSEQUENT EVENTS

The Company issued 495,665 shares of its Common Stock as a dividend to all Series A Preferred shareholders on March 4, 2008 in accordance with the placement offering provisions.

In March 2008, the company settled a dispute with the State of Ohio Attorney General for $35,000 regarding freight and assembly charges to sales that were determined to be improperly advertised to their customers. This amount has been charged to operations during 2007. The Company is also liable for reimbursements to customers who have purchased a vehicle from the dealership in the past two years that file a complaint within 30 days of the agreement. Management feels that this reimbursement will be immaterial to the financial statements and has not recorded a liability for this amount at December 31, 2007.

GIANT MOTORSPORTS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

ASSETS

	March 31, 2008	December 31, 2007
	Unaudited	Audited
CURRENT ASSETS
Cash and cash equivalents	$483,351	$919,784
Accounts receivable, net	3,727,613	3,421,107
Inventories	24,242,500	25,626,033
Deferred tax assets	280,000	22,000
Prepaid expenses	14,078	28,069
TOTAL CURRENT ASSETS	28,747,542	30,016,993

FIXED ASSETS, NET	1,559,015	1,666,828

OTHER ASSETS
Intangibles, net	1,688,950	1,688,950
Deposits	45,600	45,600
TOTAL OTHER ASSETS	1,734,550	1,734,550
TOTAL ASSETS	$32,041,107	$33,418,371

The accompanying notes are an integral part of these condensed consolidated financial statements.

GIANT MOTORSPORTS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS (CONTINUED)

LIABILITIES AND STOCKHOLDERS' EQUITY

	March 31, 2008	December 31, 2007
	Unaudited	Audited
CURRENT LIABILITIES
Current portion of long-term debt	$751,896	$796,510
Notes payable, floor plans	23,354,779	24,748,401
Note payable, officer	312,435	119,551
Accounts payable, trade	1,391,528	1,055,932
Accrued expenses	654,956	583,102
Accrued tax provision	426,200	436,200
Customer deposits	881,919	834,594
TOTAL CURRENT LIABILITIES	27,773,713	28,574,290

DEFERRED TAX LIABILITIES	13,500	13,500

LONG-TERM DEBT, NET	391,582	428,488
TOTAL LIABILITIES	28,178,795	29,016,278

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY
Preferred stock, $.001 par value, authorized 5,000,000 shares 5,000 shares designated Series A Convertible, $1,000 stated value 2,450 shares issued and outstanding at March 31, 2008 and December 31, 2007.	2,450,000	2,450,000
Common stock, $.001 par value, authorized 75,000,000 shares 12,948,316 and 12,452,651 shares issued and outstanding at March 31, 2008 and December 31, 2007, respectively	12,949	12,453
Additional paid-in capital	2,141,942	2,053,218
Additional paid-in capital - Options	93,426	93,426
Additional paid-in capital - Warrants	1,724,800	1,724,800
Additional paid-in capital - Beneficial conversions	1,303,400	1,303,400
Issuance cost on preferred series A shares convertible	(786,762)	(786,762)
Accumulated deficit	(3,077,443)	(2,448,442)
TOTAL STOCKHOLDERS' EQUITY	3,862,312	4,402,093
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$32,041,107	$33,418,371

The accompanying notes are an integral part of these condensed consolidated financial statements.

GIANT MOTORSPORTS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE THREE MONTHS ENDED MARCH 31,

	2008	2007
	(Unaudited)	(Unaudited)
REVENUES
Sales	$18,832,426	$20,034,116
Finance, insurance and extended service revenues	454,473	871,788
TOTAL REVENUES	19,286,899	20,905,904

COST OF SALES	16,904,499	18,428,636
GROSS PROFIT	2,382,400	2,477,268

OPERATING EXPENSES
Selling expenses	1,871,343	1,790,171
General and administrative expenses	1,077,565	1,002,609
	2,948,908	2,792,780
LOSS FROM OPERATIONS	(566,508)	(315,512)

OTHER INCOME AND (EXPENSE)
Other income, net	35,593	4,706
Gain on sale of asset	-	184
Interest expense, net	(266,866)	(416,611)
	(231,273)	(411,721)

LOSS BEFORE BENEFIT FOR TAXES	(797,781)	(727,233)

BENEFIT FOR INCOME TAXES	(258,000)	(253,500)

LOSS BEFORE PREFERRED DIVIDENDS	(539,781)	(473,733)

PREFERRED DIVIDENDS	89,220	92,703
NET LOSS ATTRIBUTABLE TO
COMMON SHAREHOLDERS	$(629,001)	$(566,436)

BASIC AND DILUTED LOSS PER SHARE	$(0.05)	$(0.05)

WEIGHTED AVERAGE SHARES OUTSTANDING

BASIC AND DILUTED	12,621,504	11,936,889

The accompanying notes are an integral part of these condensed consolidated financial statements.

GIANT MOTORSPORTS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE THREE MONTHS ENDED MARCH 31, 2008 and 2007

	2008	2007

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(539,781)	$(473,733)
Adjustments to reconcile net loss to net cash
provided by (used in) operating activities:
Depreciation	108,653	109,487
Deferred federal income tax credit (net)	(258,000)	(253,500)
Bad debt expense	-	21,831
(Gain) on sale of asset	-	(184)
(Increase) decrease in accounts receivable, net	(306,506)	201,875
(Increase) in accounts receivable, employees	-	(14,882)
Decrease in inventories	1,383,533	610,246
(Increase) decrease in prepaid expenses	13,991	(23,700)
Increase in customer deposits	47,325	419,491
Increase in accounts payable trade	335,596	1,127,012
(Decrease) in floor plan liability	(1,393,622)	(1,040,509)
(Decrease) in accrued income taxes	(10,000)	-
Increase in accrued expenses	71,854	133,346
NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	(546,957)	816,780

CASH FLOWS FROM INVESTING ACTIVITIES
Acquisition of fixed assets	(840)	(16,722)
Proceeds from sale of property and equipment	-	7,000
NET CASH (USED IN) INVESTING ACTIVITIES	(840)	(9,722)

CASH FLOWS FROM FINANCING ACTIVITIES
Payments on long-term debt	(81,520)	(63,716)
Proceeds from note payable - officer	202,884	-
Payments on note payable to officer	(10,000)	(82,277)
NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	111,364	(145,993)
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(436,433)	661,065

CASH AND CASH EQUIVALENTS, beginning of Period	919,784	156,530
CASH AND CASH EQUIVALENTS, end of Period	$483,351	$817,595

OTHER SUPPLEMENTARY CASH FLOW INFORMATION
Income taxes paid	$10,000	$-
Interest paid	$266,866	$416,611
Preferred stock dividends paid in common stock	$89,220	$92,703

The accompanying notes are an integral part of these condensed consolidated financial statements.

GIANT MOTORSPORTS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2008 and 2007
(UNAUDITED)

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation:
The condensed consolidated financial statements included herein have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. The condensed consolidated financial statements and notes are presented as permitted on Form 10-Q and do not contain information included in the Company’s annual consolidated statements and notes. Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted pursuant to such rules and regulations, although the Company believes that the disclosures are adequate to make the information presented not misleading. It is suggested that these condensed consolidated financial statements be read in conjunction with the December 31, 2007 audited financial statements and accompanying notes thereto. While management believes the procedures followed in preparing these condensed consolidated financial statements are reasonable, the accuracy of the amounts are in some respects dependent upon the facts that will exist, and procedures that will be accomplished by the Company later in the year.

These condensed consolidated financial statements reflect all adjustments, including normal recurring adjustments which, in the opinion of management, are necessary to present fairly the consolidated operations and cash flows for the periods presented.

Organization:
Giant Motorsports, Inc., (the Company) through its wholly-owned subsidiaries, W.W. Cycles, Inc. doing business as Andrews Cycles and Chicago Cycles, Inc. doing business as Chicago Cycle Center, operates two retail dealerships of motorcycles, all terrain vehicles, scooters and personal watercraft in northeastern Ohio and northern Illinois. On December 30, 2003, the stockholders of W.W. Cycles, Inc. entered into a Stock Purchase and Reorganization Agreement in which effective January 16, 2004 W.W. Cycles, Inc. was issued an aggregate of 7,850,000 restricted shares of common stock, $.001 par value, of American Busing Corporation in exchange for all of the outstanding shares of the common stock of the Company, resulting in W.W. Cycles, Inc. becoming a wholly-owned subsidiary of American Busing Corporation, an inactive public company. The acquisition was accounted for as a reverse merger whereby, for accounting purposes, W.W. Cycles, Inc. is considered the accounting acquirer and the historical financial statements of W.W. Cycles, Inc. became the historical financial statements of American Busing Corporation. Effective April 5, 2004 American Busing Corporation changed its name to Giant Motorsports, Inc. On April 30, 2004, Giant Motorsports, Inc. acquired substantially all of the assets and certain liabilities of Chicago Cycle Center pursuant to an Asset Purchase Agreement and entered into a Noncompetition Agreement with one of the former owners and entered into an Employment Agreement with the other former owner.

GIANT MOTORSPORTS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
MARCH 31, 2008 and 2007
(UNAUDITED)

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Principles of Consolidation:
The condensed consolidated financial statements include the accounts of the Company and all of its wholly owned subsidiaries. All significant inter-company accounts and transactions have been eliminated in consolidation.

Cash and Cash Equivalents:
Cash and cash equivalents include amounts held in demand deposit accounts and overnight investment accounts. The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

Contracts in Transit:
Contracts in transit represent customer finance contracts evidencing loan agreements or lease agreements between the Company, as creditor, and the customer, as borrower, to acquire or lease a vehicle whereby a third-party finance source has given the Company initial, non-binding approval to assume the Company’s position as creditor. Funding and approval from the finance source is provided upon the finance source’s review of the loan or lease agreement and related documentation executed by the customer at the dealership. These finance contracts are typically funded within ten days of the initial approval of the finance transaction by the third-party finance source. The finance source is not contractually obligated to make the loan or lease to the customer until it gives its final approval and funds the transaction. Until such final approval is given, contracts in transit represent amounts due from the customer to the Company. See Note B for additional information.

Allowance for Doubtful Accounts:
Accounts are written off when management determines that an account is uncollectible. Recoveries of accounts previously written off are recorded when received. An estimated allowance for doubtful accounts is determined to reduce the Company’s receivables to their carrying value, which approximates fair value. The allowance is estimated based on historical collection experience, specific review of individual customer accounts, and current economic and business conditions. Historically, the Company has not incurred any significant credit related losses. Management has determined that an allowance of $25,000 is necessary at March 31, 2008.

GIANT MOTORSPORTS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
MARCH 31, 2008 and 2007
(UNAUDITED)

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Revenue Recognition:
Vehicle Sales -
The Company records revenue when vehicles are delivered and title has passed to the customer, when vehicle service or repair work is performed and when parts are delivered. Sales promotions that are offered to customers are accounted for as a reduction to the sales price at the time of sale. Incentives, rebates and holdbacks offered by manufacturers directly to the Company are recognized at the time of sale if they are vehicle specific, or as earned in accordance with the manufacturer program rules and are recorded as a reduction of cost of merchandise sold.

Finance, Insurance and Extended Service Revenues-
The Company arranges financing for customers through various financial institutions and receives a commission from the lender equal to the difference between the interest rates charged to customers and the interest rates set by the financing institution. The Company also receives commissions from the sale of various third party insurance products to customers and extended service contracts. These commissions are recorded as revenue at the time the customer enters into the contract. The Company is not the obligor under any of these contracts. In the case of finance contracts, a customer may prepay or fail to pay their contract, thereby terminating the contract. Customers may also terminate extended service contracts, which are fully paid at purchase, and become eligible for refunds of unused premiums. In these circumstances, a portion of the commissions the Company receives may be charged back based on the relevant terms of the contracts. The revenue the Company records relating to commissions is net of an estimate of the ultimate amount of chargebacks the Company will be required to pay. Such estimates of chargeback experience are based on our historical chargeback expense arising from similar contracts. The Company also acts as the warrantor on certain extended service contracts and defers the revenue and recognizes it over the life of the contract on a straight-line basis.

Fair Value of Financial Instruments:
Financial instruments consist of cash and cash equivalents, accounts receivable, accounts payable and debt, including floor plan notes payable. The carrying amount of all significant financial instruments approximates fair value due either to length or maturity or variable interest rates that approximate prevailing market rates.

Inventories:
Parts and accessories inventories are stated at the lower of cost or market using the first-in, first-out method. Vehicle inventories are stated at the lower of cost or market using the specific identification method.

GIANT MOTORSPORTS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
MARCH 31, 2008 and 2007
(UNAUDITED)

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Concentration of Credit Risk:
Financial instruments that potentially subject the Company to credit risk consist of cash equivalents and accounts receivable.

The Company’s policy is to review the amount of credit exposure to any one financial institution and place investments with financial institutions evaluated as being creditworthy. In the ordinary course of business, the Company has bank deposits and overnight repurchase agreements that may exceed federally insured limits. The Company had $576,855 and $821,722 in excess of the federally insured limit at March 31, 2008 and December 31, 2007, respectively.

Concentration of credit risk, with respect to accounts receivable-customers, is limited through the Company’s credit evaluation process. The Company reviews the credit history before extending credit. Generally, the Company does not require collateral from its customers

Property and Equipment:
Property, equipment, and leasehold improvements are stated at cost. Maintenance and repairs that do not add materially to the value of the asset nor appreciably prolong its useful life are charged to expense as incurred. Gains or losses on the disposal of property and equipment are included in the determination of income.

Depreciation of property and equipment and amortization of leasehold improvements are provided using the straight-line method over the following estimated useful lives:

Fixtures and equipment	3-7 years
Vehicles	5 years
Leasehold Improvements	39 years

Goodwill and Other Intangible Assets:
In June 2001, the Financial Accounting Standards Board (“FASB”) issued Statement No. 142 “Goodwill and Other Intangible Assets”. This statement addresses financial accounting and reporting for acquired goodwill and other intangible assets and supersedes APB opinion No. 17, “Intangible Assets”. It addresses how intangible assets that are acquired individually or with a group of other assets (but not those acquired in a business combination) should be accounted for in the financial statements upon their acquisition. This statement also addresses how goodwill and other

GIANT MOTORSPORTS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
MARCH 31, 2008 and 2007
(UNAUDITED)

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Goodwill and Other Intangible Assets (Continued):
intangible assets should be accounted for after they have been initially recognized in the financial statements. The Company, in its acquisitions, recognized $1,588,950 of goodwill and $100,000 of other intangible assets associated with a licensing sales agreement. The Company performs its annual impairment test for goodwill at year-end.

Gross Carrying
Amount

Goodwill	$1,588,950
Licensing Agreement	$100,000
TOTAL	$1,688,950

Income Taxes:
Income taxes are calculated using the liability method specified by Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes.”

At March 31, 2008, income taxes are provided for amounts currently due and deferred amounts arising from temporary differences between income for financial reporting and income tax purposes.

Advertising Costs:
Advertising costs are expensed when incurred. Charges to operations amounted to $532,584 and $495,506 for the three months ended March 31, 2008 and 2007, respectively.

Earnings Per Share of Common Stock:
Historical net income per share is computed using the weighted average number of shares of common shares outstanding. Diluted earnings per share (EPS) include additional dilution from common stock equivalents, such as stock issuable pursuant to the exercise of stock options and warrants. Common stock equivalents are not included in the computation of diluted earnings per share when the Company reports a loss because to do so would be anti-dilutive for the periods presented.

GIANT MOTORSPORTS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
MARCH 31, 2008 and 2007
(UNAUDITED)

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Earnings Per Share of Common Stock (Continued):
The following is a reconciliation of the computation for basic and diluted EPS:

	Three Months Ended
	March 31,	March 31,
	2008	2007

Net income (loss) attributed to common shares	$(629,001)	$(566,436)

Weighted-average common shares outstanding (Basic)	12,621,504	11,936,889

Weighted-average common stock equivalents:
Warrants	-	-
Options	-	-
Weighted-average common shares outstanding	12,651,504	11,936,889

The Company uses the intrinsic value method to account for warrants granted to executive officers, directors, key employees and advisors for the purchase of common stock. No compensation expense is recognized on the grant date, since at that date, the warrant price equals or is higher than the market price of the underlying common stock. The Company discloses the pro forma effect of accounting for stock warrants under the fair value method. The Company uses the fair value method to account for warrants granted to advisors for the purchase of common stock. There were 16,679,574 common stock equivalents available at March 31, 2008 and 2007.

Use of Estimates:
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE B - ACCOUNTS RECEIVABLE, NET

Accounts receivable consisted of receivables due from customers and dealers, manufacturers, employees, and finance companies for contracts in transit and is net of an allowance for doubtful accounts of $25,000 at March 31, 2008.

GIANT MOTORSPORTS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
MARCH 31, 2008 and 2007
(UNAUDITED)

NOTE C - INVENTORIES

Inventories consisted of vehicles and parts and accessories.

NOTE D - FIXED ASSETS

Fixed assets consisted of the following:

March 31,
2008

Fixtures and equipment	$2,133,344
Vehicles	422,917
Leasehold improvements	617,065
3,173,326
Less accumulated depreciation	1,614,311
NET FIXED ASSETS	$1,559,015

Depreciation expense charged to operations amounted to $108,653 and $109,487 for the three months ended March 31, 2008 and 2007, respectively.

NOTE E - NOTES PAYABLE - FLOOR PLANS

The Company has various floor plan financing agreements aggregating $23,354,779 at March 31, 2008. Interest is payable monthly and fluctuates with prime and varies based on the type of unit financed and the length of time the unit remains on the floor plan (ranging from 6.0% to 15.5% at March 31, 2008). Principle payments are due upon the sale of the specific unit financed. The floor plans are collateralized by substantially all corporate assets.

NOTE F - LONG-TERM DEBT

Long-term debt consisted of various notes aggregating $391,582 at March 31, 2008. This amount matures at various times ranging from 2008 to 2011, bearing interest at various rates ranging from 5% to 10% per year. The notes are collateralized by substantially all of the Company’s assets.

GIANT MOTORSPORTS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
MARCH 31, 2008 and 2007
(UNAUDITED)

NOTE F - LONG-TERM DEBT (CONTINUED)

The Company has a $250,000 revolving line of credit with a bank with an outstanding balance of $249,863 at March 31, 2008. The revolving line of credit has no stipulated repayment terms. This loan bears interest at prime plus one percent (6.25% at March 31, 2008) and is collateralized by substantially all of the Company’s assets.

The Company has two notes with HSK Funding each for $250,000. Each note bears interest at 15.5%. The notes are due in full on April 30, 2008. The total outstanding balance on these notes in the aggregate was $295,000 at March 31, 2008.

NOTE G - NOTES PAYABLE- OFFICERS

Notes payable to officers consisted of two promissory notes bearing interest at 6% per year. The loans are payable on demand anytime after October 26, 2007, and as such, have been classified as current liabilities. Interest charged to operations amounted to $2,434 and $-0- for the three months ended March 31, 2008 and 2007, respectively. The aggregate balance at March 31, 2008 was $312,435.

NOTE H - LEASES

The Company leases its Illinois subsidiary retail facility under a ten-year agreement with a ten-year renewal option. The agreement was signed and executed in April, 2005, and payments on the lease commenced in August 2005 at a monthly rent of $33,333 through May 2006 then increased to $40,000 per month from June 2006 through May 2007, $45,000 per month from June 2007 through May 2008, $46,667 from June 2008 through May 2009 and then increasing 3% annually for the remaining term of the lease. The Company is also liable for a proportionate share of expenses and taxes over a specified amount. The Company was granted a four (4) month rent holiday. Rent expense has been calculated using the straight-line basis over the lease term of ten (10) years to reflect the inclusion of the rent-free period.

The Company also leases office space at the Chicago location under a ten-year agreement with a ten-year renewal option. The payments on the lease commenced in August 2005 at a monthly amount of $15,295 through May 2007, then increasing to $15,754 per month from June 2007 through May 2008, $16,226 per month from June 2008 through May 2009 and then increasing 3% annually for the remaining term of the lease.

GIANT MOTORSPORTS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
MARCH 31, 2008 and 2007
(UNAUDITED)

NOTE H - LEASES (CONTINUED)

The following is a five-year summary of future minimum lease payments under operating leases that have initial or remaining noncancellable terms in excess of one year as of March 31, 2008:

Year Ending	Amount

2009	$1,037,967
2010	1,061,101
2011	1,084,294
2012	1,108,180
2013	1,132,787
$5,424,329

The Company also leased two (2) residential locations in Chicago under a month-to-month agreement. The amount charged to rent amounted to $13,800 and $7,950 for the three months ended March 31, 2008 and 2007, respectively.

NOTE I - INCOME TAXES

Income taxes (credit) consisted of the following:

	March 31,	March 31,
	2008	2007

Current	$(258,000)	$(247,100)
Deferred	0	(6,400)
	$(258,000)	$(253,500)

Income taxes paid amounted to $10,000 and $158,550 for the three months ended March 31, 2008 and 2007, respectively.

Deferred tax assets (liabilities) consisted of the following:

	March 31,	December 31,
	2008	2007
Deferred tax assets - current and long term:
Allowance for doubtful account and net operating loss carryforward	$280,000	$22,000

Deferred tax liabilities - long term	(426,200)	(38,250)
TOTALS	$(146,200)	$(16,250)

GIANT MOTORSPORTS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
MARCH 31, 2008 and 2007
(UNAUDITED)

NOTE J - RELATED PARTY TRANSACTIONS

The Company leases its Ohio subsidiary retail facility from a shareholder, who has personally guaranteed the debt on the building, under a five-year agreement with two five-year renewal terms. Charges to operations amounted to $72,000 for the three months ended March 31, 2008 and 2007.

NOTE K - PREFERRED STOCK

The Company has 5,000,000 shares of preferred stock authorized, with a par value of $.001 per share. Included in these 5,000,000 shares are 5,000 authorized shares of Series A Convertible Preferred Stock. On September 16, 2005, the Company issued 2,870 shares of Series A Convertible Preferred stock with a stated value of $1,000 per share to accredited investors in a private placement offering. Each share of Series A Convertible Preferred Stock is convertible into 2,000 shares of the Company’s common stock. However, the Company was not able to have its Registration Statement declared effective by the original due date and subsequently, each holder of the preferred shares were able to convert their shares at less than the agreed upon factor. This “triggering event” provided a discount on the conversion, and additional shares were provided to those shareholders who did not consent, and subsequently, converted their preferred Series A shares.

The Company also issued in the private placement (i) warrants allowing the investors to purchase up to 5,740,000 shares of the Company’s common stock, and (ii) an option allowing the placement agent to purchase 287 shares of Series A Convertible Preferred Stock, and warrants to purchase up to 574,000 shares of common stock.

The Company issued 495,665 and 421,379 shares of its common stock as a dividend to all Series A Preferred shareholders for the three-month period ending March 31, 2008 and 2007, respectively, in accordance with the placement offering provisions.

NOTE L - COMMON STOCK

The Company has 75,000,000 shares of $.001 par common stock authorized, with 12,948,316 and 12,452,651 issued and outstanding at March 31, 2008 and December 31, 2007, respectively.

The Company issued 495,665 and 421,379 shares of common stock for the three-month period ending March 31, 2008 and 2007, respectively, to holders of our Preferred Series A, in accordance with the placement offering provisions, as described above on NOTE K.

26,356,000 SHARES OF COMMON STOCK

AND

WARRANTS TO PURCHASE 6,314,000 SHARES OF COMMON STOCK

OF

GIANT MOTORSPORTS, INC.

1

PART II

INFORMATION NOT REQUIRED TO BE IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The expenses of the registration, all of which were paid by the Company, were as follows:

SEC Filing fee	$2,157.88

Accounting Fees and Expenses	$25,000.00
Legal Fees and Expenses including those of counsel to the Selling Shareholders	$54,000.00
Miscellaneous Expenses	$5,000.00

TOTAL	$86,157.88

Item 14.  Indemnification of Directors and Officers.

Section 78.138(7) of the Nevada Revised Statutes states that, unless a corporation's Articles of Incorporation provide differently, the directors and officers of a Nevada corporation are not individually liable to the corporation, its shareholders or its creditors for any damages resulting from the director's or officer's act or failure to act, unless it is proven that: (i) the director's or officer's act or failure to act constituted a breach of his or her fiduciary duties; and (ii) his or her breach of those duties involved intentional misconduct, fraud or a knowing violation of law. Our Articles contain a provision eliminating our directors' and officers' liability to us and to our shareholders (a) for acts or omissions that involve intentional misconduct, fraud or a knowing violation of law or (b) for the payment of dividends or other distributions in violation of the Nevada Revised Statutes.

Section 78.7502 of the Nevada Revised Statutes requires a corporation to indemnify a director or officer who has been successful on the merits or otherwise in defense of any proceeding to which he or she is made a party by reason of his or her service as a director or officer. Nevada law permits a corporation to indemnify its present and former directors and officers, among others, against judgments, fines, settlements and reasonable expenses (including attorneys' fees) actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service as directors or officers (including a proceeding brought by or in the right of the corporation), but only if: (i) their liability is not the result of a breach of fiduciary duties involving intentional misconduct, fraud or a knowing violation of law or (ii) they acted in good faith and in a manner which they reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A Nevada corporation may not indemnify directors or officers for final, non-appealable, adverse judgments in a suit by or in the right of the corporation unless a court order determines that indemnification would be fair and reasonable, but then only for expenses.

In addition, Section 78.751 of the Nevada Revised Statutes permits a corporation, if provided in its Articles of Incorporation or By-laws, to advance reasonable expenses to a director or officer before a final disposition of a proceeding, but only upon the corporation's receipt of a written undertaking by or on behalf of the director or officer to repay the amount paid or reimbursed by the corporation if it is ultimately determined that he or she was not entitled to indemnification.

Our Articles provide for the indemnification of any person entitled to indemnification pursuant to the Nevada Revised Statutes, to the fullest extent permitted thereunder.

The Company does not currently maintain director and officer liability insurance, as permitted by the Nevada Revised Statutes. The Company has agreed with the placement agent in the September 2005 Private Placement to obtain and maintain a liability insurance policy affording coverage for the acts of its officers and directors in an amount not less than $1,500,000, on or around the date that any designee of said placement agent commences serving on the board of directors.

1

Each Selling Shareholder has agreed to indemnify the Company against certain liabilities incurred in connection with this offering as the result of claims made under the Securities Act of 1933, the Securities Exchange Act of 1934 or state law.

Item 15. Recent Sales of Unregistered Securities

In September 2005, the Company sold to accredited investors in a private placement offering (the "September 2005 Private Placement"), 2,870 shares of its newly-designated Series A Convertible Preferred Stock, stated value $1,000 per share (the "Series A Shares"), and common stock purchase warrants (the "Series A Warrants") to purchase up to of 5,740,000 shares of the Company's Common Stock, resulting in the receipt by the Company of $2,870,000 of gross proceeds. In connection with HCFP/Brenner Securities LLC's acting as placement agent in the September 2005 Private Placement, the Company paid it commissions of $229,600 and a nonaccountable expense allowance of $57,400. Additionally, the Company issued the placement agent an option to purchase 287 Series A Shares and Series A Warrants to purchase up to 574,000 shares of Common Stock. After deduction of all offering expenses, including the placement agent's commissions and nonaccountable expense allowance, the Company received net proceeds of $2,485,163. The securities sold by the Company in the September 2005 Private Placement were exempt from registration under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to the provisions of Section 4(2) of the Securities Act and Regulation D promulgated thereunder. Sales of these securities were made pursuant to the provisions of Rule 506 of Regulation D which provides for an exemption from registration under the Securities Act of 1933, for sales of securities to no more than 35 "accredited investors" (as such term is defined in Rule 501 of Regulation D). Based on the information provided by the investors in the September 2005 Private Placement in their subscription documents, the Company sold securities to 15 accredited investors in compliance with the provisions of Regulation D and filed a Form D with the Securities and Exchange Commission reporting this sale.

Item 16. Exhibits

2.1	Stock Purchase and Reorganization Agreement dated as of December 30, 2003 (1).

2.2	Repurchase Agreement dated December 30, 2003 (1).

2.3	Stock Purchase Agreement dated as of December 30, 2003 (1).

2.4	Share Purchase Agreement dated as of December 30, 2003 (1).

2.5	Asset Purchase Agreement dated April 2004 (Exhibit 2.1) (2).

3.1	Restated Articles of Incorporation of Giant Motorsports, Inc. (3).

3.2	Bylaws of Giant Motorsports, Inc. (4).

4.1	Form of Warrant for 1,000,000 shares of common stock dated January 20, 2004 (1).

4.2	Form of Warrant for 100,000 shares of common stock dated April 19, 2004 (5).

4.3	Stock Option Agreement with Russell A. Haehn (1,000,000 shares) (Exhibit 4.2) (6).

4.4	Stock Option Agreement with Gregory A. Haehn (500,000 shares) (Exhibit 4.3) (6).

2

4.5	Certificate of Designation of Series A Convertible Preferred Stock (Exhibit 99.1) (7).

4.6	Form of Investor Warrant (September 2005 Private Placement) (Exhibit 99.2) (7).

4.7	Form of Purchase Option (September 2005 Private Placement) (Exhibit 99.3) (7).

4.8	Registration Rights Agreement (September 2005 Private Placement (Exhibit 99.4) (7).

4.9	Specimen stock certificate for shares of common stock (8).

4.10	Specimen stock certificate for Series A Shares (8).

4.11	Specimen Warrant Certificate (9).

4.12	Form of Warrant Agreement between Olde Monmouth Stock Transfer Co., Inc. and the Company (9).

5.1	Opinion of Gusrae, Kaplan, Bruno & Nusbaum, PLLC.*

10.1	Agency Agreement between Giant Motorsports, Inc. and HCPF/Brenner Securities LLC dated September 9, 2005 (7).

10.2	Lease dated October 1, 2006, effective January 1, 2007, between Russell A. Haehn d/b/a Marck's Real Estate and W.W. Cycles, Inc. (10)

20.1	Secured Promissory Note dated April 2004 in the principal amount of $1,675,000 (2).

20.2	Commercial Security Agreement dated April 2004 (2).

20.3	Management Agreement between King's Motorsports Inc. d/b/a Chicago Cycle and Giant Motorsports, Inc. dated April 2004. (2)

21	Subsidiaries. (11)

23.1	Consent of Bagell, Josephs, Levine & Company, LLC.**

23.4	Consent of Gusrae, Kaplan, Bruno & Nusbaum, PLLC, included in the opinion filed as Exhibit 5.1

* Previously filed
** Filed herewith

(1) Filed as an exhibit to the Form 8-K filed January 23, 2004 and incorporated herein by reference.

(2) Filed as an exhibit to the Form 8-K filed May 11, 2004 and incorporated herein by reference.

(3) Filed as an exhibit to the Definitive Schedule 14C filed March 15, 2004 and incorporated herein by reference.

(4) Filed as an exhibit to the Form 10-KSB filed April 15, 2005 and incorporated herein by reference.

3

(5) Filed as an exhibit to the Form 8-K filed on April 21, 2004 and incorporated herein by reference.

(6) Filed as an exhibit to the Form 8-K filed on August 18, 2004 and incorporated herein by reference.

(7) Filed as an exhibit to the Form 8-K filed on September 22, 2005 and incorporated herein by reference.

(8) Filed as an exhibit to the Registration Statement on Form S1/A filed on January 12, 2006 and incorporated herein by reference.

(9) Filed as an exhibit to the Registration Statement on Form 8-A filed on January 19, 2006 and incorporated herein by reference.

(10) Filed as an exhibit to the Form 10-K filed April 12, 2007 and incorporated herein by reference.

(11) Filed as an exhibit to the Form 10-K dated April 15, 2008 and incorporated herein by reference.

Item 17.  Undertakings

(a) The undersigned registrant hereby undertakes:

   (1) To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration" table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided however, That:

(A) Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the Registration Statement is on Form S-8 (ss.239.16b of this chapter), and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in the Registration Statement; and

(B) Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the Registration Statement is on Form S-3 (ss.239.13 of this chapter) or Form F-3 (ss.239.33 of this chapter) and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) (ss.230.424(b) of this chapter) that is part of the Registration Statement.

 (C) Provided further, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is for an offering of asset-backed securities on Form S-1 (ss.239.11 of this chapter) on Form S-3 (ss.239.13 of this chapter), and the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB (ss.229.1100(c)).

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(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) If the registrant is a foreign private issuer, to file a post-effective amendment to the Registration Statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and the information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is relying on Rule 430B (ss.230.430B of this chapter):

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3)shall be deemed to be part of the Registration Statement as of the date the filed prospectus was deemed part of and included in the Registration Statement; and

(B) Each prospectus required to be filed pursuant to Rule 4243(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the Registration Statement relating to the securities in the Registration Statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such effective date; or

(ii) If the registrant is subject to Rule 430C (ss.230.430C of this chapter), each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than Registration Statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (ss.230.430A of this chapter), shall be deemed to be part of and included in the Registration Statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a Registration Statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such date of first use.

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   (6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (ss.230.424 of this chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment to a Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Salem, State of Ohio, on June 17, 2008.

GIANT MOTORSPORTS, INC.

By:	/s/ Russell A. Haehn
Russell A. Haehn, Chairman and
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated. Each person whose signature to the Registration Statement appears below hereby appoints Gregory A. Haehn, as such person's attorney-in-fact with full power to act alone, with full power of substitution or resubstitution, for such person and in such person's name, place and stead, in any and all capacities to sign on such person's behalf, individually and in the capacities stated below, and to file any and all amendments and post-effective amendments to this Registration Statement, which amendment or amendments may make such changes and additions as such attorney-in-fact may deem necessary or appropriate.

Name	Office	Date

/s/ Russell A. Haehn	Chairman, Chief Executive	June 17, 2008
Russell A. Haehn	Officer and Director
(Principal Executive Officer)

/s/ Gregory A. Haehn	President, Chief	June 17, 2008
Gregory A. Haehn	Operating Officer and Director
(Principal Financial and Accounting Officer)

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